   As filed with the Securities and Exchange Commission on January 27, 1999
                                                      Registration No. 333-70709



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                 AMENDMENT NO. 1
                                       TO

                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                          ALLIED WASTE INDUSTRIES, INC.
                        ALLIED WASTE NORTH AMERICA, INC.
          SUBSIDIARY GUARANTORS LISTED ON SCHEDULES A THROUGH Y HERETO
             (Exact name of registrant as specified in its charter)

    ALLIED WASTE INDUSTRIES, INC.             ALLIED WASTE NORTH AMERICA, INC.
              DELAWARE                                    DELAWARE
    (STATE OR OTHER JURISDICTION                (STATE OR OTHER JURISDICTION
   OF INCORPORATION OR ORGANIZATION)          OF INCORPORATION OR ORGANIZATION)
             88-0228636                                   86-0843596
 (I.R.S. EMPLOYER IDENTIFICATION NO.)       (I.R.S. EMPLOYER IDENTIFICATION NO.)

                                      4953
                   (Primary Standard Industrial Classification
                                  Code Number)


                   15880 NORTH GREENWAY-HAYDEN LOOP, SUITE 100
                            SCOTTSDALE, ARIZONA 85260
                                 (602) 423-2946
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)


                                HENRY L. HIRVELA
                             CHIEF FINANCIAL OFFICER
                          ALLIED WASTE INDUSTRIES, INC.
                   15880 NORTH GREENWAY-HAYDEN LOOP, SUITE 100
                            SCOTTSDALE, ARIZONA 85260
                                 (602) 423-2946
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:
                                DAVID GOLAY, ESQ.
                    FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
                               ONE NEW YORK PLAZA
                            NEW YORK, NEW YORK 10004
                                 (212) 859-8000


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED EXCHANGE OFFER: As soon as practicable after the effective date of this Registration Statement.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
   TITLE OF EACH CLASS OF SECURITIES                            PROPOSED MAXIMUM     PROPOSED MAXIMUM
           TO BE REGISTERED                  AMOUNT TO BE        OFFERING PRICE     AGGREGATE OFFERING    AMOUNT OF REGISTRATION
                                              REGISTERED           PER NOTE(1)           PRICE(1)                FEE(1)(3)
-----------------------------------------------------------------------------------------------------------------------------------
7 3/8% Series B Senior Notes due 2004        $  225,000,000           100%             $  225,000,000             $  62,550
-----------------------------------------------------------------------------------------------------------------------------------
7 5/8% Series B Senior Notes due 2006        $  600,000,000           100%             $  600,000,000             $ 166,800
-----------------------------------------------------------------------------------------------------------------------------------
7 7/8% Series B Senior Notes due 2009        $  875,000,000           100%             $  875,000,000             $ 243,250
-----------------------------------------------------------------------------------------------------------------------------------
Guarantees.........................                    --            --                          --                   None(2)
-----------------------------------------------------------------------------------------------------------------------------------
       Total.......................          $1,700,000,000           100%             $1,700,000,000             $ 472,600(1)(3)
-----------------------------------------------------------------------------------------------------------------------------------



(footnotes continued on next page)    -

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended (the "Securities Act").

(2)      Pursuant to Rule 457(n) under the Securities Act.


(3)      Previously paid.


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                                   SCHEDULE A
                              SUBSIDIARY GUARANTORS

                                A-1 Service, Inc.
                            Aaro Waste Paper Company
                              Able Sanitation, Inc.
                              Adrian Landfill, Inc.
                              ADS of Illinois, Inc.
                            Affordable Dumpsters, Inc
                        Alabama Recycling Services, Inc.
                         Alaska Street Associates, Inc.
                              Allied Cartage, Inc.
                     Allied Waste Industries (Arizona), Inc.
                        Allied Waste of California, Inc.
                       Allied Waste Rural Sanitation, Inc.
                        Allied Waste Systems (Ohio) Inc.
                        Allied Waste Systems (Texas) Inc.
                                  Americal Co.
                 American Disposal Services of New Jersey, Inc.
                American Disposal Services of West Virginia, Inc.
              American Disposal Transfer Services of Illinois, Inc.
                         American Transfer Company, Inc.
                      Apache Junction Landfill Corporation
                               Area Disposal, Inc.
                           B & L Waste Handling, Inc.
                            Belleville Landfill, Inc.
                         Better Disposal Services, Inc.
                             Borrego Landfill, Inc.
                              Bowers Phase II, Inc.
                      Brickyard Disposal & Recycling, Inc.
                                CC Landfill, Inc.
                                   CCAI, Inc.
                          CDF Consolidated Corporation
                              Celina Landfill, Inc.
                         Central Sanitary Landfill, Inc.
                  Chambers Development of North Carolina, Inc.
                             Champion Recycling, Inc
                  Charter Evaporation Resource Recovery Systems
                           Cherokee Run Landfill, Inc.
                             Chicago Disposal, Inc.
                             Citizens Disposal, Inc.
                            City-Star Services, Inc.
                            Clarkston Disposal, Inc.
                              Clinton Disposal Co.
                         Community Refuse Disposal, Inc.
                             Container Service, Inc.
                          County Disposal (Ohio), Inc.
                              County Landfill, Inc.
                                    CRX, Inc.
                           D & D Garage Services, Inc.
                           Delta Container Corporation
                              Delta Paper Stock Co.
                         Denver Regional Landfill, Inc.
                            Dinverno Recycling, Inc.
                                 Dinverno, Inc.
                         Dopheide Sanitary Service, Inc.
                            Draw Enterprises II, Inc.
                       Draw Enterprises Real Estate, Inc.
                          Duncan Disposal Service, Inc.
                         Eagle Industries Leasing, Inc.
                         East Coast Waste Systems, Inc.
                   ECDC Environmental of Humbolt County, Inc.
                               ECDC Holdings, Inc.
                            Elmhurst Disposal Company
                              Enviro Carting, Inc.
                             Enviro Recycling Corp.
                      Environmental Development Corporation
                        Environmental Reclamation Company
                                Environtech, Inc.
                        Evergreen Scavenger Service, Inc.
                                  Forward, Inc.
                         Fred Barbara Trucking Co., Inc.
                           G. Van Dyken Disposal Inc.
                             Garofalo Brothers, Inc.
                Garofalo Recycling and Transfer Station Co., Inc.
                          Gary Recycling Services, Inc.
                          General Refuse Rolloff Corp.
                        Georgia Recycling Services, Inc.
                          Golden Eagle Disposals, Inc.
                           Golden Waste Disposal, Inc.
                       Great Lakes Disposal Service, Inc.
                     Great Midwestern Recovery Systems, Inc.
                        Harland's Sanitary Landfill, Inc.
                         Hawkeye Disposal Services, Inc.
                          Illinois Bulk Handlers, Inc.

                             Illinois Landfill, Inc.
                        Illinois Recycling Services, Inc.
                          Independent Trucking Company
                    Indiana Recycling Services, Incorporated
                      Industrial Services of Illinois, Inc.
                           Ingrum Waste Disposal, Inc.
                            Joe Di Rese & Sons, Inc.
                         Lake Shore Distributions, Inc.
                     Lathrop Sunrise Sanitation Corporation
                            Lee County Landfill, Inc.
                               Loop Express, Inc.
                              Loop Recycling, Inc.
                           Loop Transfer, Incorporated
                 Louis Pinto & Son, Inc., Sanitation Contractors
                              MCM Sanitation, Inc.
                            Manumit of Florida, Inc.
                         Medical Disposal Services, Inc.
                           Metropolitan Disposal, Inc.
                         Mississippi Waste Paper Company
                              MJS Associates, Inc.
                             Monarch Disposal, Inc.
                        Nimishillen Industrial Park, Inc.
                            Northwest Recycling, Inc.
                        Oakland Heights Development, Inc.
                              Oklahoma Refuse, Inc.
                               Otay Landfill, Inc.
                          Ottawa County Landfill, Inc.
                         Palomar Transfer Station, Inc.
                                  Packman, Inc.
                               Paper Fibers, Inc.
                         Pittsburg County Landfill, Inc.
                         Price & Sons Recycling Company
                                   R. 18, Inc.
                          R.C. Miller Enterprises, Inc.
                        R.C. Miller Refuse Service, Inc.
                          Rabanco Intermodal/B.C., Inc.
                             Rabanco Recycling, Inc.
                        Rabanco Regional Landfill Company
                                  Rabanco, Ltd.
                              Ramona Landfill, Inc.
                                    RCS, Inc.
                           Recycling Associates, Inc.
                         Reliable Rubbish Disposal, Inc.
                             Resource Recovery, Inc.
                            Ridgeline Trucking, Inc.
                        Ross Bros. Waste & Recycling Co.
                              Roxana Landfill, Inc.
                              Royal Holdings, Inc.
                Rural Sanitation Service, Inc. of North Carolina
                                   S & L, Inc.
                            S & S Environmental, Inc.
                             San Marcos NCRRF, Inc.
                         Sanitary Disposal Service, Inc.
                                 Sanitran, Inc.
                              Saugus Disposal, Inc.
                          Sauk Trail Development, Inc.
                             Selas Enterprises Ltd.
                            Shred-All Recycling, Inc.
                     South Chicago Disposal, Inc. of Indiana
                              Southwest Waste, Inc.
                                   SSWI, Inc.
                   Standard Disposal Services of Florida, Inc.
                      Standard Environmental Services, Inc.
                              Standard Waste, Inc.
                          Stark Recycling Center, Inc.
                    Stewart Trash & Recycling Services, Inc.
                          Streator Area Landfill, Inc.
                             Suburban Transfer, Inc.
                            Suburban Warehouse, Inc.
                        Sunrise Sanitation Service, Inc.
                              Sunset Disposal, Inc.
                         Sunset Disposal Services, Inc.
                             Sycamore Landfill, Inc.
                              T & G Container, Inc.
                          Tates Transfer Systems, Inc.
                      Tom Luciano's Disposal Service, Inc.
                           Top Disposal Service, Inc.
                       Tri-State Recycling Services, Inc.
                Tri-State Refuse Equipment Sales & Service, Inc.
                             Turnpike Leasing, Inc.
                           United Waste Control Corp.
                 United Waste Systems of Central Michigan, Inc.
                     Upper Rock Island County Landfill, Inc.
                           USA Waste of Illinois, Inc.
                          Vining Disposal Service, Inc.
                       Vinnie Monte's Waste Systems, Inc.

                             Waste Associates, Inc.
                         Waste Reclaiming Services, Inc.
                         Wayne County Landfill IL, Inc.
                         Williams County Landfill, Inc.
                             WJR Environmental, Inc.
                          World Sanitation Corporation


                                   SCHEDULE B
                              SUBSIDIARY GUARANTORS

                                   AAWI, Inc.
                                    ADS, Inc.
                      Allied Acquisition Pennsylvania, Inc.
                          Allied Acquisition Two, Inc.
                           Allied Waste Company, Inc.
                    Allied Waste Industries of New York, Inc.
                      Allied Waste Landfill Holdings, Inc.
                        Allied Waste of Long Island, Inc.
                        Allied Waste Services, Inc. (MA)
                     Allied Waste Systems, Inc. (Del. corp.)
                        Allied Waste Transportation, Inc.
                        American Disposal Services, Inc.
                  American Disposal Services of Illinois, Inc.
                   American Disposal Services of Kansas, Inc.
                  American Disposal Services of Missouri, Inc.
                                 Autoshred, Inc.
                              AWIN Management, Inc.
                              County Disposal, Inc.
                              Cousins Carting Corp.
                          Liberty Waste Holdings, Inc.
                               Nationswaste, Inc.
                        Northeast Sanitary Landfill, Inc.
                Organized Sanitary Collectors and Recyclers, Inc.
                   Oscar's Collection Systems of Fremont, Inc.
                           Pinal County Landfill Corp.
                              S & S Recycling, Inc.
                        Standard Disposal Services, Inc.
                               Tricil (N.Y.), Inc.
                                 Wastehaul, Inc.

                                   SCHEDULE C

                              SUBSIDIARY GUARANTORS

                       Allied Waste Systems Holdings, Inc.

                                   SCHEDULE D
                              SUBSIDIARY GUARANTORS

                        Draw Acquisition Company Eighteen
                      Draw Acquisition Company Twenty Three
                       Draw Acquisition Company Twenty Two

                                   SCHEDULE E
                              SUBSIDIARY GUARANTORS

                            Allied Nova Scotia, Inc.

                                   SCHEDULE F
                              SUBSIDIARY GUARANTORS

                           AWIN Leasing Company, Inc.

                                   SCHEDULE G
                              SUBSIDIARY GUARANTORS

                         Allied Waste of New Jersey, LLC
                         Anderson Regional Landfill, LLC
                          Anson County Landfill NC, LLC
                             Bridgeton Landfill, LLC
                    Brunswick Waste Management Facility, LLC
                           Butler County Landfill, LLC
                          Ellis Scott Landfill MO, LLC
                          Great Plains Landfill OK, LLC
                          Jefferson City Landfill, LLC
                           Lee County Landfill SC, LLC
                              Lemons Landfill, LLC
                             Northeast Landfill, LLC
                           Pinecrest Landfill OK, LLC
                              Show-Me Landfill, LLC
                             Southeast Landfill, LLC

                                   SCHEDULE H
                              SUBSIDIARY GUARANTORS

                          Consolidated Processing, Inc.

                                   SCHEDULE I
                              SUBSIDIARY GUARANTORS

                             Camelot Landfill TX, LP
                             Crow Landfill TX, L.P.
                         Ellis County Landfill TX, L.P.
                           Fort Worth Landfill TX, LP
                                Mars Road TX, LP
                            Mesquite Landfill TX, LP
                          Pleasant Oaks Landfill TX, LP
                         Pine Hill Farms Landfill TX, LP
                          Turkey Creek Landfill TX, LP

                                   SCHEDULE J
                              SUBSIDIARY GUARANTORS

                       Allied Gas Recovery Systems, L.L.C.

                                   SCHEDULE K
                              SUBSIDIARY GUARANTORS

                         AWIN I Acquisition Corporation

                                   SCHEDULE L
                              SUBSIDIARY GUARANTORS

                        County Line Landfill Partnership
                          Illiana Disposal Partnership
                          Key Waste Indiana Partnership
                       Newton County Landfill Partnership

                                   SCHEDULE M
                              SUBSIDIARY GUARANTORS

                              Allied Services, LLC

                                   SCHEDULE N
                              SUBSIDIARY GUARANTORS

                             D & L Disposal, L.L.C.
                            Envotech-Illinois, L.L.C.
                    Liberty Waste Services of McCook, L.L.C.

                                   SCHEDULE O
                              SUBSIDIARY GUARANTORS

                       Draw Enterprises Real Estate, L.P.

                                   SCHEDULE P
                              SUBSIDIARY GUARANTORS

                       Evergreen Scavenger Service, L.L.C.
                   Liberty Waste Services of Illinois, L.L.C.
                         Packerton Land Company, L.L.C.

                                   SCHEDULE Q
                              SUBSIDIARY GUARANTORS

                     Liberty Waste Services Limited, L.L.C.

                                   SCHEDULE R
                              SUBSIDIARY GUARANTORS

                              Paper Fibres Company

                                   SCHEDULE S
                              SUBSIDIARY GUARANTORS

                          Tri-State Refuse Corporation
                               Mesa Disposal, Inc.
                              Refuse Service, Inc.

                                   SCHEDULE T
                              SUBSIDIARY GUARANTORS

                            ECDC Environmental, L.C.

                                   SCHEDULE U
                              SUBSIDIARY GUARANTORS

                         Oklahoma City Landfill, L.L.C.

                                   SCHEDULE V
                             SUBSIDIARY GUARANTORS

                               Rabanco Companies

                                   SCHEDULE W
                             SUBSIDIARY GUARANTORS

                                U.S. Disposal II

                                   SCHEDULE X
                             SUBSIDIARY GUARANTORS

                               Recycle Seattle II

                                   SCHEDULE Y
                             SUBSIDIARY GUARANTORS

                           Regional Disposal Company

PROSPECTUS


                                    OFFER FOR
              ALL OUTSTANDING 7 3/8% SERIES A SENIOR NOTES DUE 2004
                                 IN EXCHANGE FOR
                      7 3/8% SERIES B SENIOR NOTES DUE 2004

              ALL OUTSTANDING 7 5/8% SERIES A SENIOR NOTES DUE 2006
                                 IN EXCHANGE FOR
                      7 5/8% SERIES B SENIOR NOTES DUE 2006

              ALL OUTSTANDING 7 7/8% SERIES A SENIOR NOTES DUE 2009
                                 IN EXCHANGE FOR
                      7 7/8% SERIES B SENIOR NOTES DUE 2009

                                       OF
                        ALLIED WASTE NORTH AMERICA, INC.
                  THIS EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,

                   NEW YORK CITY TIME, ON FEBRUARY 26, 1999.


THE REGISTERED NOTES

- The terms of each of the Series B Senior Notes to be issued are substantially identical to each of the outstanding Series A Senior Notes that we issued on December 23, 1998, except for certain transfer restrictions, registration rights and special interest provisions relating to the outstanding Series A Senior Notes. Sometimes, we will refer to the Series A Senior Notes and the Series B Senior Notes together in this Prospectus as the Senior Notes. We also refer to the Series B Senior Notes exchanged in the exchange offer as the Exchange Notes.

- Interest on the Senior Notes is payable semi-annually in arrears on each January 1 and July 1, commencing July 1, 1999.

- The Senior Notes are senior, unsecured obligations of the Company and will rank equally to each other, and to all our existing and future senior unsecured indebtedness and will rank senior in right of payment to all our existing and future subordinated indebtedness. The Senior Notes are guaranteed on a senior unsecured basis by Allied Waste Industries, Inc. ("Allied"), a Delaware corporation of which we are a direct wholly-owned subsidiary, and, so long as our senior credit facility is similarly guaranteed, by substantially all of our direct and indirect subsidiaries. However, the Senior Notes will be effectively subordinated to all of our secured indebtedness, including outstanding indebtedness under our senior credit facility to the extent of the assets securing such indebtedness.

MATERIAL TERMS OF THE EXCHANGE OFFER


- Expires at 5:00 p.m., New York City time, on February 26, 1999, unless extended.


- Not subject to any condition other than that the Exchange Offer not violate applicable law or any applicable interpretation of the Staff of the Securities and Exchange Commission.

- All outstanding Series A Senior Notes that are validly tendered and not validly withdrawn will be exchanged for an equal principal amount of Series B Senior Notes which are registered under the Securities Act of 1933, as amended.

- The exchange of Senior Notes will not be a taxable exchange for the U.S. federal income tax purposes.

-        We will not receive any proceeds from the Exchange Offer.

- Tenders of outstanding Series A Senior Notes may be withdrawn at any time prior to the expiration of the Exchange Offer.


 CONSIDER CAREFULLY THE "RISK FACTORS" BEGINNING ON PAGE 14 OF THIS PROSPECTUS.


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
        COMMISSION HAS APPROVED THE SENIOR NOTES TO BE DISTRIBUTED IN THE
         EXCHANGE OFFER, NOR HAVE ANY OF THESE ORGANIZATIONS DETERMINED
                THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                THE DATE OF THIS PROSPECTUS IS JANUARY 27, 1999.

                                TABLE OF CONTENTS

                                                                                                       Page
                                                                                                       ----
Where You Can Find More Information..........................................................             3
Incorporation of Certain Documents by Reference..............................................             3
Forward-Looking Statements...................................................................             4
Prospectus Summary...........................................................................             5
  The Exchange Offer.........................................................................             5
  The Company................................................................................             5
  Summary of the Terms of the Exchange Offer.................................................             6
  Consequences of Not Exchanging Old Senior Notes............................................            10
  Summary Description of the New Senior Notes................................................            10
Risk Factors.................................................................................            14
Selected Financial Data......................................................................            23
The Exchange Offer...........................................................................            25
Certain Indebtedness.........................................................................            33
Description of the New Senior Notes..........................................................            35
Certain United States Federal Income Tax Consequences........................................            69
Plan of Distribution.........................................................................            73
Validity of the New Senior Notes.............................................................            73
Experts......................................................................................            73



NO DEALER, SALESPERSON, OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH AN OFFER TO SELL OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                       WHERE YOU CAN FIND MORE INFORMATION

         Allied is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance with these rules, we file annual, quarterly and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy the reports and other information that we file with the SEC at the SEC's public reference facilities at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain information about Allied and the Company from the following regional offices of the SEC:
Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60601-2511. Copies of these materials also can be obtained from the Public Reference Section of the SEC, Washington, D.C. 20549 at prescribed rates. Our filings with the SEC are also available to the public on the SEC's home page on the Internet at http://www.sec.gov.

         We have filed with the SEC a Registration Statement on Form S-4 (the "Registration Statement") with respect to our 7 3/8% Series B Senior Notes due 2004, 7 5/8% Series B Senior Notes due 2006 and 7 7/8% Series B Senior Notes due 2009. This Prospectus, which is a part of the Registration Statement, omits certain information included in the Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, we refer you to such exhibit for a more complete description of the matter involved, and each such statement is deemed qualified in its entirety to such reference.

         The indenture governing the outstanding Senior Notes provides that we will furnish to the holders of the Senior Notes copies of the periodic reports required to be filed by Allied or us with the SEC under the Exchange Act. Even if neither Allied nor us is subject to the periodic reporting and informational requirements of the Exchange Act, Allied or we will make such filings to the extent that such filings are accepted by the SEC. Allied or we will make these filings regardless of whether we have a class of securities registered under the Exchange Act. Furthermore, we will provide the Trustee for the Senior Notes within 15 days after such filings with annual reports containing the information required to be contained in Form 10-K, and quarterly reports containing the information required to be contained in Form 10-Q promulgated by the Exchange Act. From time to time, Allied or we will also provide such other information as is required to be contained in Form 8-K promulgated by the Exchange Act. If the filing of such information is not accepted by the SEC or is prohibited by the Exchange Act, we will then provide promptly upon written request copies of such reports to prospective purchasers of the Senior Notes.



                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         We hereby incorporate by reference into this Prospectus the following documents or information filed with the SEC (File No. 000-19285):

         (a) Allied's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (the "1997 10-K"), filed with the SEC on March 31, 1998, as amended by the Form 8-K/A filed on August 28, 1998 and as supplemented by the Form 8-K, dated October 29, 1998 filed with the SEC.

         (b) Allied's Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 1998, filed with the SEC on May 14, 1998, the quarter ended June 30, 1998, filed with the SEC on August 14, 1998 and the quarter ended September 30, 1998 filed with the SEC on November 16, 1998.

         (c) Allied's Current Reports on Form 8-K filed on May 18, 1998, August 21, 1998, August 28, 1998, October 29, 1998, October 30, 1998, November 25, 1998, December 7, 1998, December 8,
                  1998 and December 28, 1998, respectively.

         (d)      Allied's Proxy Statement filed April 29, 1998.

         (e) all documents filed by Allied pursuant to Section 13 (a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Registration Statement of which this Prospectus is part and prior to the effectiveness thereof or subsequent to the date of this Prospectus and prior to the termination of the offering made hereby.

         Any statement contained herein, or in any documents incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purpose of this Prospectus to the extent that a subsequent statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. These documents are available without charge upon written or oral request from Henry L. Hirvela, Chief Financial Officer of Allied at Allied's principal executive offices located at 15880 North Greenway-Hayden Loop, Suite 100, Scottsdale, Arizona 85260, telephone number
(602) 423-2946.

         This Exchange Offer is not being made to, nor will we accept surrenders for exchange from, holders of outstanding Senior Notes in any jurisdiction in which this Exchange Offer or the acceptance thereof would not be in compliance with the Securities or Blue Sky laws of such jurisdiction.



                           FORWARD-LOOKING STATEMENTS

         This Prospectus contains both historical and forward-looking statements. These forward-looking statements are not historical facts, but only predictions and generally can be identified by use of statements that include phrases such as "believe," "expect," "anticipate," "intend," "plan," "foresee" or other words or phrases of similar import. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. Our operations are subject to certain risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement. You are urged to consider these factors carefully in evaluating the forward-looking statements, including the factors described below under "Risk Factors." The forward-looking statements included herein are made only as of the date of this Prospectus and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. We cannot assure you that projected results or events will be achieved.

                               PROSPECTUS SUMMARY

         This summary highlights selected information from this Prospectus, but does not contain all information that may be important to you. This Prospectus includes or incorporates by reference specific terms of the Exchange Offer, as well as information regarding our business and detailed financial data. We encourage you to read the detailed information and financial statements appearing elsewhere or incorporated by reference in this Prospectus. Except if the context requires otherwise, references in this Prospectus to (1) "we," "us," "our," "AWNA" or "Company" refer to Allied Waste North America, Inc., a wholly owned subsidiary of Allied Waste Industries, Inc., and its direct and indirect subsidiaries; and (2) "Allied" is to Allied Waste Industries, Inc., and its direct and indirect subsidiaries on a consolidated basis, including AWNA. The term "Old Senior Notes" refers to the 7 3/8% Series A Senior Notes due 2004, the 7 5/8% Series A Senior Notes due 2006 and the 7 7/8% Series A Senior Notes due 2009 that were issued on December 23, 1998. The term "New Senior Notes" refers to the 7 3/8% Series B Senior Notes due 2004, the 7 5/8% Series B Senior Notes due 2006 and the 7 7/8% Series B Senior Notes due 2009 offered pursuant to this Prospectus. The term "Senior Notes" refers to the Old Senior Notes and the New Senior Notes collectively.


                               THE EXCHANGE OFFER


         We completed on December 23, 1998 the private offering of an aggregate of $1,700,000,000 of Senior Notes consisting of $225,000,000 7 3/8% Senior Notes due 2004, $600,000,000 7 5/8% Senior Notes due 2006 and $875,000,000 7 7/8%
Senior Notes due 2009. We entered into registration rights agreements with the initial purchasers in the private offering in which we agreed, among other things, to deliver to you this Prospectus and to complete the Exchange Offer within 180 days of the issuance of the Old Senior Notes. You are entitled to exchange in the Exchange Offer your outstanding Old Senior Notes for registered New Senior Notes with substantially identical terms. If the Exchange Offer is not completed by July 5, 1999, then special interest, in addition to the base interest that would otherwise accrue on the Senior Notes, shall accrue at a per annum rate of 0.25% for the first 90 days after July 5, 1999, at a per annum rate of 0.50% for the second 90 days after July 5, 1999, at a per annum rate of 0.75% for the third 90 days after July 5, 1999 and after that, at a per annum rate of 1.0%. You should read the discussion under the headings "Summary -- Description of the New Senior Notes" and "Description of the New Senior Notes" for further information regarding the registered notes.


         We believe that the New Senior Notes issued in the Exchange Offer may be resold by you without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to certain conditions. You should read the discussion under the headings "--Summary of the Terms of Exchange Offer" and "The Exchange Offer" for further information regarding the Exchange Offer and resale of the Senior Notes.


                                   THE COMPANY

         Allied is a vertically integrated solid waste management company providing non-hazardous waste collection, transfer, recycling and disposal services to approximately 2.4 million residential, municipal and commercial customers located in 28 states primarily in the Midwest, Northeast, Southeast, Southwest and Northwest United States. Allied conducts its operations primarily through the Company and subsidiaries of the Company. As of November 30, 1998, we conducted our operations through 114 collection companies, 72 transfer stations, 26 recycling facilities and 72 landfills. The principal executive offices of Allied and the Company are located at 15880 North Greenway-Hayden Loop, Suite 100, Scottsdale, Arizona 85260, and the telephone number is (602) 423-2946.

BUSINESS STRATEGY

         The major components of our business strategy consist of:

         - operating vertically integrated non-hazardous solid waste services businesses with a high rate of waste internalization;

         - managing these businesses locally with a strong focus on operations;

         - maintaining a high rate of growth through acquisitions and internal growth in existing and selected new markets; and

         - maintaining the financial capacity, management capabilities and administrative systems and controls to support on-going operations and future growth.

                   SUMMARY OF THE TERMS OF THE EXCHANGE OFFER

         The Exchange Offer relates to the exchange of up to $1,700,000,000 aggregate principal amount of outstanding Old Senior Notes for an equal aggregate principal amount of New Senior Notes. The New Senior Notes will be obligations of the Company entitled to the benefits of the indenture governing the outstanding Senior Notes. The form and terms of the New Senior Notes are identical in all material respects to the form and terms of the outstanding Old Senior Notes except that the New Senior Notes have been registered under the Securities Act, and therefore are not entitled to the benefits of the registration rights granted under the registration rights agreements, executed as part of the offering of the outstanding Old Senior Notes, dated December 23, 1998 among the Company and the initial purchasers in the private offering, including Donaldson, Lufkin & Jenrette Securities Corporation, Goldman, Sachs & Co., Credit Suisse First Boston Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Bear Stearns & Co. Inc., BT Alex. Brown Incorporated, CIBC Oppenheimer Corp. and Salomon Smith Barney Inc., relating to certain contingent increases in the interest rates provided for pursuant thereto. As a result of this registration, the New Senior Notes will not bear legends restricting their transfer.


Registration Rights Agreements....................  You are entitled to exchange your Old Senior Notes for registered New Senior
                                                    Notes with substantially identical terms. The Exchange Offer is intended to satisfy these rights. After the Exchange Offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your Senior
                                                    Notes.
The Exchange Offer................................  We are offering to exchange $1,000 principal amount of the following New Senior
                                                    Notes which have been registered under the Securities Act for each $1,000 principal amount of our outstanding Old Senior Notes listed below which were issued in December 1998 in a private offering:

                                                    -        7 3/8% Series A Senior Notes due 2004 in exchange for 7 3/8% Series B
                                                             Senior Notes due 2004 (the "Five Year Notes")

                                                    -        7 5/8% Series A Senior Notes due 2006 in exchange for 7 5/8% Series B
                                                             Senior Notes due 2006 (the "Seven Year Notes")

                                                    -        7 7/8% Series A Senior Notes due 2009 in exchange for 7 7/8% Series B
                                                             Senior Notes due 2009 (the "Ten Year Notes")

                                                    In order to be exchanged, an outstanding Old Senior Note must be properly tendered and accepted. All outstanding Old Senior Notes that are validly tendered and not validly withdrawn will be exchanged.

                                                    The following principal amounts of the Old Senior Notes are outstanding:

                                                    -        $225,000,000 7 3/8% Series A Senior Notes due 2004

                                                    -        $600,000,000 7 5/8% Series A Senior Notes due 2006

                                                    -        $875,000,000 7 7/8% Series A Senior Notes due 2009

                                                    We will issue registered notes on or promptly after the expiration of the
                                                    Exchange Offer.

Resale of the New Notes...........................  Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, including "Exxon Capital

                                                    Holdings Corporation" (available May 13, 1988), "Morgan Stanley & Co.
                                                    Incorporated" (available June 5, 1991), "Mary Kay Cosmetics, Inc." (available
                                                    June 5, 1991) and "Warnaco, Inc." (available October 11, 1991), we believe that the New Senior Notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act if:

                                                    -        the New Senior Notes issued in the Exchange Offer are being acquired by you in the ordinary course of your business;

                                                    -        you are not participating, do not intend to participate, and have no arrangement understanding with any person to participate, in the distribution of the New Senior Notes issued to you in the Exchange
                                                             Offer;

                                                    -        you are not a broker-dealer who purchased such outstanding Old Senior
                                                             Notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act; and

                                                    -        you are not an "affiliate" of ours or of Allied.

                                                    If our belief is inaccurate and you transfer any note issued to you in the
                                                    Exchange Offer without delivering a prospectus meeting the requirement of the
                                                    Securities Act or without an exemption from registration of your Old Senior
                                                    Notes from such requirements, you may incur liability under the Securities Act.
                                                    We do not assume or indemnify you against such liability. Each broker-dealer that is issued New Senior Notes in the Exchange Offer for its own account in exchange for Old Senior Notes which were acquired by such broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act, in connection with any resale of the New Senior Notes issued in the Exchange Offer.
                                                    The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, such broker-dealer will not be deemed to admit that it is an
                                                    "underwriter" within the meaning of the Securities Act. A broker-dealer may use this Prospectus for an offer to resell, resale or other retransfer of the New
                                                    Senior Notes issued to it in the Exchange Offer. We have agreed to use our best efforts to make this Prospectus and any amendment or supplement to this
                                                    Prospectus available to any such broker-dealer for use in connection with any such resales. We believe that no registered holder of the outstanding Old Senior
                                                    Notes is an affiliate (as such term is defined in Rule 405 of the Securities
                                                    Act) of the Company. The Exchange Offer is not being made to, nor will we accept surrenders for exchange from, holders of outstanding Old Senior Notes in any jurisdiction in which this Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.


Expiration Date...................................  The Exchange Offer will expire at 5:00 p.m., New York City time, on February 26,
                                                    1999, unless we decide to extend the expiration date.


Accrued Interest on the New Senior Notes
and the Outstanding Old Senior Notes..............  The Old Senior Notes and the New Senior Notes will bear interest from December
                                                    23, 1998. Old Senior Notes that are accepted for exchange will cease to accrue interest from the date of completion of the Exchange Offer. Consequently, holders who exchange their outstanding Old Senior Notes for New Senior Notes will receive the same interest payment on July 1, 1999 (the first interest payment date with respect to the outstanding Old Senior Notes and the New Senior
                                                    Notes to be issued in the Exchange Offer) that they would have received had they not accepted the Exchange Offer.

Termination of the Exchange Offer.................  We may terminate the Exchange Offer if we determine that our ability to proceed with the Exchange Offer could be materially impaired due to any legal or governmental action, new law, statute, rule or regulation or any interpretation of the staff of the SEC of any existing law, statute, rule or regulation. We do not expect any of the foregoing conditions to occur, although we cannot assure you that such conditions will not occur. Holders of outstanding Old Senior Notes will have certain rights against Allied and us under the registration rights agreements executed as part of the offering of the outstanding Old Senior Notes should we fail to consummate the Exchange Offer.

Procedures for Tendering Outstanding
Old Senior Notes..................................  If you are a holder of an Old Senior Note and you wish to tender your Old Senior
                                                    Note for exchange pursuant to the Exchange Offer, you must transmit to U.S Bank
                                                    Trust National Association, as exchange agent, on or prior to the Expiration
                                                    Date: either

                                                    -        a properly completed and duly executed Letter of Transmittal, which accompanies this Prospectus, or a facsimile of the Letter of
                                                             Transmittal, including all other documents required by the Letter of
                                                             Transmittal, to the Exchange Agent at the address set forth on the cover page of the Letter of Transmittal; or

                                                    -        a computer-generated message transmitted by means of The Depository
                                                             Trust Company's ("DTC") Automated Tender Offer Program system and received by the Exchange Agent and forming a part of a confirmation of book entry transfer in which you acknowledge and agree to be bound by the terms of the Letter of Transmittal; and, either

                                                             a timely confirmation of book-entry transfer of your outstanding Old
                                                             Senior Notes into the Exchange Agent's account at DTC pursuant to DTC's procedure for book-entry transfers described in this Prospectus under the heading "The Exchange Offer--Procedure for Tendering," must be received by the Exchange Agent on or prior to the Expiration Date; or

                                                             the documents necessary for compliance with the guaranteed delivery procedures described below.

                                                    By executing the Letter of Transmittal, each holder will represent to us that, among other things,

                                                    -        the New Senior Notes to be issued in the Exchange Offer are obtained in the ordinary course of business of the person receiving such New Senior
                                                             Notes whether or not such person is the holder,

                                                    -        neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution or such New Senior Note and

                                                    -        neither the holder nor any such other person is an "affiliate," as defined in Rule 405 under the Securities Act of the Company or of
                                                             Allied.

Special Procedures for Beneficial Owners..........  If you are the beneficial owner of Old Senior Notes and your name does not appear on a security position listing of DTC as the holder of such Old Senior
                                                    Notes or if you are a beneficial owner of registered Old Senior Notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender such Old Senior Notes or registered Old
                                                    Senior Notes in the Exchange Offer, you should promptly contact the person in whose name your Old Senior Notes are registered and instruct such person to tender on your behalf. If such beneficial holder wishes to tender on his own behalf such beneficial holder must, prior to completing and executing the Letter of Transmittal and delivering its outstanding Old Senior Notes, either make appropriate arrangements to register ownership of the outstanding Old Senior
                                                    Notes in such holder's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

Guaranteed Delivery Procedures....................  If you wish to tender your Old Senior Notes and time will not permit your required documents to reach the Exchange Agent by the Expiration Date, or the procedure for book-entry transfer cannot be completed on time or certificates for registered Old Senior Notes cannot be delivered on time, you may tender your
                                                    Old Senior Notes pursuant to the procedures described in this Prospectus under the heading "The Exchange Offer--Guaranteed Delivery Procedure."


Withdrawal Rights ................................  You may withdraw the tender of your Old Senior Notes at any time prior to 5:00
                                                    p.m., New York City time, on February 25, 1999, the business day prior to the
                                                    Expiration Date, unless your Old Senior Notes were previously accepted for exchange.


Acceptance of Outstanding Old Senior Notes and
Delivery of Exchange Notes........................  Subject to certain conditions (as summarized above in "Termination of the
                                                    Exchange Offer" and described more fully under the "The Exchange
                                                    Offer--Termination"), we will accept for exchange any and all outstanding Old
                                                    Senior Notes which are properly tendered in the Exchange Offer prior to 5:00
                                                    p.m., New York City time, on the Expiration Date. The New Senior Notes issued pursuant to Exchange Offer will be delivered promptly following the Expiration
                                                    Date.

Certain U.S. Federal Income Tax Consequences......  An exchange of Old Senior Notes for New Senior Notes will not taxable to holders. See "Certain United States Federal Tax Consequences--Certain Federal
                                                    Income Tax Consequences of the Exchange Offer."

Use of Proceeds ..................................  We will not receive any proceeds from the issuance of New Senior Notes pursuant to the Exchange Offer. We will pay all expenses incident to the Exchange Offer.


Exchange Agent ...................................  The U.S. Bank Trust National Association is serving as exchange agent in connection with the Exchange Offer. The Exchange Agent can be reached at
                                                    Corporate Trust Trustee Administration, 100 Wall Street, New York, NY 10005.
                                                    For more information with respect to the Exchange Offer, the telephone number for the Exchange Agent is (651)-244-5011 and the facsimile number for the
                                                    Exchange Agent is (651) 244-1537.


                 CONSEQUENCES OF NOT EXCHANGING OLD SENIOR NOTES

         If you do not exchange your Old Senior Notes in the Exchange Offer, your Old Senior Notes will continue to be subject to the restrictions on transfer set forth in the legend on the certificate for your Old Senior Notes. In general, you may offer or sell your Old Senior Notes only if they are registered under, offered or sold pursuant to an exemption from, or offered or sold in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently intend to register the Old Senior Notes under the Securities Act. See "The Exchange Offer--Consequences of Exchanging or Failing to Exchange Old Senior Notes."


                   SUMMARY DESCRIPTION OF THE NEW SENIOR NOTES

Notes Offered.....................................  $225,000,000 in aggregate principal amount at maturity of 7 3/8% Series B Senior
                                                    Notes due 2004

                                                    $600,000,000 in aggregate principal amount at maturity of 7 5/8% Series B Senior
                                                    Notes due 2006

                                                    $875,000,000 in aggregate principal amount at maturity of 7 7/8% Series B Senior
                                                    Notes due 2009

Maturity Date.....................................  The 7 3/8% Series B Senior Notes will mature on January 1, 2004.

                                                    The 7 5/8% Series B Senior Notes will mature on January 1, 2006.

                                                    The 7 7/8% Series B Senior Notes will mature on January 1, 2009.

Interest Payments Dates...........................  The 7 3/8% Series B Senior Notes will bear interest at the rate of 7 3/8%
                                                    compounded semi-annually on January 1 and July 1 of each year, commencing July
                                                    1, 1999.

                                                    The 7 5/8% Series B Senior Notes will bear interest at the rate of 7 5/8%
                                                    compounded semi-annually on January 1 and July 1 of each year, commencing July
                                                    1, 1999.

                                                    The 7 7/8% Series B Senior Notes will bear interest at the rate of 7 7/8%
                                                    compounded semi-annually on January 1 and July 1 of each year, commencing July
                                                    1, 1999.


Ranking...........................................  The Senior Notes are senior, unsecured obligations of the Company and will rank equally to each other, and to all our existing and future senior unsecured indebtedness and will rank senior in right of payment to all our existing and future subordinated indebtedness. The Senior Notes are guaranteed on a senior unsecured basis by Allied of which we are a direct wholly-owned subsidiary, and, so long as our Senior Credit Facility is similarly guaranteed, by substantially all of our direct and indirect subsidiaries. However, the Senior Notes will be effectively subordinated to all of our secured indebtedness, including outstanding indebtedness under our Senior Credit Facility to the extent of the assets securing such indebtedness. As of September 30, 1998, on a pro forma basis after giving effect to the issuance of the Senior Notes and the application of the proceeds therefrom, we would have had approximately $368 million of secured indebtedness outstanding and approximately an additional $730 million of availability under our Senior Credit Facility which would be secured indebtedness. The terms "indebtedness" and subordinated indebtedness" are defined in the "Description of the New Senior Notes--Subordination" and
                                                    "Description of the New Senior Notes--Certain Definitions" sections of this
                                                    Prospectus.

Optional Redemption...............................  We may redeem the Five Year Notes and the Seven Year Notes at the Redemption
                                                    Price (as defined) equal to the greater of:

                                                    -        100% of their principal amount; or

                                                    -        the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to maturity on a semi-annual basis at the Treasury Yield plus 50 basis points, plus in each case accrued but unpaid interest (including Special Interest).

                                                    Before January 1, 2004, we may redeem the Ten Year Notes at any time, at the redemption price equal to the greater of

                                                    -        100% of their principal amount or

                                                    -        the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to maturity on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 50 basis points, plus in each case accrued but unpaid interest (including Special Interest).

                                                    On or after January 1, 2004, we may redeem all or part of the Ten Year Notes, at redemption prices that decline over time until the maturity date.

Public Equity Offering Optional  Redemption.......  Before January 1, 2002, we may redeem on any one or more occasions up to 33 1/3%
                                                    of the aggregate principal amount of the Ten Year Notes with the net proceeds of one or more public equity offerings at a price equal to 107.9% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any.
                                                    See "Description of the New Senior Notes-- Optional Redemption."

Change of Control.................................  Upon certain change of control events, each holder of Senior Notes may require us to repurchase all or a portion of its Senior Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued interest. See "Description of the New Senior Notes--Certain Definitions" for the definition of a Change of
                                                    Control."

Guarantees .......................................  Our obligations under the Senior Notes are fully guaranteed on a senior unsecured basis by Allied and, so long as our senior credit facility is similarly guaranteed, all of our existing and future restricted subsidiaries (as defined herein). See "Description of the New Senior Notes -- Guarantees."

Certain Covenants ................................  The Indenture contains certain covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:

                                                    -        pay certain dividends, redeem capital stock or make certain other restricted payments or investments;

                                                    -        incur additional indebtedness or issue preferred equity interests;

                                                    -        merge, consolidate or sell all or substantially all of its assets;

                                                    -        create liens on assets; and

                                                    -        enter into certain transactions with affiliates or related persons.

                                                    These covenants are subject to important exceptions and qualifications, which are described under the heading "Description of the New Senior Notes" in this
                                                    Prospectus.

                                                    Following the first date upon which any one of the Senior Notes are rated the following:

                                                    -        Baa3 or better by Moody's Investors Service, Inc. and BB+ or better by
                                                             Standard & Poor's Ratings Group; or

                                                    -        BBB- or better by Standard & Poor's Ratings Group and Ba1 or better by
                                                             Moody's Investors Service, Inc., then

                                                    certain covenants, including those relating to the incurrence of indebtedness, the making of dividends, the redemption of capital stock and other restricted payments, limitations on restrictions concerning distributions by subsidiaries and transactions with affiliates will no longer be applicable to the Senior
                                                    Notes.

Exchange Offer; Registration Rights...............  Under registration rights agreements executed as part of the offering of the outstanding Old Senior Notes, we have agreed to:

                                                    -        file a registration statement within 90 days after the issue date of the Old Senior Notes enabling holders to exchange the privately placed
                                                             Old Senior Notes for publicly registered notes with identical terms,

                                                    -        use our best efforts to cause the registration statement to become effective within 180 days after the issue date of the Old Senior Notes,

                                                    -        consummate the exchange offer within 45 days after the effective date of our registration date, and

                                                    -        use our best efforts to file a shelf registration statement for the resale of the Old Senior Notes if we cannot effect an exchange offer within the time periods listed above and in certain other
                                                             circumstances.

                                                    The interest rate on the Senior Notes will increase if we do not comply with our obligations under the registration rights agreement under certain circumstances.
                                                    See "The Exchange Offer--Registration Rights Agreement."

Risk Factors......................................  See "Risk Factors" for a discussion of factors you should carefully consider before deciding to invest in the New Senior Notes.

                                  RISK FACTORS

         You should consider carefully the following risks and all of the information set forth in this Prospectus before tendering your Old Senior Notes in the Exchange Offer and making an investment in the New Senior Notes. The risk factors set forth below (other than "-- Consequences of Not Exchanging Old Senior Notes") are generally applicable to the Old Senior Notes as well as the New Senior Notes.

CONSEQUENCES OF NOT EXCHANGING NOTES

         If you do not exchange your Old Senior Notes for the New Senior Notes pursuant to the Exchange Offer, you will continue to be subject to the restrictions on transfer of your Old Senior Notes described in the legend on your Old Senior Notes. The restrictions on transfer of your Old Senior Notes arise because we issued the Old Senior Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the Old Senior Notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold pursuant to an exemption from such requirements. We do not intend to register the Old Senior Notes under the Securities Act. In addition, if you exchange your Old Senior Notes in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent Old Senior Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for the Old Senior Notes would be adversely affected. See "The Exchange Offer -- Consequences of Exchanging or Failing to Exchange Old Senior Notes."

HOLDERS RESPONSIBLE FOR COMPLIANCE WITH EXCHANGE OFFER PROCEDURES; CONSEQUENCES OF FAILURE TO EXCHANGE


         We will issue the New Senior Notes in exchange for the Old Senior Notes pursuant to this Exchange Offer only after we have timely received such Old Senior Notes, along with a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, if you want to tender your Old Senior Notes in exchange for New Senior Notes, you should allow sufficient time to ensure timely delivery. Neither the Exchange Agent nor the Company is under any duty to give notification of defects or irregularities with respect to the tender of Old Senior Notes for exchange. The Exchange Offer will expire at 5:00 p.m., New York City time, on February 26, 1999, or on a later extended date and time as we may decide (the "Expiration Date"). Old Senior Notes that are not tendered or are tendered but not accepted for exchange will, following the Expiration Date and the consummation of this Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof. In general, the Old Senior Notes may not be offered or sold, unless registered under the Securities Act or except pursuant to an exemption from or in a transaction not subject to, the Securities Act. In addition, if you are still holding any Old Senior Notes after the Expiration Date and the Exchange Offer has been consummated, subject to certain exceptions, you will not be entitled to any rights to have such Old Senior Notes registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to limited exceptions, if applicable). We do not currently anticipate that we will register the Old Senior Notes under the Securities Act.


         The New Senior Notes and any Old Senior Notes having the same maturity which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether Holders of the requisite percentage thereof have taken certain actions or exercised certain rights under the Indenture.

REQUIREMENTS FOR TRANSFER OF NEW SENIOR NOTES

         Based on interpretations by staff of the SEC, as set forth in no-action letters issued to third parties, we believe that you may offer for resale, resell and otherwise transfer the New Senior Notes without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to certain limitations. These limitations include that you are not an "affiliate" of ours within the meaning of Rule 405 under the Securities Act, that you acquire your New Senior Notes in the ordinary course of your business and that you have no arrangement with any person to participate in the distribution of such New Senior Notes. However, we have not submitted a no-action letter to the SEC regarding this Exchange Offer and we cannot assure you that the SEC would make a similar determination with respect to the Exchange Offer as in such other circumstances. If you are an affiliate of the Company, are engaged in or intend to engage in or have any arrangement or understanding with respect to a distribution of the New Senior Notes to be acquired pursuant to the Exchange Offer, you

         - may not rely on the applicable interpretations of the staff of the SEC and

         - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives New Senior Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus meeting the requirements under the Securities Act in connection with any resale of such New Senior Notes. The Letter of Transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Senior Notes where the Old Senior Notes exchanged for such New Senior Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed to use our best efforts to make this Prospectus available to any participating broker-dealer for use in connection with any such resale. See "Plan of Distribution." However, to comply with the securities laws of certain jurisdictions, if applicable, the New Senior Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available.

LEVERAGE

         We have a substantial amount of outstanding indebtedness with significant debt service requirements. At September 30, 1998, on a pro forma basis after giving effect to the issuance of the Senior Notes and the application of proceeds therefrom, Allied's consolidated debt would have been approximately $2.1 billion, consisting primarily of the Senior Notes and approximately $300 million outstanding under the Senior Credit Facility.

         Our substantial amount of outstanding indebtedness could have important consequences to you. For example, it could:

         - impair our ability to obtain additional financing in the future;

         - reduce funds available to us for other purposes because we must use our cash flow from operations to pay the principal and interest on our outstanding debt;

         - increase our vulnerability to economic downturns in the industry we operate in; and

         - increase our vulnerability to interest rate increases to the extent debt under the Senior Credit Facility is not hedged because our Senior Credit Facility is at a variable interest rate.

ABILITY TO SERVICE DEBT

         Our ability to pay interest on the Senior Notes and to satisfy our other debt obligations will depend on, among other things, our future operating performance and financial results. Each of these factors is to a large extent dependent on economic, financial, competitive and other factors, beyond our control. Although we believe that our cash flow will be adequate to meet our interest payments, we cannot assure you that we will continue to generate earnings in the future which are sufficient to cover our fixed charges. If, in the future, our cash flows from operations are insufficient to allow us to pay our fixed charges and we are unable to borrow sufficient funds under either the Senior Credit Facility or from other sources, we may be required to refinance our indebtedness or sell assets. We cannot assure you that we will be able to refinance our indebtedness, or assure you that the timing of a sale of assets or the receipt of proceeds from the sale will occur in time to sufficiently satisfy our debt service requirements. In addition, our ability to use the proceeds from the sale of assets to repay amounts outstanding under the Senior Notes may be restricted by the terms of our Senior Credit Facility.

         If we are unable to meet our debt service obligations for any reason, including insufficient cash flow or proceeds from asset sales, we would be in default under the terms of certain of our debt agreements. If we default, the holders of the defaulted debt could cause all amounts borrowed under these agreements to be due and payable immediately, and may terminate their commitments to fund the debt. Further, if we are unable to repay, refinance or restructure our indebtedness the debt holders could proceed against any collateral securing the indebtedness. In the case of a default under the Senior Credit Facility, the lenders could proceed against our capital stock and the capital stock of Allied's subsidiaries and substantially all of our assets and our subsidiaries, including Allied and its subsidiaries. A default under any of Allied's debt could result in a default under other debt or result in Allied's or our bankruptcy.

RISKS ASSOCIATED WITH ALLIED'S BUSINESS STRATEGY; POTENTIAL DIFFICULTY IN OBTAINING SUITABLE LANDFILLS, COLLECTION OPERATIONS, TRANSFER STATIONS AND PERMITS

         The ability of Allied to continue to implement its vertical integration strategy successfully will depend on its ability to identify and acquire or develop appropriate landfills, collection operations and transfer stations. We cannot assure you that Allied will be able to find appropriate acquisition candidates, acquire those acquisition candidates that it does find, or integrate the acquisition candidates effectively or profitably.

         Acquisitions by Allied may increase our capital requirements because acquisitions require sizable amounts of capital and competition with other solid waste companies which have a similar acquisition strategy may drive the price up. If acquisition candidates are unavailable or too costly, Allied may need to change its business strategy. In addition, we cannot assure you that Allied will successfully obtain the permits it requires to operate its businesses, because permits to operate non-hazardous solid waste landfills have become increasingly difficult and expensive to obtain. Permits often take years to obtain as a result of numerous hearings and compliance with zoning, environmental and other regulatory measures. These permits are also often subject to resistance from citizen or other groups. Allied's failure to obtain the required permits to operate non-hazardous solid waste landfills could have a material adverse effect on its future results of operations.

         In connection with Allied's acquisition of existing landfills, Allied may also have to spend considerable time, effort and money to obtain permits required to increase the capacity of existing landfills. Allied cannot predict if it will be able to obtain the governmental approvals necessary to establish new or expand existing landfills and, if it does, whether or not it will be economically beneficial to do so. Further, Allied cannot assure you that it will be successful in obtaining new landfill sites or expanding the permitted capacity of its current landfills once its landfill capacity is full, because in some areas suitable land may be unavailable for new landfill sites. In such event, Allied may have to dispose collected waste at landfills operated by its competitors or haul the waste long distances at a higher cost to another of Allied's landfills, which could have a material adverse effect on Allied's waste disposal expenses.

LIMITED OPERATING HISTORY IN REGARD TO ACQUIRED BUSINESSES

         During 1997 and 1998 Allied acquired many companies and therefore we have only a limited history of operating a significant portion of our business. During 1997, Allied acquired 35 companies, which collectively had $369.1 million in annual revenues. Further, during 1997 Allied sold 37 operations which represented approximately $127.9 million in annual revenues. The additional revenue due to the sale and purchase of companies represents approximately 28% of Allied's revenue in 1997. During 1998, Allied acquired 54 businesses which collectively had annual revenues of approximately $748.8 million. Allied plans to continue acquiring landfills, collection operations and transfer stations in the future. We cannot assure you that Allied's efforts to integrate acquired operations will be effective, or that expected financial benefits and operational efficiencies will be realized. Allied's failure to effectively integrate the acquired operations could have an adverse effect on Allied's future results of operations and financial position. As Allied continues to pursue its acquisitions strategy, its financial position and results of operations may fluctuate significantly from period to period.

CAPITAL REQUIREMENTS AND LIMITED WORKING CAPITAL

         Allied's ability to remain competitive, sustain its growth and operations, and expand operations largely depends on its access to capital. Allied intends to fund its cash needs through cash flow from operations and borrowings under the Senior Credit Facility. The solid waste industry is a capital intensive industry which may consume Allied's cash from its operations and borrowings under the Senior Credit Facility. As a result, Allied may require additional equity and/or debt financing to fund its growth through acquisitions and internal development of solid waste operations, and for debt repayment obligations. During 1999, Allied expects to spend approximately $260 million for capital expenditures and closure and post-closure and remediation expenditures related to its landfill operations. If Allied acquires or expands its operations, the amount it expends on capital, closure and post-closure and remediation expenditures will increase. The increase in expenditures may result in low levels of working capital or require Allied to finance working capital deficits.

         Allied's cash needs will increase if the expenditures for closure and post-closure monitoring increase above the current reserves taken for these costs. Expenditures for these costs may increase as a result of any federal, state or local government regulatory action taken to accelerate such expenditures. These factors, together with those discussed above, could substantially increase Allied's operating costs and therefore impair Allied's ability to invest in its facilities.

         Allied's ability to pay its debt obligations or to refinance its indebtedness depends on its future performance. Allied's future performance may be affected by general economic, financial, competitive, legislative, regulatory and other factors beyond its control. Allied's management believes that its current available cash flow and borrowings available under the Senior Credit Facility and other sources of liquidity will meet its anticipated future requirements for working capital, letters of credit, capital, closure, post-closure and remediation expenditures, debt obligations incurred under the Senior Credit Facility, and interest due on the Senior Notes.

         However, Allied may need to refinance the Senior Notes to pay the principal due at maturity. In addition, Allied may need additional capital to fund future acquisitions and integrations of solid waste businesses. We cannot assure you that Allied's business will generate sufficient cash flow or obtain sufficient funds to enable Allied or us to pay its debt obligation and capital expenditures or that refinancing will be available on commercially reasonable terms or at all.

COMPETITION FROM OTHER COMPANIES AND MUNICIPALITIES; LANDFILL ALTERNATIVES

         The non-hazardous waste collection and disposal industry is highly competitive. Our competitors include national, regional and local waste management companies and municipalities. The non-hazardous waste collection and disposal industry is led by four large national waste management companies, Waste Management, BFI, Republic Services, Inc., and Allied. It also includes numerous regional and local companies such as Superior Services, Inc. and Waste Industries, Inc. Some of our competitors have considerably greater financial and operational resources. In addition, many counties and municipalities that operate their own waste collection and disposal facilities have the benefits of tax-exempt financing and may control the disposal of waste collected within their jurisdictions.

         We also encounter increased competition due to the use of alternatives to landfill disposal, such as recycling and composting. In addition, incineration is an alternative used in some markets. Further, most of the states in which Allied operates landfills have adopted plans or requirements that will require counties to adopt comprehensive plans within the next few years to reduce the volume of solid waste deposited in landfills through waste planning, composting and recycling or other programs. State and local governments are increasingly mandating waste reduction at the source and prohibiting the disposal of certain types of wastes, such as yard wastes, at landfills. These trends may reduce the volume of waste going to landfills in certain areas. If this occurs, we cannot assure you that Allied will be able to operate its landfills at their full capacity or charge current prices for landfill disposal services due to the decrease in demand for services.

         Allied also encounters competition with its acquisition of landfills and collection operations. This competition is due to the significant consolidation of companies in the solid waste collection and disposal industry. As a result we cannot assure you that Allied will be able to locate or acquire suitable acquisition candidates at economical prices and terms in the current markets Allied serves or new markets.

FRAUDULENT CONVEYANCE

         Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, if, among other things, any Guarantor, at the time it incurred the debt evidenced by its guarantee of the Senior Notes:

         - (1) was insolvent or rendered insolvent by reason of such incurrence, or (2) was engaged in a business or transaction for which that Guarantor's remaining assets constituted unreasonably small capital, or

                  (3) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature; and

         - that Guarantor received less than reasonably equivalent value or fair consideration for the incurrence of such debt;

then the guarantee of that Guarantor could be voided, or claims by holders of the notes under that Guarantee could be subordinated to all other debts of that Guarantor. In addition, any payment by that Guarantor pursuant to its guarantee could be required to be returned to that Guarantor, or to a fund for the benefit of the creditors of that Guarantor.

         The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, a Guarantor would be considered insolvent if:

         - the sum of its debts, including contingent liabilities, was greater than the saleable value of all of its assets at a fair valuation; or

         - the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

         -        it could not pay its debts as they become due.

         On the basis of historical financial information, recent operating history and other factors, we believe that each Guarantor, after giving effect to the debt incurred by that Guarantor in connection with the private offering and the Exchange Offer, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. However, we cannot assure you as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard.

POTENTIAL INABILITY TO EFFECT CHANGE OF CONTROL REPURCHASES

         The Indenture requires us, in the event of a Change of Control, to make an offer to purchase all outstanding Senior Notes at a price equal to 101% of their principal amount, in each case, plus accrued interest to the repurchase date. The Senior Credit Facility restricts us from repurchasing the Senior Notes without the approval of the lenders thereunder. We cannot assure you that Allied will have the sufficient funds available or will be permitted by our lenders under the Senior Credit Facility to repurchase the Senior Notes upon a Change of Control. Our failure to repurchase the Senior Notes would constitute an event of default under the Indenture. See "Description of the Senior Notes -- Repurchase at Option of Holders -- Change of Control."

RESTRICTIONS IMPOSED BY THE SENIOR CREDIT FACILITY AND THE SENIOR NOTES

         The Senior Credit Facility and the Indenture relating to the Senior Notes contain covenants that restrict our ability and our subsidiaries to

         -        dispose of assets, incur additional indebtedness,

         -        incur liens on property or assets,

         -        repay other indebtedness,

         -        pay dividends,

         -        enter into certain investments or transactions,

         -        repurchase or redeem capital stock,

         -        engage in mergers or consolidations, or

         - engage in certain transactions with subsidiaries and affiliates and otherwise restrict corporate activities.

         We cannot assure you that these restrictions will not adversely affect our ability to finance our future operations or capital needs or engage in other business activities that may be in our interest. In addition, the Senior Credit Facility contains financial covenants including

         -        a total debt to EBITDA ratio,

         -        a fixed charge coverage ratio, and

         -        an interest expense coverage ratio.

         Our compliance with these ratios may be affected by events beyond our control. Our breach or failure to comply with any of these covenants or financial ratios could result in a default under the Senior Credit Facility or the Indenture relating to the Senior Notes. If we default under the Senior Credit Facility, the lenders thereunder could cause all our outstanding debt obligations under the Senior Credit Facility due and payable, require us to apply all of our available cash to repay the indebtedness or prevent us from making debt service payments on any other indebtedness we owe. If we are unable to repay any borrowings when due, the lenders under the Senior Credit Facility could proceed against their collateral. If a default under the Indenture relating to the Senior Notes occurs, holders could elect to declare the Senior Notes due and payable. If the indebtedness under the Senior Credit Facility or the Senior Notes is accelerated, we may not have sufficient assets to repay amounts due under the Senior Credit Facility, the Senior Notes, or on other debt securities then outstanding.

RELIANCE ON MANAGEMENT

         Allied highly depends upon its senior management team. As Allied grows, it will increasingly require operations management with waste industry experience. We do not know the availability of such experienced management or the compensation levels that will be within industry norms. The loss of the services of any member of senior management or the inability to hire experienced operations management could have a material adverse effect on Allied.

COST OF COMPLIANCE WITH ENVIRONMENTAL REGULATIONS; RISK OF FUTURE LITIGATION

         Our equipment, facilities and operations are subject to extensive and changing federal, state and local environmental laws and regulations relating to environmental protection and occupational health and safety. These include, among other things, laws and regulations governing the use, treatment, storages and disposal of solid and hazardous wastes and materials, air quality and the remediation of contamination associated with the release of hazardous substances.

         Our compliance with regulatory requirements is costly. As waste management companies we are often required to enhance or replace our equipment and to modify landfill operations or, in some cases, to close landfills. We cannot assure you that Allied will be able to implement price increases sufficient to offset the cost of complying with these standards. In addition, environmental regulatory changes could accelerate expenditures for closure and post-closure monitoring at solid waste facilities and obligate Allied to spend sums in addition to those presently accrued for such purposes.

         In addition to the costs of complying with environmental regulations, Allied is involved in administrative and judicial proceedings related to environmental matters. As a result Allied may be required to pay fines or may lose certain permits and licenses. In addition, Allied may have to defend itself against governmental agencies and surrounding landowners who assert claims alleging environmental damage or violations of permits and licenses by Allied. Citizens' groups have become increasingly active in challenging the grant or renewal of permits and licenses, and responding to such challenges has further increased the costs associated with permitting new facilities or expanding current facilities. A significant judgment against Allied, the loss of a significant permit or license or the imposition of a significant fine could have a material adverse effect on Allied's financial condition.

         Certain of Allied's waste disposal operations traverse state and county boundaries. In the future, Allied's collection, transfer and landfill operations may also be affected by federal legislation that authorizes the states to enact legislation governing interstate shipments of waste. Such proposed federal legislation may allow individual states to prohibit or limit importing out-of-state waste to be disposed and that may require states, under certain circumstances, to reduce the amounts of waste exported to other states. If this or similar legislation is enacted in states in which Allied operates landfills that receive a significant portion of waste originating from out-of-state Allied's operations could be adversely affected. We believe that several states have proposed or have considered adopting legislation that would regulate the interstate transportation and disposal of waste in the states' landfills.

         As a condition to the acquisition of the non-hazardous solid waste management business of Laidlaw, Inc. (the "Laidlaw Acquired Businesses" and "Laidlaw", respectively) in December 1996 (the "Laidlaw Acquisition"), Allied engaged Emcon Environmental Services, Inc. ("Emcon"), an independent environmental consultant, to conduct environmental assessments of the Laidlaw Acquired Businesses. In its report (the "Emcon Environmental Report"), Emcon identified several contaminated properties under the management of the Laidlaw Acquired Businesses, including landfills and other locations owned by the Laidlaw Acquired Businesses, that could pose significant sources of liability to the Laidlaw Acquired Businesses. The costs of performing the investigation, design, remediation and allocation of responsibility to the subsidiaries of Allied vary significantly between sites. Based on the information then available, Allied recorded a provision of $51.5 million for environmental matters, including closure and post-closure costs, in the 1996 consolidated statement of operations and expects these amounts to be disbursed over the next 30 years. The actual liability at these sites cannot currently be determined due to a number of uncertainties including the extent of the contamination, the appropriate remedy, the financial viability of other potentially responsible parties and the ultimate apportionment of responsibility among such potentially responsible parties.

         The representations made by the Laidlaw sellers in the Stock Purchase Agreement, dated September 17, 1996, among Allied, AWNA and Laidlaw, among others, relating to the Laidlaw Acquisition (the "Laidlaw Acquisition Agreement") with respect to the environmental matters (1) terminated on the closing of the Laidlaw Acquisition as to all matters disclosed in writing to Allied at least five business days prior to the closing or disclosed with specificity in the Emcon Environmental Report and (2) terminate on the third anniversary of the closing of the Laidlaw Acquisition as to all matters other than those described in clause (1) and which are known to Laidlaw on the closing date. The Laidlaw Acquisition Agreement further provided that Laidlaw's indemnification obligations with respect to environmental matters would be limited to the amount by which the aggregate of all such damages exceeded a $1 million basket, without giving effect to any materiality qualifications. At the closing of the Laidlaw Acquisition, Allied and Laidlaw entered into a special environmental indemnity which was subsequently amended to provide an indemnity for damages arising out of the Etobicoke, Ontario and Delafield, Wisconsin sites that will be limited to a three-year period from the closing of the Laidlaw Acquisition and to an amount in excess of a $25 million basket with such $25 million basket to be reduced by any damages to which the $1 million basket in the Laidlaw Acquisition Agreement applies. Laidlaw's indemnity for properties located at Gary Lagoons, Indiana remains intact and is not subject to the three-year limitation or any basket.

HAZARDOUS SUBSTANCES LIABILITY

         We may be identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"). CERCLA has been interpreted to impose joint and several liability on current and former owners or operators of facilities at which there has been a release or a threatened release of a "hazardous substance" and on persons who generate, transport or arrange for the disposal of such substances at the facility. Hundreds of substances are defined as "hazardous" under CERCLA and their presence, even in minute amounts, can result in substantial liability. The statute provides for the remediation of contaminated facilities and imposes costs on the responsible parties. The expense of conducting such a cleanup can be significant. Notwithstanding its efforts to comply with applicable regulations and to avoid transporting and receiving hazardous substances, such substances may be present in waste collected by Allied or disposed of in its landfills, or in waste collected, transported or disposed of in the past by acquired companies. Cleanup liability may also arise under various state laws similar to CERCLA. As used in this Prospectus, "non-hazardous waste" means substances that are not defined as hazardous waste under federal regulations.

POTENTIAL UNDISCLOSED LIABILITIES ASSOCIATED WITH ACQUISITIONS

         Allied may be exposed to liabilities that we fail or are unable to discover in connection with acquisitions. These liabilities may arise from non-compliance with environmental laws by prior owners, and for which Allied, as a successor owner, is responsible.

POTENTIAL UNINSURED OR UNDERINSURED ENVIRONMENTAL LIABILITIES

         As is typically the case in the solid waste industry, Allied is able to obtain only very limited environmental impairment insurance regarding its landfills. Allied carries environmental impairment liability insurance for substantially all of its operating landfills. The environmental impairment liability insurance is in the amount of up to $5 million for the policy term in excess of a $1 million deductible per claim. An uninsured or underinsured claim of sufficient magnitude would require Allied to fund such claim from cash flow generated by operations or borrowings under the Senior Credit Facility or other sources of liquidity. We cannot assure you that Allied would be able to fund any such claim from cash provided by operations, the Senior Credit Facility or elsewhere.

LAIDLAW TAX INDEMNIFICATION

         In connection with the Laidlaw Acquisition, Laidlaw disclosed to the Company the existence of a tax controversy relating to disallowed deductions in income tax returns with the United States Internal Revenue Service involving the consolidated U.S. federal income tax liability of the members of an affiliated group of corporations, of which Laidlaw Transportation, Inc. is the common parent corporation, which includes Laidlaw Transportation, those Laidlaw Acquired Businesses which are incorporated in the U.S., and other U.S. subsidiaries of Laidlaw Transportation, which were not acquired in the Laidlaw Acquisition.

         Laidlaw's United States subsidiaries petitioned the United States Tax Court with respect to their consolidated federal income tax returns for the fiscal years ended August 31, 1986, 1987 and 1988. The principal issue related to the timing and deductibility for tax purposes of interest attributable to loans owing to a related foreign person. On June 30, 1998, the Court issued an opinion concluding that advances from one of Laidlaw's foreign subsidiaries were equity rather than debt and that interest deductions claimed were disallowed. Based on this opinion, taxes of $49.6 million (plus interest of approximately $91.4 million as of May 31, 1998) would be payable. Laidlaw expects to appeal this opinion. As of May 31, 1998, Laidlaw had available tax reserves of more than $200 million for these purposes. Similar claims have been asserted with respect to the consolidated federal income tax returns for the fiscal years ended August 31, 1989, 1990, and 1991. A petition has been filed with the United States Tax Court with respect to these years. The income taxes at issue for these years is approximately $143.5 million (plus interest of approximately $145.3 million as of May 31, 1998) Laidlaw also anticipates that similar claims will be asserted for the fiscal years ended August 31, 1992, 1993 and 1994.

         Under applicable Treasury Regulations, each member of the affiliated tax group including each LSW Subsidiary, is or could be severally liable for United States federal income tax liabilities of the entire affiliated group, including all amounts at issue in the tax controversy which are ultimately determined to be owed.

         We have obtained an indemnity from Laidlaw and certain of its subsidiaries (the "Laidlaw Group") which covers the amounts at issue in the tax controversy for which any LSW Subsidiary may ultimately be found liable. The obligation of the Laidlaw Group to indemnify the Company in respect of amounts at issue in the tax controversy is a general, unsecured obligation of the Laidlaw Group. We cannot assure you as to the ability of the Laidlaw Group to pay and fulfill such indemnification obligation which will depend on the financial condition of the Laidlaw Group at the time of any required performance of such obligation.

IMPACT OF ADVERSE WEATHER CONDITIONS

         Allied's collection and landfill operations could be adversely affected by long periods of inclement weather which interfere with collection and landfill operations, delay the development of landfill capacity and/or reduce the volume of waste generated by Allied's customers. In addition, certain of Allied's operations may be temporarily suspended as a result of particularly harsh weather conditions. We cannot assure you that long periods of inclement weather will not have a material adverse effect on Allied's future results of operations.

LACK OF PUBLIC MARKET FOR THE EXCHANGE NOTES; RESTRICTIONS ON RESALE

         There is no existing trading market for the Exchange Notes, and we cannot assure you regarding the future development of a market for the Exchange Notes, or the ability of the holders of the Exchange Notes to sell their Exchange Notes, or the price at which such holders may be able to sell their Exchange Notes. If such a market were to develop, the Exchange Notes could trade at prices that may be higher or lower than the initial offering price of the Notes depending on many factors, including prevailing interest rates, Allied's or our operating results and the market for similar securities. Each of the Initial Purchasers has advised us that it intends to make a market in the Exchange Notes. The Initial Purchasers are not obligated to do so, however, and any market making with respect to the Exchange Notes may be discontinued at any time without notice. Therefore, we cannot assure you as to the liquidity of any trading market for the Exchange Notes or that an active trading market for the Exchange Notes will develop. The Senior Notes are eligible for trading in the PORTAL market. However, we do not intend to apply for listing of the Senior Notes or, if issued, the exchange notes, on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.

         Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of such securities. We cannot assure you that the market for the Exchange Notes will not be subject to similar disruptions. Any such disruptions may have an adverse effect on holders of the Exchange Notes.

                             SELECTED FINANCIAL DATA

         The selected financial data presented below as of December 31, 1993, 1994, 1995 and for the two years ended December 31, 1994 are derived from Allied's Consolidated Financial Statements, which have not been restated for business combinations accounted for as pooling-of-interests consummated subsequent to 1997 and were audited by Arthur Andersen LLP, independent public accountants. The selected financial data presented below as of December 31, 1996 and 1997 and for the three years ended December 31, 1997 are derived from Allied's Supplemental Consolidated Financial Statements, which have been audited by Arthur Andersen LLP, independent public accountants. The unaudited supplemental financial data as of September 30, 1998 and for the nine months ended September 30, 1997 and 1998 presented below are derived from Allied's Supplemental Condensed Consolidated Financial Statements. The supplemental statement of operations data, other data, and balance sheet data have been restated to give effect to transactions accounted for using the pooling-of-interests method for business combinations consummated through October 15, 1998. See Note 2 to Allied's Supplemental Consolidated Financial Statements included in Allied's Current Report on Form 8-K filed October 29, 1998.

                                                                                                                  NINE MONTHS
                                                           YEAR ENDED DECEMBER 31,                            ENDED SEPTEMBER 30,
                                    -------------------------------------------------------------------   -------------------------
                                         1993          1994          1995          1996          1997          1997          1998
                                             HISTORICAL                         SUPPLEMENTAL                UNAUDITED SUPPLEMENTAL
                                    -------------------------   ---------------------------------------   -------------------------
                                                                        (IN THOUSANDS, EXCEPT RATIOS)
STATEMENT OF OPERATIONS DATA:
Revenues .........................  $   108,948   $   200,184   $   580,784   $   619,548   $ 1,301,391   $   955,005   $ 1,119,788
Cost of operations ...............       68,374       128,271       366,980       386,001       747,150       551,752       626,596
Selling, general and
 administrative expenses .........       18,278        39,077        97,031       102,416       169,219       122,141       111,814
Depreciation and amortization
 expense .........................       10,637        19,829        55,414        67,823       156,200       113,889       133,880
Acquisition related, non-recurring
 and unusual costs(1) ............           --         2,100         1,531        96,508         5,010         2,652        75,925
                                    -----------   -----------   -----------   -----------   -----------   -----------   -----------
Operating income (loss) ..........       11,659        10,907        59,828       (33,200)      223,812       164,571       171,573
Interest income ..................         (310)       (1,107)         (735)       (2,479)       (1,969)       (1,471)       (3,320)
Interest expense .................        7,633        13,958        20,443        21,347       106,092        83,998        64,593
Other income, net ................           --            --            --            --        (1,076)           --            --
                                    -----------   -----------   -----------   -----------   -----------   -----------   -----------
Income (loss) before income
 taxes ...........................        4,336        (1,944)       40,120       (52,068)      120,765        82,044       110,300
Income tax expense (benefit) .....        1,694          (663)       10,904           354        40,153        26,001        55,444
                                    -----------   -----------   -----------   -----------   -----------   -----------   -----------
Income (loss) before extraordinary
 item ............................        2,642        (1,281)       29,216       (52,422)       80,612        56,043        54,856
Extraordinary loss, net of income
 tax benefit(2) ..................           --         3,029           908        13,887        53,205        53,205         3,093
                                    -----------   -----------   -----------   -----------   -----------   -----------   -----------
Net income (loss) ................        2,642        (4,310)       28,308       (66,309)       27,407         2,838        51,763
Preferred dividends ..............         (927)       (3,773)       (4,070)       (1,073)         (381)         (381)           --
Conversion fee on equity
 securities converted(3) .........           --            --        (2,151)           --            --            --            --
                                    -----------   -----------   -----------   -----------   -----------   -----------   -----------
Net income (loss) available to
 common shareholders .............  $     1,715   $    (8,083)  $    22,087   $   (67,382)  $    27,026   $     2,457   $    51,763
                                    ===========   ===========   ===========   ===========   ===========   ===========   ===========
Ratio of earnings to
 fixed charges(4) ................         1.4x             *          1.9x             *          1.4x          1.5x          1.6x

                                                       YEAR ENDED DECEMBER 31,                                SEPTEMBER 30,
                              ---------------------------------------------------------------------    -------------------------
                                  1993          1994           1995           1996          1997           1997          1998
                                                     HISTORICAL                  SUPPLEMENTAL            UNAUDITED SUPPLEMENTAL
                                                -------------------           ------------------         ----------------------
                                                                         (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash  equivalents .  $     3,812   $     6,269    $     5,385    $    70,015   $    32,298    $   103,482   $    26,123
Working capital  (deficit) .        3,892       (10,087)       (43,101)        26,410       (33,478)        41,189       (34,013)
Property and equipment,  net       94,208       222,386        316,837        932,110     1,576,674      1,216,009     1,709,614
Goodwill, net ..............       34,880        78,633         89,431        888,648     1,056,601      1,002,441     1,277,669
Total assets ...............      159,926       379,324        480,841      2,662,200     3,020,179      2,668,368     3,419,543
Total long-term debt,
  net of current portion ...       61,019       177,126        196,428      1,283,327     1,454,270      1,320,374     1,551,589
Stockholders' equity .......       70,277        93,174        139,571        385,218       950,537        777,425     1,181,573
Long-term debt, net to
  total capitalization .....           46%           66%            58%            77%           60%            63%           57%


(footnotes on next page)

(footnotes from previous page)


(1) Acquisition related, non-recurring and unusual costs were recorded in 1994, 1995, 1996, 1997 and 1998 for environmental related matters, asset impairments and abandonments, acquisition related liabilities, litigation matters, relocation and transition costs and bonuses, and other integration costs related to companies acquired. See Note 2 to Allied's Supplemental Consolidated Financial Statements included in Allied's Current Report on Form 8-K filed October 29, 1998.

(2) The extraordinary losses in 1994, 1995, 1996, 1997 and 1998 were incurred as a result of premiums paid for the early extinguishment of debt and the write-off of related deferred debt issue costs.

(3) A non-cash conversion fee of $2.2 million was incurred in the fourth quarter 1995 as a result of an inducement offered by Allied to holders of certain convertible preferred stock and convertible subordinated notes to exercise their conversion option to receive Allied common stock. The inducement fee consisted of payment of dividends or interest from the conversion date through the first call or redemption date of each convertible security. Approximately 7.8 million shares of common stock were issued for conversion and approximately 285,000 shares were issued for the conversion fee.

(4) For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income before taxes and fixed charges, exclusive of preferred stock dividends. Fixed charges include interest expense and capitalized interest.

* Earnings were insufficient to cover fixed charges by $5.5 million in 1994 and by $64.2 million in 1996.

                               THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER

Summary: The Company will accept for exchange Old Senior Notes that are validly tendered to the exchange agent before the earliest of:


         - 5:00 p.m., New York City time, on February 26, 1999, or such later date and time to which it is extended, except that it may not be extended beyond March 13, 1999,


         -        the date when all Old Senior Notes have been tendered, or

         -        the date on which the Company terminates the Exchange Offer.

The Company will return any Old Senior Note that it does not accept for exchange for any reason, as promptly as practicable after expiration or termination of the Exchange Offer, without charge to the holder of the Old Senior Note.


         Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept for exchange Old Senior Notes that are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. "Expiration Date" means 5:00 p.m., New York City time, on February 26, 1999, or, if the Company, in its sole discretion, has extended the period of time for which the Exchange Offer is open, the latest time and date to which the Exchange Offer is extended.


         As of the date of this Prospectus, $1,700,000,000 aggregate principal amount of the Old Senior Notes was outstanding. This Prospectus, together with the Letter of Transmittal, is first being sent on or about the date set forth on the cover page to all holders of Old Senior Notes at the addresses set forth in the securities register with respect to Old Senior Notes maintained by the Trustee. The Company's obligation to accept Old Senior Notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth below. See "- Acceptance of Old Senior Notes; Delivery of New Senior Notes."

         The Company expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for exchange of any Old Senior Notes, by mailing written notice of such extension to the holders thereof as described below. During any extension, all Old Senior Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by the Company. Any Old Senior Notes not accepted for exchange for any reason will be returned without expense to the Note holder as promptly as practicable after the expiration or termination of the Exchange Offer.

         Old Senior Notes tendered in the Exchange Offer must be $1,000 in principal amount or any integral multiple thereof.

         The Company will mail written notice of any extension, amendment, non-acceptance or termination to the holders of the Old Senior Notes as promptly as practicable, such notice to be mailed to the holders of record of the Old Senior Notes no later than 9:00 a.m. New York City time, on the next business day after the previously scheduled Expiration Date or other event giving rise to such notice requirement.

PROCEDURES FOR TENDERING OLD SENIOR NOTES

Summary: The Trustee is serving as Exchange Agent in connection with the Exchange Offer. Holders of Old Senior Notes that wish to participate in the Exchange Offer must complete and sign a Letter of Transmittal according to the instructions contained in the Letter of Transmittal, and forward it to the Exchange Agent (not to the Company) in compliance with the procedures set forth in the Letter of Transmittal. Broker-dealers, commercial banks, trust companies and other nominees may tender Old Senior Notes which they hold as nominee by book-entry transfer. Questions regarding the Exchange Offer, tender of the Old Senior Notes, or the Exchange Offer generally, must be directed to the Exchange Agent.

         Letter of Transmittal. The tender to the Company of Old Senior Notes by a holder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal. Except as set forth below, a holder who wishes to tender Old Senior Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, together with all other documents required by such Letter of Transmittal, to the Exchange Agent at the address set forth below under "- Exchange Agent" on or prior to the Expiration Date.

         Other Documents. In addition,

         - the Exchange Agent must receive certificates for the Old Senior Notes along with the Letter of Transmittal,

         - the Exchange Agent must receive prior to the Expiration Date a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of the Old Senior Notes, if such procedure is available, into the Exchange Agent's account at the DTC (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, or

         - the holder must comply with the guaranteed delivery procedures described in "- Guaranteed Delivery Procedures," below.

         Note: The method of delivery of Old Senior Notes, Letters of Transmittal and all other required documents is at the election and risk of the holders. If the delivery is by mail, it is recommended that registered mail, properly insured, with return receipt requested, be used in all cases. Sufficient time should be allowed to assure timely delivery. No Letters of Transmittal or Old Senior Notes should be sent to the Company.

         Signatures. Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Senior Notes surrendered for exchange pursuant thereto are tendered (1) by a registered holder of the Old Senior Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (2) for the account of an Eligible Institution (as defined herein). If signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantees must be by a firm that is an eligible guarantor institution (bank, stockbroker, national securities exchange, registered securities association, savings and loan association or credit union with membership in a signature medallion program) pursuant to Exchange Act Rule 17Ad-15 (collectively, "Eligible Institutions"). If Old Senior Notes are registered in the name of a person other than the person signing the Letter of Transmittal, the Old Senior Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered holder, with the signature thereon guaranteed by an Eligible Institution.

         Powers of Attorney. If the Letter of Transmittal is signed by a person or persons other than the registered holder or holders of Old Senior Notes, the Old Senior Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders that appear on the Old Senior Notes.

         Representatives. If the Letter of Transmittal or any Old Senior Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

         Required Acknowledgments; Resales by Broker-Dealers. By tendering Old Senior Notes, each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of New Senior Notes. If any holder of Old Senior Notes is an "affiliate" of the Company, as defined in Rule 405 under the Securities Act, or is engaged in or intends to engage in or has any arrangement with any person to participate in the distribution of the New Senior Notes to be acquired pursuant to the Exchange Offer, the holder:

         - could not rely on the applicable interpretations of the staff of the SEC, and

         - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives New Senior Notes for its own account in exchange for Old Senior Notes must acknowledge that the Old Senior Notes were acquired by the broker-dealer as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of the New Senior Notes. Any such broker-dealer may be deemed to be an "underwriter" under the Securities Act. See "Plan of Distribution - Broker-Dealers." The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

ACCEPTANCE OF OLD SENIOR NOTES FOR EXCHANGE; DELIVERY OF NEW SENIOR NOTES

         The Company will accept, promptly after the Expiration Date, all Old Senior Notes properly tendered and will issue the New Senior Notes promptly after acceptance of the Old Senior Notes. For each Old Senior Note accepted for exchange, the holder of the Old Senior Note will receive a New Senior Note having a principal amount equal to that of the surrendered Old Senior Note. The New Senior Notes will bear interest from the most recent date to which interest has been paid on the Old Senior Notes or, if no interest has been paid on the Old Senior Notes, from December 23, 1998. Accordingly, if the relevant record date for interest payment occurs after the completion of the Exchange Offer, registered holders of New Senior Notes on the record date will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from December 23, 1998. If, however, the relevant record date for interest payment occurs prior to the completion of the Exchange Offer, registered holders of Old Senior Notes on the record date will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from December 23, 1998. Old Senior Notes accepted for exchange will cease to accrue interest from and after the date of completion of the Exchange Offer, except as set forth in the immediately preceding sentence. Holders of Old Senior Notes whose Old Senior Notes are accepted for exchange will not receive any payment in respect of interest on the Old Senior Notes otherwise payable on any interest payment date the record date for which occurs on or after completion of the Exchange Offer.

         In all cases, issuance of New Senior Notes for Old Senior Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of:

         - certificates for the Old Senior Notes or a timely Book-Entry Confirmation of the Old Senior Notes into the Exchange Agent's account at the Book-Entry Transfer Facility,

         - a properly completed and duly executed Letter of Transmittal, and

         -        all other required documents.

         If any tendered Old Senior Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if certificates representing Old Senior Notes are submitted for a greater principal amount than the holder desires to exchange, certificates representing the unaccepted or non-exchanged Old Senior Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Senior Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, the non-exchanged Old Senior Notes will be credited to an account maintained with the Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

         All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Senior Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular Old Senior Notes not properly tendered or not to accept any particular Old Senior Notes if acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right in its sole discretion to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Old Senior Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Senior Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Old Senior Notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Senior Notes for exchange must be cured within a reasonable period of time that the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Old Senior Notes for exchange, nor shall any of them incur any liability for failure to give any notification.

BOOK-ENTRY TRANSFER

      The Exchange Agent will ask to establish an account with respect to the Old Senior Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Senior Notes by causing the Book-Entry Transfer Facility to transfer the Old Senior Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with the Book-Entry Facility's procedures for transfer.

      Note: Although delivery of Old Senior Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or a facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address set forth below under "Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

      If a registered holder of Old Senior Notes desires to tender the Old Senior Notes and the Old Senior Notes are not immediately available, or time will not permit the holder's Old Senior Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

-     the tender is made through an Eligible Institution,

- prior to the Expiration Date, the Exchange Agent receives from the Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Company (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Old Senior Notes and the amount of Old Senior Notes tendered, stating that the tender is being made thereby and guaranteeing that within five New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Senior Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, and

- the certificates for all physically tendered Old Senior Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within five NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL RIGHTS

      Tenders of Old Senior Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. For a withdrawal to be effective, a written or facsimile notice of withdrawal must be received by the Exchange Agent at the address set forth below under "- Exchange Agent." Any notice of withdrawal must specify the name of the person having tendered the Old Senior Notes to be withdrawn, identify the Old Senior Notes to be withdrawn (including the principal amounts of such Old Senior Notes), and (where certificates for Old Senior Notes have been transmitted) specify the name in which such Old Senior Notes are registered, if different from that of the withdrawing holder.

      If certificates for Old Senior Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless the holder is an Eligible Institution. If Old Senior Notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Senior Notes and otherwise comply with the procedures of the facility. All questions as to the validity, form and eligibility (including time of receipt) of the notices will be determined by the Company, whose determination shall be final and binding on all parties. Certificates for any Old Senior Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Senior Notes that have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to the holder (or, in the case of Old Senior Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, the Old Senior Notes will be credited to an account maintained with the Book-Entry Transfer Facility for the Old Senior Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Senior Notes may be retendered by following one of the procedures described under "-Procedure for Tendering Old Senior Notes," above, at any time on or prior to the Expiration Date.

EXCHANGE AGENT

      All executed Letters of Transmittal should be directed to the Exchange Agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent, addressed as follows:


      By Registered or Certified Mail:        U.S. Bank Trust Center
                                              180 East Fifth Street
                                              St. Paul, Minnesota 55101



      By Overnight Courier or By Hand:        U.S. Bank Trust Center
                                              180 East Fifth Street
                                              St. Paul, Minnesota 55101



      Confirm by Telephone:                   (651) 244-5011


      Note: Delivery of the Letter of Transmittal to an address other than as set forth above or transmission of instructions via facsimile other than as set forth above does not constitute a valid delivery of the Letter of Transmittal.

FEES AND EXPENSES

      The Company will not make any payment to brokers-dealers or others soliciting acceptances of the Exchange Offer.

TRANSFER TAXES

      Holders who tender Old Senior Notes for exchange will not be obligated to pay any transfer tax in connection therewith, except that Holders who instruct the Company to register New Senior Notes in the name of, or request that Old Senior Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering Holder will be responsible for the payment of any applicable transfer tax thereon.

APPRAISAL RIGHTS

      Holders of Old Senior Notes will not have dissenters' rights or appraisal rights in connection with the Exchange Offer.

CONSEQUENCES OF FAILURE TO EXCHANGE OLD SENIOR NOTES

      Holders of Old Senior Notes who do not exchange their Old Senior Notes for New Senior Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of the Old Senior Notes. In general, the Old Senior Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Company does not anticipate that it will register Old Senior Notes under the Securities Act.

RESALE OF THE NEW SENIOR NOTES

      Based on interpretations by the staff of the SEC issued to third parties, New Senior Notes issued pursuant to the Exchange Offer in exchange for Old Senior Notes may be offered for resale, resold or otherwise transferred by holders thereof (other than any holder that is an "affiliate" of the Company as defined in Rule 405 under the Securities Act, and other than any broker-dealer) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

      - the New Senior Notes are acquired in the ordinary course of the holders' business, and

      - the holders have no arrangement with any person to participate in the distribution of the New Senior Notes.

      Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of New Senior Notes. This analysis is based upon the SEC's position in no-action letters that the SEC has issued previously regarding other transactions that were substantially similar to the Exchange Offer. Although the SEC has not indicated that it has changed its position on this issue, the Company has not sought its own interpretive letter from the SEC. There is no assurance that the SEC would make a similar determination with respect to the resale of the New Senior Notes. See "Risk Factors Resale of the New Senior Notes".

      If any holder is an affiliate of the Company, or if any holder is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the New Senior Notes to be acquired pursuant to the Exchange Offer, the holder

      - could not rely on the applicable interpretations of the staff of the SEC, and

      - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.


      Each broker-dealer that receives New Senior Notes for its own account in exchange for Old Senior Notes must acknowledge that the Old Senior Notes were acquired by the broker-dealer as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of the New Senior Notes. Any such broker-dealer may be deemed to be an "underwriter" under the Securities Act. See "Plan of Distribution." In addition, to comply with the securities laws of certain jurisdictions, if applicable, it may be necessary to qualify for sale or to register the New Senior Notes in that jurisdiction prior to offering or selling the New Senior Notes.


REGISTRATION RIGHTS AGREEMENT
--------------------------------------------------------------------------------
Summary: The Company is making the Exchange Offer to comply with its obligation under the Registration Rights Agreement to register the exchange of the New Senior Notes for the Old Senior Notes. In the Registration Rights Agreements, the Company also agreed under limited circumstances to file the Shelf Registration Statement to register the resale of certain Old Senior Notes and New Senior Notes. If the Company defaults on certain of its registration obligations under the Registration Rights Agreements, the affected Note holders will be entitled to Special Interest.
--------------------------------------------------------------------------------

This summary of the Registration Rights Agreements does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the Registration Rights Agreement, a copy of which is an exhibit to the Registration Statement.


REGISTRATION STATEMENT

Obligations of the Company. In the Registration Rights Agreement, the Company and the Guarantors agreed to:

      - use their best efforts to keep the Registration Statement effective continuously, and the Exchange Offer open, for a period of not less than 30 business days, and

      - cause the Exchange Offer to be consummated no later than the 45th business day after the SEC declares the Registration Statement to be effective (the "Consummation Deadline"); and

      - use their best efforts to keep the Prospectus available for use by broker-dealers for 90 days after the Consummation Deadline.

      Representations by the Note Holders. To participate in the Exchange Offer, each holder of Old Senior Notes must represent that it:

      -     is not an affiliate of the Company,

      - is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of New Senior Notes issued in the Exchange Offer, and

      - is acquiring the New Senior Notes in the Exchange Offer in the ordinary course of its business.


SHELF REGISTRATION STATEMENT

      Obligation to File. In the Registration Rights Agreement, the Company and the Guarantors agreed to file with the SEC a Shelf Registration Statement covering the public resale, by any holder who provides the Company with certain information for inclusion in the Shelf Registration Statement, of:

      - the Old Senior Notes if the Exchange Offer is not permitted by applicable law or SEC policy, or

      - any New Senior Notes or Transfer Restricted Securities held by any holder who notifies the Company prior to the 20th business day following the consummation of the Exchange Offer that:

            (1) such holder is prohibited by law or SEC policy from participating in the Exchange Offer, or

            (2) such holder may not resell the New Senior Notes acquired by it in the Exchange Offer to the public without delivering a prospectus, and the prospectus contained in the Registration Statement is not appropriate or available for such resales by it.

"Transfer Restricted Securities" means each Old Senior Note until the earliest of the date on which the Old Senior Note

      - is exchanged for a New Senior Note in the Exchange Offer that is entitled to be resold to the public by the holder thereof without complying with the prospectus delivery requirements of the Securities Act,

      - has been disposed of in accordance with the Shelf Registration Statement, or

      - is disposed of by a broker-dealer pursuant to the "Plan of Distribution," and distributed to the public pursuant to Rule 144 under the Securities Act. See "Plan of Distribution."

      Further Obligations of the Company. If a Shelf Registration Statement is required, the Company must:

      - file the Shelf Registration Statement within 30 days after the Company receives the required notice from by a Note holder,

      - use its best efforts to cause the SEC to declare the Shelf Registration Statement effective within 120 days after the obligation to file a Shelf Registration Statement arises, and

      - use its best efforts to keep the Shelf Registration Statement continuously effective for at least two years after the SEC initially declares it effective.

      If the Company files a Shelf Registration Statement, the Company will:

      - provide to each named selling Note holder copies of the prospectus which is part of the Shelf Registration Statement, and any amendments and supplements

      - provide notice for the Registration Statement or Prospectus until after the holders have five days to object to any such documents.

      Obligations of Selling Note Holders. A holder selling Notes under the Shelf Registration Statement generally:

      - would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers,

      - will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales, and

      - will be bound by the provisions of the Registration Rights Agreement that are applicable to such holder (including certain indemnification obligations).


SPECIAL INTEREST

In the Registration Rights Agreement, the Company and the Guarantors agree to pay to each Holder of Transfer Restricted Securities affected by a Registration Default, the following special interest ("Special Interest"):

      -     a per annum rate of 0.25% for the first 90 days after July 5, 1999,

      -     a per annum rate of 0.50% for the second 90 days after July 5, 1999,

      -     a per annum rate of 0.75% for the third 90 days after July 5, 1999,

      - a per annum rate of 1.0% for periods after the third 90 days after July 5, 1999.

Following the cure of all Registration Defaults, the accrual of Special Interest will cease. All accrued Special Interest will be paid in the same manner and on the same dates as interest payments are paid on the Notes. Special Interest, if determined to be a penalty, may be limited or unenforceable under applicable law.

      Registration Default

      "Registration Default" means the occurrence of any of the following events:

      - the Exchange Offer is not consummated on or before the Consummation Deadline, (which is 45 days after the Registration Statement becomes effective),

      - the Company or the Guarantors fail to file the Registration Statement, if required, with the SEC by the applicable filing deadline,

      - the SEC does not declare the Registration Statement, if required, to be effective by the applicable effectiveness deadline, or

      - the Shelf Registration Statement, if required, is declared effective but thereafter ceases to be effective or useable for its intended purpose without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself immediately declared effective.


INDEMNIFICATION

      The Company agrees in the Registration Rights Agreement to indemnify selling Note holders against certain liabilities, including certain liabilities under the Securities Act.

                              CERTAIN INDEBTEDNESS

      At September 30, 1998, on a pro forma basis after giving effect to the issuance of the Senior Notes and the application of proceeds therefrom, Allied's consolidated debt would have been approximately $2.1 billion, consisting primarily of the Senior Notes and approximately $300 million outstanding under the Senior Credit Facility. At that date, we also had approximately $730 million of availability under our Revolving Credit Facility to be used for working capital, letters of credit, acquisitions and other general corporate purposes. The Senior Credit Facility comprises a $300 million term loan (the "Term Loan"), which is fully drawn, and a $800 million revolving credit facility (the "Revolving Credit Facility" and together with the Term Loan, the "Senior Credit Facility"). The Revolving Credit Facility includes a $250 million sublimit for the issuance of letters of credit. The credit agreement governing the terms of the Senior Credit Facility (the "Credit Agreement") contains financial and operating covenants and restrictions on our ability to complete acquisitions, pay dividends, incur indebtedness, make investments and take certain other corporate actions. A portion of our available cash must be applied to service indebtedness. As of September 30, 1998, Allied was in compliance with the covenants contained in the Credit Agreement.

      The Term Loan Facility is an amortizing senior secured term loan with annual principal payments increasing from $75 million in 2001 to $105 million in 2002, and to $120 million in 2003. Principal under the Revolving Credit Facility is due upon maturity in June 2003.

      In addition to the scheduled principal payments, we are required to make mandatory prepayments on the Senior Credit Facility from the proceeds from certain asset sales and the issuance of new debt securities and cash-pay preferred stock. The amount of the mandatory prepayment is based upon the ratio of total debt to EBITDA (the "Ratio"). Prepayments equal

      -     75% of the net proceeds when the Ratio exceeds 4.50 to 1.00,

      - 50% of the net proceeds when the Ratio exceeds 4.00 to 1.00 but is less than 4.50 to 1.00 and

      -     0% when the Ratio is less than 4.00 to 1.00.

      Proceeds from new equity issues are exempt from mandatory prepayment requirements. Mandatory prepayments are applied first to repay outstanding Revolving Credit Facility advances (but not to reduce commitments under the Revolving Credit Facility) and the Term Loan pro rata based on amount outstanding, until no Revolving Credit Facility advances are outstanding, and then to repay the outstanding Term Loan.

      Borrowings under the Revolving Credit Facility may be used for acquisitions, the issuance of letters of credit, working capital and other general corporate purposes.

      The Senior Credit Facility bears interest, at our option, at either (1) a Base Rate, or (2) a LIBOR Rate, both terms as defined in the Credit Agreement, plus, in either case, an applicable margin. The applicable margin is adjusted from time to time pursuant to a pricing grid based upon the Ratio, as defined in the Credit Agreement, and varies between zero percent and 0.50% for Base Rate loans, and 0.75% and 1.75% for Eurodollar loans.

      The Senior Credit Facility is guaranteed by substantially all of our present and future subsidiaries. In addition, the Senior Credit Facility is secured by substantially all of Allied's and the personal property and a pledge of the stock of substantially all the our present and future subsidiaries.

      The Senior Credit Facility agreement contains certain financial covenants including, but not limited to, a Total Debt to EBITDA ratio, a Fixed Charge Coverage ratio and an Interest Expense Coverage ratio, all terms as defined in the Credit Agreement. In addition, the Credit Agreement also limits our ability to

      -     make acquisitions and purchase fixed assets above certain amounts,

      -     pay dividends,

      -     incur additional indebtedness and liens,

      -     make optional prepayments on certain subordinated indebtedness,

      -     make investments, loans or advances,

      -     enter into certain transactions with affiliates or

      - enter into a merger, consolidation or sale of all or a substantial portion of the Company's assets.

      The Company was in compliance with all applicable covenants at September 30, 1998.

      The Company has entered into interest rate protection agreements (the "Agreements"), with commercial banks and investment banking institutions to reduce its exposure to fluctuations in variable interest rates. A summary of the Agreements outstanding as of September 30, 1998 is as follows:

NOTIONAL AMOUNT                    FIXED RATE              PERIOD
 (IN MILLIONS)
    $  50                            6.08%       September 1997 - September 2000
       50                            6.06        September 1997 - March 2000
       50                            5.12        February 1998 - April 1999
       50                            6.02        October 1997 - October 1999
       50                            5.90        November 1997 - November 1999
       50                            5.91        November 1997 - November 1999
      130                            6.06        May 1998 - May 2001

The Agreements effectively change the Company's interest rate paid on its floating rate long-term debt to a weighted average fixed rate of approximately 5.91% plus applicable margins imposed by the terms of the Credit Agreement at September 30, 1998.

                      DESCRIPTION OF THE NEW SENIOR NOTES

      As used below in this "Description of the New Senior Notes" (unless the context indicates otherwise), references to the "Senior Notes" refer to the Old Senior Notes and the New Senior Notes, which are described in the future tense for convenience only.

THE SENIOR NOTES

      The Company issued the Old Senior Notes to the Initial Purchasers on December 23, 1998. The Initial Purchasers sold the Old Senior Notes to "qualified institutional buyers," as defined in Rule 144A under the Securities Act. The terms of the New Senior Notes are substantially identical to the terms of the Old Senior Notes. However, the New Senior Notes are not subject to transfer restrictions or registration rights unless held by certain broker-dealers, affiliates of the Company or certain other persons. See "The Exchange Offer - Resale of the New Senior Notes." In addition, the Company does not plan to list the New Senior Notes on any securities exchange or seek quotation on any automated quotation system. The Old Senior Notes are listed on Nasdaq's PORTAL system.

      The following chart summarizes the basic terms of the Senior Notes:

Principal Amount at Maturity:...-   $225,000,000 of 7 3/8% Series B Senior Notes
                                    due 2004 (the "Five Year Notes")

                                - $600,000,000 of 7 5/8% Series B Senior Notes due 2006 (the "Seven Year Notes")

                                - $875,000,000 of 7 7/8% Series B Senior Notes due 2009 (the "Ten Year Notes")

Maturity Date:..................-   The 7 3/8% Series B Senior Notes will mature
                                    on January 1, 2004.

                                - The 7 5/8% Series B Senior Notes will mature on January 1, 2006.

                                - The 7 7/8% Series B Senior Notes will mature on January 1, 2009.

Interest Payments Dates:........-   The 7 3/8% Series B Senior Notes will bear
                                    interest at the rate of 7 3/8% compounded semi-annually on January 1 and July 1 of each year, commencing July 1, 1999.

                                - The 7 5/8% Series B Senior Notes will bear interest at the rate of 7 5/8% compounded semi-annually on January 1 and July 1 of each year, commencing July 1, 1999.

                                - The 7 7/8% Series B Senior Notes will bear interest at the rate of 7 7/8% compounded semi-annually on January 1 and July 1 of each year, commencing July 1, 1999.

Collateral and Ranking:.........    The Senior Notes are senior, unsecured
                                    obligations of the Company and will rank equally to each other, and to all our existing and future senior unsecured indebtedness and will rank senior in right of payment to all our existing and future subordinated indebtedness. The Senior Notes are guaranteed on a senior unsecured basis by Allied of which we are a direct wholly-owned subsidiary, and, so long as our senior credit facility is similarly guaranteed, by substantially all of our direct and indirect subsidiaries. However, the Senior Notes will be effectively subordinated to all of our secured indebtedness, including outstanding indebtedness under our Senior Credit
                                    Facility to the extent of the assets
                                    securing such indebtedness. As of September
                                    30, 1998, on a pro forma basis after giving effect to the issuance of the Senior Notes and the application of the proceeds therefrom, we would have had approximately
                                    $368 million of secured indebtedness
                                    outstanding and approximately an additional
                                    $730 million of availability under our
                                    Senior Credit Facility which would be
                                    secured indebtedness. The terms
                                    "indebtedness" and subordinated
                                    indebtedness" are defined in the
                                    "Description of the New Senior
                                    Notes--Subordination" and "Description of the New Senior Notes--Certain Definitions" sections of this Prospectus.

Global Note:....................    The New Senior Notes will be issued as a
                                    single, global note that will be deposited with The Depository Trust Company in New
                                    York, New York ("DTC"). Individual Senior
                                    Note holders will not receive certificates for the New Senior Notes, except in certain limited circumstances.

Payment
Procedures:.....................    The Company will make all payments on the
                                    Senior Notes (including principal, premium, if any, interest and Special Interest, if any) in immediately available same day
                                    funds, at the office or agency of the
                                    Company maintained for such purpose, which office or agency shall be maintained in the Borough of Manhattan, The City of New York, except that:

                                    -   Payments on Senior Notes represented by
                                        the Global Notes will be payable by wire transfer to the accounts specified by the holder of interests in such Global Note.

                                    -   Payments on Certificated Notes, if any,
                                        will be payable by wire transfer to the
                                        accounts specified by the Note holders
                                        or, if no such account is specified, by
                                        mailing a check to each Senior Note
                                        holder's registered address.

REGISTRATION RIGHTS AGREEMENT

      The Company has filed the Registration Statement to comply with its obligation under the Registration Rights Agreement to register the issuance of the New Senior Notes. See "The Exchange Offer - Registration Rights Agreement."

THE INDENTURE

      The Old Senior Notes were issued, and the New Senior Notes will be issued, pursuant to Series Supplements dated as of December 23, 1998 to an Indenture, (the "Indenture"), among the Company, Allied, as a Guarantor, the Subsidiary Guarantors and U.S. Bank Trust, N.A., as Trustee (the "Trustee"). The following summarizes certain provisions of the Indenture. This summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Indenture. Wherever this summary refers to a particular provision of the Indenture, such provision is incorporated by reference as a part of the statements made, and such statements are qualified in their entirety by such reference. References to the "Indenture" in this Description of the Senior Notes include each Series Supplement relating to the Senior Notes. All references in this section to the "Company" refer solely to Allied Waste North America, Inc., the issuer of the Senior Notes, and to "Allied" refer solely to Allied Waste Industries, Inc., and not to their respective subsidiaries.

      The definitions of many capitalized terms used in this section are summarized in "- Certain Definitions", below. Capitalized terms that are not defined below have the meanings set forth in the Indenture.

GENERAL

      The Five Year Notes, the Seven Year Notes and the Ten Year Notes will be unsecured senior obligations of the Company and will be pari passu in right of payment to each other. The Five Year Notes will be limited to $300 million aggregate principal amount, of which $225 million has been issued and will mature on January 1, 2004. The Seven Year Notes will be limited to $700 million aggregate principal amount, of which $600 million has been issued, and will mature on January 1, 2006. The Ten Year Notes will be limited to $1 billion aggregate principal amount, of which $875 million has been issued, and will mature on January 1, 2009. Additional Senior Notes may be issued from time to time after the date of the Series Supplements under the Indenture, subject to the provisions of the Indenture, including those described below under the caption " -- Certain Covenants -- Limitation on Consolidated Debt." Any such additional Senior Notes may be part of the same class and series (including with respect to voting) as the Senior Notes of such issue issued in this Offering.

      The Senior Notes will be fully and unconditionally guaranteed on a senior unsecured basis by Allied (such guarantees, the "Parent Guarantees").

      The Senior Notes will also be fully and unconditionally guaranteed by the existing Restricted Subsidiaries of the Company, and the Company will covenant to cause any Restricted Subsidiaries acquired or created in the future that guarantees the Bank Agreement to fully and unconditionally guarantee the Senior Notes, in each case jointly and severally on a senior unsecured basis (such guarantees, the "Subsidiary Guarantees" and, together with the Parent Guarantees, the "Senior Guarantees" of such guarantors, the "Subsidiary Guarantors").

      As of the date of the Indenture, all of the Company's Subsidiaries (other than Allied Insurance) were Restricted Subsidiaries. However, under certain circumstances, the Company will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indenture. See " -- Certain Covenants -- Limitation on Restricted Payments."

      The Senior Notes will be effectively subordinated to all existing and future indebtedness and other liabilities (including trade payables and capital lease obligations) of the Company's Subsidiaries (if any) that are Unrestricted Subsidiaries (and thus not Subsidiary Guarantors) and would be so subordinated to all existing and future indebtedness of the Subsidiary Guarantors if the Subsidiary Guarantees were avoided or subordinated in favor of the Subsidiary Guarantors' other creditors or if the Subsidiary Guarantors are released from their Subsidiary Guarantees as described under " -- Guarantees." See "Risk Factors -- Fraudulent Conveyance."

      The Senior Notes will be effectively subordinated to all secured Debt of the Company and its Subsidiaries, including outstanding Debt under the Company's Senior Credit Facility to the extent of the assets securing such Debt. See " Terms of Certain Outstanding Debt."

INTEREST AND PAYMENTS
--------------------------------------------------------------------------------
Summary: The Senior Notes will bear interest at the rates set forth below:

      - The Five Year Notes will bear interest at the rate of 7 3/8% compounded semi-annually on January 1 and July 1 of each year, commencing July 1, 1999.

      - The Seven Year Notes will bear interest at the rate of 7 5/8% compounded semi-annually on January 1 and July 1 of each year, commencing July 1, 1999.

      - The Ten Year Notes will bear interest at the rate of 7 7/8% compounded semi-annually on January 1 and July 1 of each year, commencing July 1, 1999.
--------------------------------------------------------------------------------

      The Senior Notes will bear interest at the rate per annum shown above from December 23, 1998 (the "Issue Date") or from the most recent interest Payment Date to which interest has been paid or provided for, payable semi-annually on July 1 and January 1 of each year, commencing July 1, 1999, until the principal thereof is paid or made available for payment, to the Person on whose name the Senior Note, or any predecessor note, is registered at the close of business on the preceding June 15 or December 15, as the case may be. The Senior Notes will bear interest on overdue principal and premium, if any, and, to the extent permitted by law, overdue interest at the rate per annum shown on the front cover of this Prospectus plus 2%. Interest on the Senior Notes will be computed on the basis of a 360-day year of twelve 30-day months.

      The principal of and premium, if any, and interest, including Special Interest (as defined below) on the Senior Notes will be payable, and the transfer of Senior Notes will be registrable, at the office or agency of the Company in The Borough of Manhattan, The City of New York. In addition, payment of interest may, at the option of the Company, be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register; provided, however, that all payments of the principal (and premium, if any) and interest on Senior Notes the Holders of which have given wire transfer instructions to the Company or its agent at least 10 Business Days prior to the applicable payment date will be required to be made by wire transfer of immediately available funds to the accounts specified by such Holders in such instructions.

      The Company has agreed to file and cause to become effective a registration statement relating to an exchange offer for each issue of the Senior Notes and Senior Guarantees, or, in lieu thereof, to file and cause to become effective a resale shelf registration statement for each issue of the Senior Notes and Senior Guarantees. If any such exchange offer or shelf registration statement is not filed or is not declared effective, or if any such exchange offer is not consummated, within the time periods set forth herein, Special

Interest (as defined below) will accrue and be payable on the Senior Notes either temporarily or permanently. See " -- Registration Covenant; Exchange Offers."

      No service charge will be made for any registration of transfer or exchange of Senior Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

OPTIONAL REDEMPTION
--------------------------------------------------------------------------------
SUMMARY:

1. We may redeem the Five Year Notes and the Seven Year Notes at the Redemption Price (as defined) equal to the greater of:

      -     100% of their principal amount; or

      - the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to maturity on a semi-annual basis at the Treasury Yield plus 50 basis points, plus in each case accrued but unpaid interest (including Special Interest).

2. Before January 1, 2004, we may redeem the Ten Year Notes at any time, at the redemption price equal to the greater of

      -     100% of their principal amount or

      - the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to maturity on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 50 basis points, plus in each case accrued but unpaid interest (including Special Interest).

3. On or after January 1, 2004, we may redeem all or part of the Ten Year Notes, at redemption prices that decline over time until the maturity date.

4. We also may redeem the following amount of the Ten Year Notes on the occasion of a public equity offering:

      - Before January 1, 2002, we may redeem on any one or more occasions up to 33 1/3% of the aggregate principal amount of the Ten Year Notes with the net proceeds of one or more public equity offerings at a price equal to 107.9% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any.
--------------------------------------------------------------------------------

FIVE YEAR NOTES

      Except as provided below, the Five Year Notes will not be subject to any redemption at the option of the Company prior to the final maturity of such Notes.

      Five Year Notes will be subject to redemption, at the option of the Company, in whole or in part, at any time, upon not less than 30 nor more than 60 days' notice mailed to each Holder of Five Year Notes to be redeemed at such Holder's address appearing in the applicable Note Register, in amounts of $1,000 or an integral multiple of $1,000, at a Redemption Price equal to the greater of

      -     100% of their principal amount or

      - the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to maturity on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 50 basis points, plus in each case accrued but unpaid interest, including Special Interest, to but excluding the Redemption Date, subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date.

SEVEN YEAR NOTES

      Except as provided below, the Seven Year Notes will not be subject to any redemption at the option of the Company prior to the final maturity of such Notes.

      Seven Year Notes will be subject to redemption, at the option of the Company, in whole or in part, at any time, upon not less than 30 nor more than 60 days' notice mailed to each Holder of Seven Year Notes to be redeemed at such Holder's address appearing in the applicable Note Register, in amounts of $1,000 or an integral multiple of $1,000, at a Redemption Price equal to the greater of

      -     100% of their principal amount or

      - the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to maturity on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 50 basis points, plus in each case accrued but unpaid interest (including Special Interest) to but excluding the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).


TEN YEAR NOTES

     The Ten Year Notes will not be subject to any redemption at the option of the Company prior to January 1, 2004 except as set forth in the following paragraphs. On or after January 1, 2004, the Ten Year Notes will be subject to redemption, in whole or in part, at the option of the Company at any time prior to maturity, upon not less than 30 nor more than 60 days' notice mailed to each Holder of Ten Year Notes to be redeemed at such Holder's address appearing in the applicable Note Register, in amounts of $1,000 or an integral multiple of $1,000, at the following Redemption Prices (expressed as percentages of principal amount) plus accrued but unpaid interest (including Special Interest) to but excluding the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the twelve-month period beginning on January 1 of each of the years indicated below:


                                                                      REDEMPTION
YEAR                                                                    PRICE
2004 .............................................................    103.9375%
2005 .............................................................    102.6250%
2006 .............................................................    101.3125%
2007 and thereafter . ............................................    100.0000%

      Prior to January 1, 2004, the Ten Year Notes will be subject to redemption, at the option of the Company, in whole or in part, at any time, upon not less than 30 nor more than 60 days' notice mailed to each Holder of Ten Year Notes to be redeemed at such Holder's address appearing in the applicable Note Register, in amounts of $1,000 or an integral multiple of $1,000, at a Redemption Price equal to the greater of

      -     100% of their principal amount or

      - the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to maturity on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 50 basis points, plus in each case accrued but unpaid interest (including Special Interest) to but excluding the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).

     At any time, or from time to time, prior to January 1, 2002, up to 33 1/3% in aggregate principal amount of the Ten Year Notes originally issued under the Indenture will be redeemable, at the option of the Company, from the net proceeds of one or more Public

Offerings of Capital Stock (other than Redeemable Interests) of Allied, at a Redemption Price equal to 107.9% of the principal amount thereof, together with accrued but unpaid interest, including Special Interest, to the Redemption Date, subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date; provided that the notice of redemption with respect to any such redemption is mailed within 30 days following the closing of the corresponding Public Offering.

SELECTION AND NOTICE

      If less than all the Senior Notes of any issue are to be redeemed, the particular Senior Notes to be redeemed will be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Notes of such issue not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions, equal to $1,000 or any integral multiples thereof, of the principal amount of the applicable Senior Notes of a denomination larger than $1,000.

MANDATORY REDEMPTION

      Except as described below under " -- Repurchase at the Option of Holders -- Asset Dispositions" and " -- Change of Control," the Senior Notes will not have the benefit of any mandatory redemption or sinking fund obligations of the Company.

REPURCHASE AT THE OPTION OF HOLDERS


ASSET DISPOSITIONS

      The Company may not make, and may not permit any Restricted Subsidiary to make, any Asset Disposition unless:

      (1) the Company (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such disposition at least equal to the fair market value of the shares or the assets disposed of, as determined in good faith by the Board of Directors for any transaction (or series of transactions) involving in excess of $10 million and not involving the sale of equipment or other assets specifically contemplated by the Company's capital expenditure budget previously approved by the Board of Directors;

      (2) at least 75% of the consideration received by the Company (or such Restricted Subsidiary) consists of

            (u)   cash or readily marketable cash equivalents,

            (v) the assumption of Debt or other liabilities reflected on the consolidated balance sheet of the Company and its Restricted Subsidiaries in accordance with generally accepted accounting principles (excluding Debt or any other liabilities subordinate in right of payment to the Senior Notes) and release from all liability on such Debt or other liabilities assumed,

            (w) assets used in, or stock or other ownership interests in a Person that upon the consummation of such Asset Disposition becomes a Restricted Subsidiary and will be principally engaged in, the business of the Company or any of its Restricted Subsidiaries as such business is conducted immediately prior to such Asset Disposition,

            (x) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of cash and Cash Equivalents received),

            (y) any Designated Noncash Consideration received pursuant to this clause (y) that is at the time outstanding, not to exceed 15% of Consolidated Total Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value), or

            (z)   any combination thereof; and

      (3) 100% of the Net Available Proceeds from such Asset Disposition (including from the sale of any marketable cash equivalents received therein) are applied by the Company or a Restricted Subsidiary

            (A) first, within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Proceeds, to Debt of the Company or its Restricted Subsidiaries then outstanding under the Bank Agreement which would require such application or which would prohibit payments pursuant to Clause (B) following;

            (B) second, to the extent Net Available Proceeds are not required to be applied as specified in Clause (A), to purchases on a pro rata basis of Outstanding Notes of each issue pursuant to an Offer to Purchase (to the extent such an offer is not prohibited by the terms of the Bank Agreement then in effect) at a purchase price equal to 100% of their principal amount plus accrued interest to the date of purchase (subject to the rights of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the purchase date); and

            (C) third, to the extent of any remaining Net Available Proceeds following completion of such Offer to Purchase, to any other use as determined by the Company which is not otherwise prohibited by the Indenture and provided further that the 75% limitation referred to in clause (2) above will not apply to any Asset Disposition if the consideration received therefrom, as determined in good faith by the Company's Board of Directors, is equal to or greater than what the after-tax proceeds would have been had the Asset Disposition complied with the aforementioned 75% limitation.

      Notwithstanding the foregoing, the Company will not be required to comply with the provisions of the Indenture described in Clause (3) above

            (a) if the Net Available Proceeds less any amounts ("Reinvested Amounts") are invested or committed to be invested within one year from the later of the date of the related Asset Disposition or the receipt of such Net Available Proceeds in assets that will be used in the business of the Company or any of its Restricted Subsidiaries as such business is conducted prior to such Asset Disposition (determined by the Board of Directors in good faith) or

            (b) to the extent the Company elects to redeem the Senior Notes of any series with the Net Available Proceeds pursuant to any of the provisions described under " -- Optional Redemption."

      Notwithstanding the foregoing, the Company will not be required to comply with the requirements described in Clause (2) of the above if the Asset Disposition is an Excepted Disposition.

      Any Offer to Purchase required by the provisions described above will be effected by the sending of the written terms and conditions thereof (the "Offer Document"), by first class mail, to Holders of the Notes within 30 days after the date which is one year after the later of the date of such Asset Disposition or the receipt of the related Net Available Proceeds. The form of the Offer to Purchase and the requirements that a Holder must satisfy to tender any Senior Note pursuant to such Offer to Purchase are substantially the same as those described below under " -- Change of Control."

CHANGE OF CONTROL

--------------------------------------------------------------------------------
Summary: If the Company experiences a Change of Control, the holder of Senior Notes will have the right to require the Company to repurchase the Senior Notes for:

            -     101% of the principal amount thereof, and

            -     accrued and unpaid interest on that principal.
--------------------------------------------------------------------------------

      Within 30 days following the date the Company becomes aware of the consummation of a transaction that results in a Change of Control (as defined below), the Company will commence an Offer to Purchase all Outstanding Notes, at a purchase price equal to 101% of their aggregate principal amount plus accrued interest, if any, to the date of purchase (subject to the rights of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the date of purchase). Such obligation will not continue after a discharge of the Company or defeasance from its obligations with respect to the Senior Notes. See " -- Defeasance."

      A "Change of Control" will be deemed to have occurred in the event that, after the date of the Indenture,

      (1)   so long as the Company is a Subsidiary of Allied,

            (a) any Person, or any Persons (other than a Permitted Allied Successor, as defined below), acting together that would constitute a "Group" (a "Group") for purposes of Section 13(d) of the Exchange Act, together with any Affiliates or Related Persons thereof (other than any employee stock ownership plan), beneficially own 50% or more of the total voting power of all classes of Voting Stock of Allied,

            (b) any Person or Group, together with any Affiliates or Related Persons thereof, succeeds in having sufficient of its nominees who have not been approved by the Continuing Directors elected to the Board of Directors of Allied such that such nominees, when added to any existing director remaining on the Board of Directors of Allied after such election who is an Affiliate or Related Person of such Person or Group, will constitute a majority of the Board of Directors of Allied or,

            (c) there occurs any transaction or series of related transactions (other than a merger, consolidation or other transaction with a Related Business in which the shareholders of Allied immediately prior to such transaction (or series) receive

                  (I) solely Voting Stock of Allied (or its successor or parent, as the case may be),

                  (II) cash, securities and other property in an amount which could be paid by the Company as a Restricted Payment under the Indenture after giving pro forma effect to such transaction, or

                  (III) a combination thereof), and the beneficial owners of the
                        Voting Stock of Allied immediately prior to such transaction (or series) do not, immediately after such transaction (or series), beneficially own Voting Stock representing more than 50% of the total voting power of all classes of Voting Stock of Allied (or in the case of a transaction (or series) in which another entity becomes a successor to, or parent of, Allied, of the successor or parent entity),

      (2)   if the Company is not a Subsidiary of Allied,

            (a) any Person, or any Persons (other than a Permitted Company Successor, as defined below), acting together that would constitute a "Group" (a "Group") for purposes of Section 13(d) of the Exchange Act, together with any Affiliates or Related Persons thereof (other than any employee stock ownership plan) beneficially own 50% or more of the total voting power of all classes of Voting Stock of the Company,

            (b) any Person or Group, together with any Affiliates or Related Persons thereof, succeeds in having sufficient of its nominees who have not been approved by the Continuing Directors elected to the Board of Directors of the Company such that such nominees, when added to any existing director remaining on the Board of Directors of the Company after such election who is an Affiliate or Related Person of such Person or Group, will constitute a majority of the Board of Directors of the Company or,

            (c) there occurs any transaction or series of related transactions (other than a merger, consolidation or other transaction with a Related Business in which the shareholders of the Company immediately prior to such transaction (or series) receive

                  (I) solely Voting Stock of the Company (or its successor or parent, as the case may be),

                  (II) cash, securities and other property in an amount which could be paid by the Company as a Restricted Payment under the Indenture after giving pro forma effect to such transaction or

                  (III) a combination thereof), and the beneficial owners of the
                        Voting Stock of the Company immediately prior to such transaction (or series) do not, immediately after such transaction (or series), beneficially own Voting Stock representing more than 50% of the total voting power of all classes of Voting Stock of the Company

                        (or in the case of a transaction (or series) in which another entity becomes a successor to the Company, of the successor entity).

      A "Permitted Allied Successor" means an issuer, other than Allied, of Voting Securities issued to the shareholders of Allied in a merger, consolidation or other transaction permitted by clause (1)(c) of the definition of Change of Control. A "Permitted Company Successor" means an issuer, other than the Company, of Voting Securities issued to the shareholders of the Company in a merger, consolidation or other transaction permitted by clause (2)(c) of the definition of Change of Control.

      The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes resulting from a Change of Control.

      The terms of the Credit Agreement prohibit any repurchase of Senior Notes by the Company in the event of a Change of Control, unless all indebtedness then outstanding under the Bank Agreement is first repaid. In order to repay such indebtedness and repurchase the Senior Notes, it may be necessary for the Company to recapitalize and/or refinance some or all of its outstanding indebtedness. We cannot assure you that such recapitalization or refinancing, if required, would be accomplished on favorable terms, in a timely manner or at all. Were any obligation of the Company to repurchase Senior Notes upon a Change of Control to result in a default under the Bank Agreement, the Company may not have sufficient assets to satisfy its obligations under the Bank Agreement and the Indenture. See "Risk Factors -- Leverage; Ability to Service Debt."

      Within 30 days of a Change of Control, an Offer Document will be sent, by first class mail, to Holders of each issue of the Senior Notes, accompanied by such information regarding the Company and its Subsidiaries as the Company in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase, which at a minimum will include or incorporate by reference

      (1) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and contained in the documents required to be filed with the Trustee pursuant to the provisions described under " -- Certain Covenants -- Provision of Financial Information" below (which requirements may be satisfied by delivery of such documents together with the Offer to Purchase), and

      (2) any other information required by applicable law to be included therein. Each Offer Document will contain all instructions and materials necessary to enable Holders of the applicable Senior Notes to tender such Senior Notes pursuant to the Offer to Purchase. Each Offer Document will also state

            (a) that a Change of Control has occurred (or, if the Offer to Purchase is delivered in connection with an Asset Disposition, that an Asset Disposition has occurred) and that the Company will offer to purchase the Holder's Senior Notes,

            (b) the Expiration Date of the Offer to Purchase, which will be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer Document,

            (c) the Purchase Date for the purchase of Senior Notes which will be within five Business Days after the Expiration Date,

            (d) the aggregate principal amount of Senior Notes to be purchased (including, if less than 100%, the manner by which such purchase has been determined pursuant to the Indenture) and the purchase price and

            (e) a description of the procedure which a Holder must follow to tender all or any portion of the Senior Notes.

      To tender any Senior Note, a Holder must surrender such Senior Note at the place or places specified in the Offer Document prior to the close of business on the Expiration Date (such Senior Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument or transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing). Holders will be entitled to withdraw all or any portion of Senior Notes tendered if the Company (or its Paying Agent) receives, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Senior Note and Holder tendered, the certificate number of the Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender. Any portion of a Senior Note tendered must be tendered in an integral multiple of $1,000 principal amount.

GUARANTEES

--------------------------------------------------------------------------------
      Summary: The Company's payment obligations under the Senior Notes will be fully guaranteed on a senior unsecured basis (the "Parent Guarantees") by Allied and, so long as the Company's Senior Credit Facility is similarly guaranteed, all of the Company's existing and future Restricted Subsidiaries (as defined herein) (such subsidiary guarantors, the "Subsidiary Guarantors" and, together with Allied, the "Guarantors" and the guarantees of such Subsidiary Guarantors the "Subsidiary Guarantees" and together with the Parent Guarantees, the "Guarantees"). The Guarantors will, jointly and severally, on a senior unsecured basis, unconditionally guarantee the due and punctual payment of principal of (and premium, if any) and interest (including Special Interest) on each issue of the Senior Notes, when and as the same shall become due and payable, whether at the maturity date, by declaration of acceleration, call of redemption or otherwise.
--------------------------------------------------------------------------------

      The Senior Guarantees of each Guarantor will remain in effect with respect to each issue of Senior Notes until the entire principal of, premium, in any, and interest on such issue of Senior Notes shall have been paid in full or otherwise discharged in accordance with the provisions of the Indenture; provided, however, that if

      (1) with respect to each Guarantor, an issue of Senior Notes is defeased and discharged as described under Clause (A) under "-- Defeasance," or

      (2)   with respect to each Subsidiary Guarantor, such Subsidiary Guarantor

            (a)   ceases to be a Restricted Subsidiary or

            (b) all or substantially all of the assets of such Subsidiary Guarantor or all of the Capital Stock of such Subsidiary Guarantor is sold (including by issuance, merger, consolidation or otherwise) by the Company or any of its Subsidiaries in a transaction constituting an Asset Disposition and the Net Available Proceeds from such Asset Disposition are used in accordance with the provisions described under "-- Repurchase at the Option of Holders -- Asset Dispositions," or

            (c) ceases to be a guarantor under, or to pledge any of its assets to secure obligations under, the Bank Agreement then in each case of (1) and (2) above, such Guarantor or the corporation acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) shall be released and discharged of its Senior Guarantee obligations.

CERTAIN COVENANTS
--------------------------------------------------------------------------------
Summary: The Indenture contains certain covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:

      -     incur additional indebtedness or issue preferred equity interests;

      - pay certain dividends, redeem capital stock or make certain other restricted payments or investments;

      -     create liens on assets;

      -     enter into certain transactions with affiliates or related persons.

      -     merge, consolidate or sell all or substantially all of its assets.

Following the first date upon which any one of the Senior Notes are rated the following:

      - Baa3 or better by Moody's Investors Service, Inc. and BB+ or better by Standard & Poor's Ratings Group; or

      - BBB- or better by Standard & Poor's Ratings Group and Ba1 or better by Moody's Investors Service, Inc.

certain covenants, including those relating to the incurrence of indebtedness, the making of dividends, the redemption of capital stock and other restricted payments, limitations on restrictions concerning distributions by subsidiaries and transactions with affiliates will no longer be applicable to the Senior Notes.
--------------------------------------------------------------------------------

CHANGES IN COVENANTS WHEN NOTES RATED INVESTMENT GRADE

      Following the first date upon which any of the Five Year Notes, the Seven Year Notes or the Ten Year Notes are rated the following:

      (1) Baa3 or better by Moody's Investors Service, Inc. ("Moody's") and BB+ or better by Standard & Poor's Ratings Group ("S&P"); or

      (2) BBB- or better by S&P and Ba1 or better by Moody's (a "Rating Event") (or, in any case, if such person ceases to rate both issues of the Notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other "nationally recognized statistical rating organization" (within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act) selected by the Company as a replacement agency) (the "Rating Event Date") (and provided no Event of Default or event that with notice or the passage of time would constitute an Event of Default shall exist on the Rating Event Date), then the covenants specifically listed under "-- Repurchase at the Option of Holders -- Asset Dispositions," "-- Certain Covenants -- Limitation on Consolidated Debt," "-- Limitation on Restricted Payments," "-- Limitations Concerning Distributions by Subsidiaries, Etc.," "-- Limitation on Transactions with Affiliates and Related Persons" and "-- Unrestricted Subsidiaries" in this Prospectus will no longer be applicable to the Senior Notes.

      There can be no assurance that a Rating Event Date will occur or, if one occurs, that the Senior Notes will continue to maintain an investment grade rating. In addition, at no time after a Rating Event Date will the provisions and covenants contained in the Indenture at the time of the issuance of the applicable issue of the Senior Notes that cease to be applicable after the Rating Event Date be reinstated.

      The Indenture contains, among others, the following covenants:


LIMITATION ON CONSOLIDATED DEBT

      The Company may not incur any Debt and may not permit Restricted Subsidiaries to Incur any Debt or issue Preferred Stock unless, immediately after giving effect to the Incurrence of such Debt or issuance of such Preferred Stock and the receipt and application of the proceeds thereof, the Consolidated EBITDA Coverage Ratio of the Company for the four full fiscal quarters next preceding the Incurrence of such Debt or issuance of such Preferred Stock, calculated on a pro forma basis as if such Debt had been Incurred or such Preferred Stock had been issued and the proceeds thereof had been received and so applied at the beginning of the four full fiscal quarters, would be greater than 2.0 to 1.0.

      Without regard to the foregoing limitations, the Company or any restricted Subsidiary of the Company may Incur the following Debt:

      (1) Debt under the Bank Agreement in an aggregate principal amount at any one time outstanding not to exceed the amount permitted to be borrowed thereunder;

      (2)   Debt evidenced by the Senior Notes and the Guarantees;

      (3) Debt owed by the Company to any Restricted Subsidiary or Debt owed by a Restricted Subsidiary to the Company or to a Restricted Subsidiary; provided, however, that in the event that either

            (x) the Company or the Restricted Subsidiary to which such Debt is owed transfers or otherwise disposes of such Debt to a Person other than the Company or another Restricted Subsidiary or

            (y)   such Restricted Subsidiary ceases to be a Restricted
                  Subsidiary,

            the provisions of this Clause (3) shall no longer be applicable to such Debt and such Debt shall be deemed to have been incurred at the time of such transfer or other disposition or at the time such Restricted Subsidiary ceases to be a Restricted Subsidiary;

      (4)   Debt outstanding on the date of the Indenture;

      (5) Debt incurred in connection with an acquisition, merger or consolidation transaction permitted under the provisions of the Indenture described under "-- Mergers, Consolidations and Certain Sales of Assets," which Debt

            (A) was issued by a Person prior to the time such Person becomes a Restricted Subsidiary in such transaction (including by way of merger of consolidation with the Company or another Restricted Subsidiary) and was not issued in contemplation of such transaction or

            (B) is issued by the Company or a Restricted Subsidiary to a seller in connection with such transaction,

            in an aggregate amount for all such Debt issued pursuant to the provisions of the Indenture described under this Clause (5) and then outstanding does not exceed 5% of the Consolidated Total Assets of the Company at the time of such Incurrence;

      (6) Debt consisting of Permitted Interest Rate or Currency Protection Agreements;

      (7) Debt Incurred to renew, extend, refinance or refund any outstanding Debt permitted in the preceding paragraph or in Clauses (1) through
            (5) above or Incurred pursuant to this clause (7); provided, however, that such Debt does not exceed the principal amount of Debt so renewed, extended, refinanced or refunded (plus the amount of any premium and accrued interest, plus customary fees, consent payments, expenses and costs relating to the Debt so renewed, extended, refinanced or refunded); and

      (8) Debt not otherwise permitted to be Incurred pursuant to clauses (1) through (7) above, which, in aggregate amount, together with the aggregate amount of all other Debt previously Incurred pursuant to the provisions of the Indenture described under this Clause (8) and then outstanding, does not exceed 7.5% of the Consolidated Total Assets of the Company at the time of such Incurrence.


LIMITATION ON RESTRICTED PAYMENTS

      The Company may not, and may not permit any Restricted Subsidiary to, directly or indirectly,

      (1) declare or pay any dividend, or make any distribution, of any kind or character (whether in cash, property or securities) in respect of the Capital Stock of the Company or any Restricted Subsidiary or to the holders thereof in their capacity as such, excluding any dividends or distributions

            (u) to the extent payable in shares of the Capital Stock of the Company (other than Redeemable Interests) or in options, warrants or other rights to acquire the Capital Stock of the Company (other than Redeemable Interests),

            (v) dividends or distributions by a Restricted Subsidiary to the Company or another Wholly Owned Restricted Subsidiary and

            (w) the payment of pro rata dividends by a Restricted Subsidiary to holders of both minority and majority interests in such Restricted Subsidiary,

      (2)   purchase, redeem or otherwise acquire or retire for value

            (a) any Capital Stock of the Company or any Capital Stock of or other ownership interests in any Subsidiary or any Affiliate or Related Person of the Company or

            (b) any options, warrants or rights to purchase or acquire shares of Capital Stock of the Company or any Capital Stock of or other ownership interests in any Subsidiary or any Affiliate or Related Person of the Company (excluding, in each case of (a) and (b), the purchase, redemption, acquisition or retirement by any Restricted Subsidiary of any of its Capital Stock, other ownership interests or options, warrants or rights to purchase such Capital Stock or other ownership interests, in each case, owned by the Company or a Wholly Owned Restricted Subsidiary),

      (3)   make any Investment that is not a Permitted Investment or

      (4) redeem, defease, repurchase, retire or otherwise acquire or retire for value prior to any scheduled maturity, repayment or sinking fund payment, Debt of the Company that is subordinate in right of payment to the Senior Notes

(each of the transactions described in Clauses (1) through (4) above being a "Restricted Payment"), if:

      (1) an Event of Default, or an event that with the lapse of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and be continuing; or

      (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the most recently ended four full fiscal quarter period for which internal financial statements are available immediately preceding the date of such Restricted Payment, not have been permitted to Incur at least $1.00 of additional Debt pursuant to the Consolidated EBITDA Coverage Ratio test set forth in the first paragraph under "-- Limitation on Consolidated Debt" above; or

      (3) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments (excluding Restricted Payments permitted by Clauses (1), (2), (3), (5) and (7) of the next succeeding paragraph) from the date of the Indenture (the amount so expended, if other than in cash, determined in good faith by the Board of Directors) exceeds the sum, without duplication, of:

            (a) 50% of the aggregate Consolidated Net Income (or, in case Consolidated Net Income shall be negative, less 100% of such deficit) for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment;

            (b) 100% of the aggregate net cash proceeds from the issuance and sale to Allied of Capital Stock (other than Redeemable Interests) of the Company and options, warrants or other rights to acquire Capital Stock (other than Redeemable Interests and Debt convertible into Capital Stock) of the Company and the principal amount of Debt and Redeemable Interests of the Company that has been converted into Capital Stock (other than Redeemable Interests) of the Company after the date of the Indenture, provided that any such net proceeds received by the Company from an employee stock ownership plan financed by loans from the Company or a Subsidiary of the Company shall be included only to the extent such loans have been repaid with cash on or prior to the date of determination;

            (c) 50% of any dividends received by the Company or a Wholly Owned Restricted Subsidiary after the date of the Indenture from an Unrestricted Subsidiary of the Company; and

            (d)   $300 million.

      The foregoing covenant will not be violated by reason of

      (1) the payment of any dividend within 60 days after declaration thereof if at the declaration date such payment would have complied with the foregoing covenant;

      (2) any refinancing or refunding of Debt permitted if such refinancing or refunding is permitted pursuant to clause (vii) of the second paragraph under "-- Limitation on Consolidated Debt" above;

      (3) the purchase, redemption or other acquisition or retirement for value of any Debt or Capital Stock of the Company or any options, warrants or rights to purchase or acquire shares of Capital Stock of the Company in exchange for, or out of the net cash proceeds of, the substantially concurrent issuance or sale (other than to a Restricted Subsidiary of the Company) of Capital Stock (other than Redeemable Interests) of the Company; provided that the amount of any such net cash proceeds that are utilized for any such purchase, redemption or other acquisition or retirement for value shall be excluded from clause (3)(b) in the foregoing paragraph;

      (4) the repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of principal of any subordinated Debt or Capital Stock through the issuance of new subordinated Debt or Capital Stock of the Company.

      (5)   the Refinancing Transactions;

      (6) the repurchase of any subordinated Debt at a purchase price not greater than 101% of the principal amount of such subordinated Debt in the event of a Change of Control pursuant to a provision similar to the "-- Repurchase at the Option of Holders -- Change of Control" covenant; provided that prior to such repurchase the Company has made the Change of Control Offer as provided in such covenant with respect to the Senior Notes and repurchased all Senior Notes validly tendered for repayment in connection with such Change of Control Offer;

      (7) the purchase or redemption of any Debt from Net Available Proceeds to the extent permitted under "-- Repurchase at the Option of Holders -- Asset Dispositions"; and

      (8)   payments pursuant to the Intercompany Agreements.

      Upon the designation of any Restricted Subsidiary as an Unrestricted Subsidiary, an amount equal to the greater of the book value and the fair market value of all assets of such Restricted Subsidiary at the end of the Company's most recently ended fiscal quarter for which internal financial statements are available prior to such designation will be deemed to be a Restricted Payment at the time of such resignation for purposes of calculating the aggregate amount of Restricted Payments (including the Restricted Payment resulting from such designation) permitted under provisions described in the second preceding paragraph.


LIMITATIONS CONCERNING DISTRIBUTIONS BY SUBSIDIARIES, ETC.

      The Company may not, and may not permit any Restricted Subsidiary to, suffer to exist any consensual encumbrance or restriction on the ability of such Restricted Subsidiary

      (1) to pay, directly or indirectly, dividends or make any other distributions in respect to its Capital Stock or other ownership interests or pay any Debt or other obligation owed to the Company or any other Restricted Subsidiary;

      (2) to make loans or advances to the Company or any other Restricted Subsidiary; or

      (3) to sell, lease or transfer any of its property or assets to the Company or any Wholly Owned Restricted Subsidiary, except, in any such case, any encumbrance or restriction:

            (a) pursuant to the Senior Notes, the Indenture, the Senior Guarantees or any other agreement in effect on the date of the Indenture,

            (b) pursuant to the Bank Agreement, including any Guarantees of or Liens securing the Debt Incurred thereunder,

            (c) pursuant to an agreement relating to any Debt Incurred by such Subsidiary prior to the date on which such Subsidiary was acquired by the Company and outstanding on such date and not incurred in anticipation of becoming a Subsidiary,

            (d) pursuant to an agreement which has been entered into for the pending sale or disposition of all or substantially all of the Capital Stock, other ownership interests or assets of such Subsidiary, provided that such restriction terminates upon consummation or abandonment of such disposition and upon termination of such agreement,

            (e) pursuant to customary non-assignment provisions in leases and other agreements entered into in the ordinary course of business,

            (f) restrictions contained in any security agreement (including a capital lease) securing Debt permitted to be Incurred under the Indenture that impose restrictions of the nature described in Clause (3) above on the property subject to the Lien of such security agreement,

            (g) pursuant to an agreement effecting a renewal, extension, refinancing or refunding of Debt incurred pursuant to an agreement referred to in Clause (a), (b) or (f) above; provided, however, that the provisions relating to such encumbrance or restriction contained in such renewal, extension, refinancing or refunding agreement are no more restrictive in any material respect than the provisions contained in the agreement it replaces, as determined in good faith by the Board of Directors; or

            (h) such encumbrance or restriction is the result of applicable corporate law or regulation relating to the payment of dividends or distributions.


LIMITATION ON LIENS

      Allied may not, and the Company may not, and may not permit any of its Restricted Subsidiaries to, create, Incur, assume or otherwise cause or suffer to exist or become effective any Lien (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired to secure Debt of Allied, the Company or any of its Restricted Subsidiaries.


LIMITATION ON TRANSACTIONS WITH AFFILIATES AND RELATED PERSONS

      The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an "Affiliate Transaction"), unless

      (1) such Affiliate Transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and

      (2) the Company delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10,000,000, either

            (a) a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (1) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors or

            (b) an opinion as to the fairness to the Company or such Restricted Subsidiary, as the case may be, of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

      Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions:

      (1) customary directors' fees, indemnification or similar arrangements or any employment agreement or other compensation plan or arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business (including ordinary course loans to employees not to exceed (a) $5,000,000 outstanding in the aggregate at any time and (b) $2,000,000 to any one employee) and consistent with the past practice of the Company or such Restricted Subsidiary;

      (2) loans by the Company and its Restricted Subsidiaries to employees of Allied or any of its Subsidiaries in connection with management incentive plans not to exceed $25,000,000 at any time outstanding; provided that such limitation shall not apply to loans the proceeds of which are used to purchase common stock of (a) the Company from the Company or (b) Allied from Allied if and to the extent that Allied utilizes the proceeds thereof to acquire Capital Stock (other than Redeemable Interests) of the Company;

      (3) transactions between or among the Company and/or its Restricted Subsidiaries;

      (4) payments of customary fees by the Company or any of its Restricted Subsidiaries to investment banking firms and financial advisors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which are approved by a majority of the Board of Directors in good faith;

      (5) any agreement as in effect on the date of the Indenture or any amendment thereto (so long as such amendment is not disadvantageous to the Holders of the Senior Notes in any material respect) or any transaction contemplated thereby;

      (6) payments and transactions in connection with the Tender Offers, and the payment of the fees and expenses with respect thereto; and

      (7) Restricted Payments that are permitted by the provisions of the Indenture described under the caption "-- Limitation on Restricted Payments."


PROVISION OF FINANCIAL INFORMATION

      Whether or not Allied is required to be subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company (or Allied for so long as the Company is a Wholly-Owned Subsidiary of Allied) will file with the SEC the annual reports, quarterly reports and other documents which the Company (or Allied for so long as the Company is a Wholly-Owned Subsidiary of Allied) would have been required to file with the SEC pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company (or Allied for so long as the Company is a Wholly-Owned Subsidiary of Allied) were so required, such documents to be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so required. The Company shall also in any event

      (1) within 15 days of each Required Filing Date file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company (or Allied for so long as the Company is a Wholly-Owned Subsidiary of Allied) filed with the SEC pursuant to such Section 13(a) or 15(d) or any successor provisions thereto or would have been required to file with the SEC pursuant to such
            Section 13(a) or 15(d) or any successor provisions thereto if the Company (or Allied for so long as the Company is a Wholly-Owned Subsidiary of Allied) were required to comply with such Sections and

      (2) if filing such documents by the Company (or Allied for so long as the Company is a Wholly-Owned Subsidiary of Allied) with the SEC is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any prospective Holder.


UNRESTRICTED SUBSIDIARIES

      The Company at any time may designate any Person that is a Subsidiary, or after the date of the Indenture becomes a Subsidiary, of the Company as an "Unrestricted Subsidiary," whereupon (and until such Person ceases to be an Unrestricted Subsidiary) such Person and each other Person that is then or thereafter becomes a Subsidiary of such Person will be deemed to be an Unrestricted Subsidiary. In addition, the Company may at any time terminate the status of any Unrestricted Subsidiary as an Unrestricted Subsidiary, whereupon such Subsidiary and each other Subsidiary of the Company (if any) of which such Subsidiary is a Subsidiary will be a Restricted Subsidiary.

      Notwithstanding the foregoing, no change in the status of a Subsidiary of the Company from a Restricted Subsidiary to an Unrestricted Subsidiary or from an Unrestricted Subsidiary to a Restricted Subsidiary will be effective, and no Person may otherwise become a Restricted Subsidiary, if:

      (1) in the case of any change in status of a Restricted Subsidiary to an Unrestricted Subsidiary, the Restricted Payment resulting from such change, would violate the provisions of the Indenture described under Clause (3) of the first paragraph under " -- Limitation on Restricted Payments" above; or

      (2) such change or other event would otherwise result (after the giving of notice or the lapse of time, or both) in an Event of Default.

      In addition and notwithstanding the foregoing, no Restricted Subsidiary of the Company may become an Unrestricted Subsidiary, and the status of any Unrestricted Subsidiary as an Unrestricted Subsidiary will be deemed to have been immediately terminated (whereupon such Subsidiary and each other Subsidiary of the Company (if any) of which such Subsidiary is a Subsidiary will be a Restricted Subsidiary) at any time when:

      (1)   such Subsidiary

            (a) has outstanding Debt that is Unpermitted Debt (as defined below) or

            (b) owns or holds any Capital Stock of or other ownership interests in, or a Lien on any property or other assets of, the Company or any of its Restricted Subsidiaries; or

      (2)   the Company or any other Restricted Subsidiary

            (a) provides credit support for, or a Guaranty of, any debt of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt) or

            (b) is directly or indirectly liable on any Debt of such Subsidiary. Any termination of the status of an Unrestricted Subsidiary as an Unrestricted Subsidiary pursuant to the preceding sentence will be deemed to result in a breach of this covenant in any circumstance in which the Company would not be permitted to change the status of such Unrestricted Subsidiary to the status of a Restricted Subsidiary pursuant to the provision of the Indenture described under the preceding paragraph.

     "Unpermitted Debt" means any Debt of a Subsidiary of the Company if

      (1) a default thereunder (or under any instrument or agreement pursuant to or by which such Debt is issued, secured or evidenced) or any right that the holders thereof may have to take enforcement action against such Subsidiary or its property or other assets, would permit (whether or not after the giving of notice or the lapse of time or both) the holders of any Debt of the Company or any other Restricted Subsidiary to declare the same due and payable prior to the date on which it otherwise would have become due and payable or otherwise to take any enforcement action against the Company or any such other Restricted Subsidiary or

      (2) such Debt is secured by a Lien on any property or other assets of the Company and any of its other Restricted Subsidiaries.

      Each Person that is or becomes a Subsidiary of the Company will be deemed to be a Restricted Subsidiary at all times when it is a Subsidiary of the Company that is not an Unrestricted Subsidiary. Each Person that is or becomes a Wholly Owned Subsidiary of the Company shall be deemed to be a Wholly Owned Restricted Subsidiary at all times when it is a Wholly Owned Subsidiary of the Company that is not an Unrestricted Subsidiary.

MERGERS, CONSOLIDATIONS AND CERTAIN SALES OF ASSETS

      The Company

      (1)   may not consolidate with or merge into any Person;

      (2) may not permit any Person other than a Restricted Subsidiary to consolidate with or merge into the Company; and

      (3) may not, directly or indirectly, in one or a series of transactions, transfer, convey, sell, lease or otherwise dispose of all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis; unless, in each case (1),
            (2) and (3) above:

            (a) immediately before and after giving effect to such transaction (or series) and treating any Debt Incurred by the Company or a Subsidiary of the Company as a result of such transaction (or series) as having been incurred by the Company of such Subsidiary at the time of the transaction (or series), no Event of Default, or event that with the passing of time or the giving of notice, or both, will constitute an Event of Default, shall have occurred and be continuing;

            (b) in a transaction (or series) in which the Company does not survive or in which the Company transfers, conveys, sells, leases or otherwise disposes of all or substantially all of its properties and assets, the successor entity is a corporation, partnership, limited liability company or trust and is organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes, by a supplemental Indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all the Company's obligations under the Indenture;

            (c) if such transaction (or series) occurs prior to the occurrence of a Rating Event Date, either

                  (x) the Company or the successor entity would, at the time of such transaction (or series) and after giving pro forma effect thereto as if such transaction (or series) had occurred at the beginning of the most recently ended four full fiscal quarter period for which internal financial statements are available immediately preceding the date of such transaction (or series), have been permitted to Incur at least $1.00 of additional Debt pursuant to the Consolidated EBITDA Coverage Ratio test set forth in the first paragraph under " -- Certain Covenants -- Limitation on Consolidated Debt" above or

                  (y) the Consolidated EBITDA Coverage Ratio of the Company or the successor entity for the most recently ended four full fiscal quarter period for which internal financial statements are available immediately preceding the date of such transaction (or series), calculated on a pro forma basis as if such transaction (or series) had occurred at the beginning of such four full fiscal quarter period, would be no less than such Consolidated EBITDA Coverage Ratio, calculated without giving effect to such transaction or series or any other transactions (or series) that is subject to the provisions of the Indenture described in this paragraph and that occurred after the date that is twelve months before the date of such transaction (or series).

            (d) if, as a result of any such transaction, property or assets of the Company or any Restricted Subsidiary of the Company would become subject to a Lien prohibited by the " -- Certain Covenants -- Limitation on Liens" covenant, the Company or the successor entity will have secured the Senior Notes as required by such covenant; and

            (e) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel as specified in the Indenture.

EVENTS OF DEFAULT

      The following will be Events of Default under the Indenture:

      (1) failure to pay any interest on any Senior Note issued under the Indenture when due, continued for 30 days;

      (2) failure to pay principal of, or premium, if any, on any Senior Note issued under the Indenture when due;

      (3) failure to perform or comply with the provisions described under " -- Mergers, Consolidations and Certain Sales of Assets" or the provisions described under " -- Repurchase at the Option of Holders -- Asset Dispositions" and " --Change of Control";

      (4) failure to perform any other covenant or warranty of the Company or any Guarantor in such Indenture or the Senior Notes issued thereunder, continued for 60 days after written notice from Holders of at least 10% in principal amount of the Outstanding Notes issued under the Indenture as provided in the Indenture;

      (5) a default or defaults under any bonds, debentures, notes or other evidences of, or obligations constituting, Debt by the Company, any Guarantors or any Restricted Subsidiary or under any mortgages, indentures, instruments or agreements under which there may be issued or existing or by which there may be secured or evidenced any Debt of the Company, the Guarantor or any Restricted Subsidiary with a principal or similar amount then outstanding, individually or in the aggregate, in excess of $50 million, whether such Debt now exists or is hereafter created, which default or defaults constitute a failure to pay any portion of the principal or similar amount of such Debt when due and payable after the expiration of any applicable grace period with respect thereto or will have resulted in such Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable;

      (6) the rendering of a final judgment or judgments, not subject to appeal, against the Company, the Parent Guarantor or any of its Restricted Subsidiaries in an aggregate amount in excess of $50 million which remains unstayed, undischarged or unbonded for a period of 60 days thereafter; and

      (7) certain events of bankruptcy, insolvency or reorganization affecting the Company, Allied or any Restricted Subsidiary of the Company.

      Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders of Senior Notes issued under the Indenture, unless such Holders have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee and certain other conditions provided in the Indenture, the Holders of a majority in aggregate principal amount of the Outstanding Notes of any issue will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such issue of Senior Notes or exercising any trust or power conferred on the Trustee with respect to such issue of Senior Notes.

      If an Event of Default (other than an Event of Default of the type described in clause (7) above) occurs and is continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes of any issue may accelerate the maturity of all such Senior Notes, and if an Event of Default of the type described in clause (7) above occurs, the principal of and any accrued interest on the Senior Notes then outstanding will become immediately due and payable; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of Outstanding Notes of such issue may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Indenture. For information as to waiver of defaults, see " -- Modification and Waiver."

      No Holder of any Senior Note of any issue will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder has previously given to the Trustee written notice of a continuing Event of Default and unless also the Holders of at least 25% in aggregate principal amount of the Outstanding Notes of such issue have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee, and the Trustee has not received from the Holders of a majority in aggregate principal amount of Outstanding Notes of such issue a direction inconsistent with such request and has failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a Holder of a Senior Note for enforcement of payment of the principal of (and premium, if any) or interest on such Senior Note on or after the respective due dates expressed in such Senior Note.

      In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Senior Notes issued thereunder pursuant to the provisions described above under " -- Optional Redemption," an equivalent premium will also become and be immediately due and payable upon the acceleration of such Senior Notes.

      The Company will be required to furnish to the Trustee annually a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance. The Company will be required to deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware of the occurrence of an Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or default, and the action which the Company proposes to take with respect thereto.

DEFEASANCE

      The Indenture will provide that with respect to each issue of Senior Notes

      (A) if applicable, the Company will be discharged from any and all obligations in respect of the Outstanding Notes of such issue or

      (B) if applicable, the Company may omit to comply with certain restrictive covenants, and that such omission will not be deemed to be an Event of Default under the Indenture with respect to such issue of Senior Notes, in either case (A) or (B) upon irrevocable deposit with the Trustee, in trust, of money and/or U.S. Government Obligations that will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent certified public accountants to pay the principal of and premium, if any, and each installment of interest, if any, of the Outstanding Notes of such issue.

      With respect to clause (B) above, the obligations under the Indenture with respect to any issue of Senior Notes other than with respect to such covenants and the Events of Default other than the Event of Default relating to such covenants above will remain in full force and effect.

      Such trust may only be established if, among other things

      (1) with respect to clause (A) above, the Company has received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the Opinion of Counsel provides that Holders of the Senior Notes of such issue will not recognize gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal Income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; or,

      (2) with respect to clause (B) above, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Senior Notes of such issue will not recognize gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

      (3) no Event of Default (or event that with the passing of time or the giving of notice, or both, will constitute an Event of Default) shall have occurred or be continuing;

      (4) the Company has delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940; and

      (5)   certain other customary conditions precedent are satisfied.

      In the event the Company omits to comply with its remaining obligations under the Indenture and the Senior Notes of any issue after a defeasance of the Indenture with respect to such issue of Senior Notes as described under Clause
(B) above and such Senior Notes are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations on deposit with the Trustee may be insufficient to pay amounts due on such Senior Notes at the time of the acceleration resulting from such Event of Default. However, the Company will remain liable in respect of such payments.

      MODIFICATION AND WAIVER

      Modifications and amendments of the Indenture with respect to any issue of Senior Notes may be made by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of such issue of Outstanding Notes with respect to any issue of Senior Notes; provided, however, that no such modification or amendment may, without the consent of the Holder of each such Outstanding Note affected thereby,

      (1) change the Stated Maturity of the principal of, or any installment of interest on, any such Senior Note,

      (2) reduce the principal amount of (or the premium, if any), or interest on, any such Senior Note,

      (3) change the place or currency of payment of principal of, (or premium, if any) or interest on, any such Senior Note,

      (4) impair the right to institute suit for the enforcement of any payment on or with respect to any such Senior Note,

      (5) reduce the above stated percentage of Outstanding Notes of such issue necessary to modify or amend the Indenture,

      (6) reduce the percentage of aggregate principal amount of Outstanding Notes of such issue necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults thereunder, or

      (7) modify any provisions of the Indenture relating to the modification and amendment of the Indenture or the waiver of past defaults or covenants with respect to such issue of Senior Notes, except as otherwise specified.

      The Holders of a majority in aggregate principal amount of the Outstanding Notes of any issue may waive compliance by the Company with certain restrictive provisions of the Indenture with respect to such issue of Senior Notes. The Holders of a majority in aggregate principal amount of the Outstanding Notes of any issue may waive any past default under the Indenture with respect to such issue of Senior Notes, except a default in the payment of principal (or premium, if any) or interest.

CERTAIN DEFINITIONS

      Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

      "Acquired Business" means

      (1) any Person at least a majority of the capital stock or other ownership interests of which is acquired after the date hereof by the Company or a Subsidiary of the Company and

      (2) any assets constituting a discrete business or operating unit acquired on or after the date hereof by the Company or a Subsidiary of the Company.

      "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Allied Insurance" means Reliant Insurance Company and Indemnity Corporation, a Vermont corporation and a Subsidiary of the Company.

      "Asset Disposition" by any Person that is the Company or any Restricted Subsidiary means any transfer, conveyance, sale, lease or other disposition by the Company or any of its Restricted Subsidiaries (including a consolidation or merger or other sale or any Restricted Subsidiary with, into or to another Person in a transaction in which such Subsidiary ceases to be a Restricted Subsidiary of such Person), of

      (1) shares of Capital Stock (other than directors' qualifying shares) or other ownership interests of a Restricted Subsidiary or

      (2) the property or assets of such Person or any Restricted Subsidiary representing a division or line or business or

      (3) other assets or rights of such Person or any Restricted Subsidiary outside of the ordinary course of business, to merge but excluding in each case in Clauses (1), (2) and (3),

            (a) a disposition by a Subsidiary of such Person to such Person or a Restricted Subsidiary or by such Person to a Restricted Subsidiary,

            (b) the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the provisions described above under "Mergers, Consolidations and Certain Sales and Purchases of Assets" of the Company and

            (c) any disposition that constitutes a Restricted Payment or Permitted Investment that is permitted pursuant to the provisions described under "Certain Covenants -- Limitation on Restricted Payments."

      "Bank Agreement" means the Credit Agreement of the Company dated June 18, 1998, as amended, among the Company, Allied, certain lenders party thereto, Citibank, N.A., as Issuing Bank, and Citicorp USA, Inc., as Administrative Agent, Credit Suisse First Boston and Goldman Sachs Credit Partners, L.P., as Co-Syndication Agents, or any bank credit agreement that replaces, amends, supplements, restates or renews such Credit Agreement.

      "Capital Lease Obligation" of any Person means the obligation to pay rent to other payment amounts under a lease of (or other arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on a balance sheet of such Person in accordance with generally accepted accounting principles. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. The principal amount of such obligation shall be the capitalized amount thereof that would appear on a balance sheet of such Person in accordance with generally accepted accounting principles.

      "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person.

      "Common Stock" of any Person means Capital Stock of such Person that does not rank prior to the payment of dividends or as of the distribution of assets upon any voluntary liquidation dissolution or winding up of such Person, to shares of Capital Stock or any other class of such Person.

      "Comparable Treasury Issue" means, with respect to an issue of Senior Notes, on any date the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of such Senior Notes on such date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity comparable to the remaining term of such Notes on such date "Independent Investment Banker" means Donaldson, Lufkin & Jenrette Securities Corporation or if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee.

      "Comparable Treasury Price" means, with respect to any Redemption Date for any issue of Senior Notes,

      (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or

      (2) if such release (or any successor release) is not published or does not contain such prices on such business day

            (a) the average of the Reference Treasury Dealer Quotations for such Redemption Date after excluding the highest and lowest such Reference Treasury Dealer Quotations, or

            (b) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

      "Consolidated EBITDA" of any Person means for any period the Consolidated Net Income for such period increased by the sum of (without duplication)

      (1)   Consolidated Interest Expense of such Person for such period, plus

      (2)   Consolidated Income Tax Expense of such Person for such period, plus

      (3) the consolidated depreciation and amortization expense deducted in determining the Consolidated Net Income of such Person for such period plus

      (4) the aggregate amount of letter of credit fees accrued during such period; plus

      (5) all non-cash or non-recurring charges during such period, including charges for costs related to acquisitions (it being understood that

            (a) non-cash non-recurring charges shall not include accruals for closure and post-closure liabilities and

            (b) charges shall be deemed non-cash charges until the period during which cash disbursements attributable to such charges are made, at which point such charges shall be deemed cash charges; provided that, for purposes of this clause (b), the Company shall be required to monitor the actual cash disbursements only for those non-cash charges that exceed $1,000,000 individually or that exceed $10,000,000 in the aggregate in any fiscal year); plus

      (6) all cash charges attributable to the execution, delivery and performance of the Indenture or the Bank Agreement; plus

      (7) all non-recurring cash charges related to acquisitions and financings (including amendments thereto); and minus all non-cash non-recurring gains during such period (to the extent included in determining net operating income form such period); provided, however, that the Consolidated Interest Expense, Consolidated Income Tax Expense and consolidated depreciation and amortization expense of a Consolidated Subsidiary of such Person shall be added to the Consolidated Net Income pursuant to the foregoing only

            (a) to the extent and in the same proportion that the Consolidated Net Income of such Consolidated Subsidiary was included in calculating the Consolidated Net Income of such Person and

            (b) only to the extent that the amount specified in clause (a) is not subject to restrictions that prevent the payment of dividends or the making of distributions of such Person.

      "Consolidated EBITDA Coverage Ratio" of any Person means for any period the ratio of

      (1)   Consolidated EBITDA of such Person for such period to

      (2)   the sum of

            (a) Consolidated Interest Expense of such Person for such period plus

            (b) the annual interest expense (including the amortization of debt discount) with respect to any Debt incurred or proposed to be Incurred by such Person or its Consolidated Subsidiaries since the beginning of such period to the extent not included in clause (2)(a), minus

            (c) Consolidated Interest Expense of such Person which respect to any Debt that is no longer outstanding or that will no longer be outstanding as a result of the transaction with respect to which the Consolidated EBITDA Coverage Ratio is being calculated, to the extent included within clause (2)(a);

provided, however, that in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Debt bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on the date of computation had been the applicable rate for the entire period, and provided further, that, in the event such Person or any of its Consolidated Subsidiaries has made acquisitions or dispositions of assets not in the ordinary course of business (including any other acquisitions of any other Persons by merger, consolidation or purchase of Capital Stock) during or after such period, the computation of the Consolidated EBITDA Coverage Ratio (and for the purpose of such computation, the calculation of Consolidated Net Income, Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated EBITDA) shall be made on a pro forma basis as if the acquisitions or dispositions had taken place on the first day of such period. In determining the pro forma adjustments to Consolidated EBITDA to be made with respect to any Acquired Business for periods prior to the acquisition date thereof, actions taken by the Company and its Restricted Subsidiaries prior to the first anniversary of the related acquisition date that result in cost savings with respect to such Acquired Business will be deemed to have been taken on the first day of the period for which Consolidated EBITDA is being determined (with the intent that such cost savings be effectively annualized by extrapolation from the demonstrated cost savings since the related acquisition date).

      "Consolidated Income Tax Expense" of any Person means for any period the consolidated provision for income taxes of such Person and its Consolidated Subsidiaries for such period determined in accordance with generally accepted accounting principles.

      "Consolidated Interest Expense" of any Person means for any period the consolidated interest expense included in a consolidated income statement (net of interest income) of such Person and its Consolidated Subsidiaries for such period determined in accordance with generally accepted accounting principles, including without limitation or duplication (or, to the extent not so included, with the addition of),

      (1) the portion of any rental obligation in respect of any Capital Lease Obligation allocable to interest expense in accordance with generally accepted accounting principles;

      (2)   the amortization of Debt discounts;

      (3) any payments or fees with respect to letters of credit, bankers' acceptances or similar facilities;

      (4) the net amount due and payable (or minus the net amount receivable), with respect to any interest rate swap or similar agreement or foreign currency hedge, exchange or similar agreement; (5) any Preferred Stock dividends declared and paid or payable in cash; and

      (6) any interest capitalized in accordance with generally accepted accounting principles.

      "Consolidated Net Income" of any Person means for any period the consolidated net income (or loss) of such Person and its Consolidated Subsidiaries for such period determined in accordance with generally accepted accounting principles; provided that there shall be excluded therefrom

      (1) for purposes solely of calculating Consolidated Net Income for purposes of clause (3)(a) of the first paragraph under the caption " -- Certain Covenants -- Limitation on Restricted Payments" the net income (or loss) of any Person acquired by such Person or a Subsidiary of such Person in a pooling-of-interests transaction for any period prior to the date of such transaction, to the extent such net income was distributed to shareholders of such Person or used to purchase equity securities of such Person prior to the date of such transaction,

      (2) the net income (but not net loss) of any Consolidated Subsidiary of such Person that is subject to restrictions that prevent the payment of dividends or the making of distributions to such Person to the extent of such restrictions,

      (3) the net income (or loss) of any Person that is not a Consolidated Subsidiary of such Person except to the extent of the amount of dividends or other distributions actually paid to such Person by such other Person during such period,

      (4) gains or losses on asset dispositions by such Person or its Consolidated Subsidiaries,

      (5) any net income (loss) of a Consolidated Subsidiary that is attributable to a minority interest in such Consolidated Subsidiary,

      (6) all extraordinary gains and extraordinary losses that involve a present or future cash payment,

      (7) all non-cash non-recurring charges during such period, including charges for acquisition related costs (it being understood that

            (a) non-cash recurring charges shall not include accruals for closure and post closure liabilities and

            (b)   charges, other than charges for the accruals referred to in
                  (a) above, shall be deemed non-cash charges until the period that cash disbursements attributable to such charges are made, at which point such charges shall be deemed cash charges) and

      (8)   the tax effect of any of the items described in clauses (1) through
            (7) above.

      "Consolidated Subsidiaries" of any Person means all other Persons that would be accounted for as consolidated Persons in such Person's financial statements in accordance with generally accepted accounting principles; provided, however, that, for any particular period during which any Subsidiary of such person was an Unrestricted Subsidiary, "Consolidated Subsidiaries" will exclude such Subsidiary for such period (or portion thereof) during which it was an Unrestricted Subsidiary.

      "Consolidated Total Assets" of any Person at any date means the consolidated total assets of such Person and its Restricted Subsidiaries at such date as determined on a consolidated basis in accordance with generally accepted accounting principles.

      "Continuing Directors" means, as of any date of determination with respect to any person, any member of the Board of Directors of such person who:

      (1)   was a member of such Board of Directors on the Issue Date; or

      (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

      "Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person,

      (1)   every obligation of such Person for money borrowed,

      (2) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

      (3) every reimbursement obligation of such Person with respect to letters of credits, bankers' acceptances of similar facilities issued for the account of such Person,

      (4) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business),

      (5)   every Capital Lease Obligation of such Person,

      (6) the maximum fixed redemption or repurchase price of Redeemable Interests of such Person at the time of determination,

      (7) every net payment obligation of such Person under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination and

      (8) every obligation of the type referred to in clauses (1) through (7) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or for which such Person is responsible or liable, directly or indirectly, jointly of severally, as obligor, Guarantor or otherwise.

      "Designated Noncash Consideration" means the fair market value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation, executed by the principal executive officer and the principal financial officer of the Company, less the amount of cash or Cash Equivalents received in connection with a sale of such Designated Noncash Consideration.

      "Excepted Disposition" means a transfer, conveyance, sale, lease or other disposition by the Company or any Restricted Subsidiary of any asset of the Company or any Restricted Subsidiary the fair market value of which itself does not exceed 2.5% of Consolidated Total Assets of the Company and which in the aggregate with all other assets disposed of in Excepted Dispositions in any fiscal year does not exceed 5% of Consolidated Total Assets of the Company.

      "Guaranty" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Debt, or dividends or distributions on any equity security, of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person

      (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt,

      (2) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt or

      (3) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and "Guaranteed", "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that the Guaranty by any Person shall not include endorsements for such Person for collection or deposit, in either case, in the ordinary course of business.

      "Incur" means, with respect to any Debt of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt, or the taking of any other action which would cause such Debt, in accordance with generally accepted accounting principles to be recorded on the balance sheet of such Person (and "incurrence", "incurred", "incurable" and "incurring" shall have meanings correlative to the foregoing); provided that, the Debt of any other Person becoming a Restricted Subsidiary of such Person will be deemed for this purpose to have been Incurred by such Person at the time other Person becomes a Restricted Subsidiary of such Person, provided, however, that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an incurrence of such Debt.

      "Intercompany Agreements" means the Management Agreements between Allied and the Company dated November 15, 1996.

      "Interest Rate or Currency Protection Agreement" of any Person means any interest rate protection agreement (including, without limitation, interest rate swaps, caps, floors, collars, derivative instruments and similar agreements), and/or other types of interest hedging agreements and any currency protection agreement (including foreign exchange contracts, currency swap agreements or other currency hedging arrangements).

      "Investment" by any Person in any other Person means

      (1) any direct or indirect loan, advance or other extension of credit or capital contribution to or for the account of such other Person (by means of any transfer of cash or other property to any Person or any payment for property or services for the account or use of any Person, or otherwise),

      (2) any direct or indirect purchase or other acquisition of any Capital Stock, bond, note, debenture or other debt or equity security or evidence of Debt, or any other ownership interest, issued by such other Person, whether or not such acquisition is from such or any other Person,

      (3) any direct or indirect payment by such Person on a Guaranty of any obligation of or for the account of such other Person or any direct or indirect issuance by such Person of such a Guaranty or

      (4) any other investment of cash or other property by such Person in or for the account of such other Person.

      "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement or title exception, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

      "Net Available Proceeds" from any Asset Disposition by any Person that is the Company or any Restricted Subsidiary means cash or readily marketable cash equivalent received (including by way of sale or discounting of a note, installment receivable, or other receivable, but excluding any other consideration received in the form of assumption by the acquiree of Debt or other obligations relating to such properties or assets or received in any other noncash form) therefrom by such Person, net of

      (1) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition,

      (2) all payments made by such Person or its Restricted Subsidiaries on any Debt that is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or that must, by the terms of such Debt or such Lien, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition,

      (3) amounts provided as a reserve by such Person or its Restricted Subsidiaries, in accordance with generally accepted accounting principles, against liabilities under any indemnification obligations to the buyer in such Asset Disposition (except to the extent and at the time any such amounts are released from any such reserve, such amounts shall constitute Net Available Proceeds) and

      (4) all distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person or joint ventures as a result of such Asset Disposition.

      "pari passu" when used with respect to the ranking of any debt of any Person in relation to other Debt of such Person means that each such Debt

      (1)   either

            (a) is not subordinated in right of payment to any other Debt of such Person or

            (b) is subordinate in right of payment to the same Debt of such Person as is the other Debt and is so subordinate to the same extent and

      (2) is not subordinate in right of payment to the other Debt or to any Debt of such Person as to which the other Debt is not so subordinate.

      "Permitted Interest Rate or Currency Protection Agreement" of any Person means any Interest Rate or Currency Protection Agreement entered into with one or more financial institutions in the ordinary course of business that is designed to protect such Person against fluctuations in interest rates or currency exchange rates with respect to Debt incurred and which shall have a notional amount no greater than the payments due with respect to the Debt being hedged thereby.

      "Permitted Investment" means

      (1) Investments in the Company or any Person that is, or as a consequence of such investment becomes, a Restricted Subsidiary,

      (2) securities either issued directly or fully guaranteed or insured by the government of the United States of America or any agency or instrumentality thereof having maturities of not more than one year,

      (3) time deposits and certificates of deposit, demand deposits and banker's acceptances having maturities of not more than one year from the date of deposit, of any domestic commercial bank having capital and surplus in excess of $500 million,

      (4) demand deposits made in the ordinary course of business and consistent with the Company's customary cash management policy in any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof,

      (5) insured deposits issued by commercial banks of the type described in Clause (4) above,

      (6) mutual funds whose investment guidelines restrict such funds' investment primarily to those satisfying the provisions of clauses
            (1) through (3) above,

      (7) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clauses (1) and (2) above entered into with any bank meeting the qualifications specified in clause (3) above,

      (8) commercial paper (other than commercial paper issued by an Affiliate or Related Person) rated A-1 or the equivalent thereof by Standard & Poor's Ratings Group or P-1 or the equivalent thereof by Moody's Investors Services, Inc., and in each case maturing within 360 days,

      (9) receivables owing to the Company or a Restricted Subsidiary of the Company if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms and extensions of trade credit in the ordinary course of business,

      (10) any Investment consisting of loans and advances to employees of the Company or any Restricted Subsidiary for travel, entertainment, relocation or other expenses in the ordinary course of business,

      (11) any Investment consisting of loans and advances by the Company or any Restricted Subsidiary to employees, officers and directors of the Company or Allied, in connection with management incentive plans not to exceed $25,000,000 at any time outstanding; provided, however, that to the extent the proceeds thereof are used to purchase Capital Stock (other than Redeemable Interests) of

            (a)   the Company from the Company or

            (b) Allied from Allied if Allied uses the proceeds thereof to acquire Capital Stock (other than Redeemable Interests) of the Company, such limitation on the amount of such Investments at any time outstanding shall not apply with respect to such Investments,

      (12) any Investment consisting of a Permitted Interest Rate or Currency Protection Agreement,

      (13) any Investment acquired by the Company or any of its Restricted Subsidiaries

            (a) in exchange for any other Investment or accounts receivables held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or

            (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default,

      (14) any Investment that constitutes part of the consideration from any Asset Disposition made pursuant to, and in compliance with, the covenant described above under " -- Repurchase at the Option of Holders -- Asset Dispositions,"

      (15) Investments the payment for which consists exclusively of Capital Stock (exclusive of Redeemable Interests) of the Company; and

      (16) other Investments in an aggregate amount of not to exceed 15% of the Consolidated Total Assets of the Company outstanding at any time.

      "Permitted Liens" means

      (1) Liens securing indebtedness under the Bank Agreement that was permitted by the terms of the Indenture to be incurred or other Debt allowed to be incurred under clause (1) of the covenant described above under the caption " -- Certain Covenants -- Limitation on Consolidated Debt";

      (2) Liens incurred after the date of the indentures securing Debt of the Company that ranks pari passu in right of payment to the Senior Notes, if the Senior Notes are secured equally and ratably with such Debt;

      (3)   Liens in favor of the Company or any Restricted Subsidiary;

      (4) Liens on property of, or shares of Stock or evidences of Debt of, a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company, provided that such Liens were not incurred in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or any Restricted Subsidiary;

      (5) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were not incurred in contemplation of such acquisition;

      (6)   Liens existing on the date of the Indenture;

      (7) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

      (8) Liens securing Permitted Refinancing Debt where the Liens securing the Permitted Refinancing Debt were permitted under the Indenture;

      (9) landlords', carriers', warehousemen's, mechanics', materialmen's, repairmen's or the like Liens arising by contract or statute in the ordinary course of business and with respect to amounts which are not yet delinquent or are being contested in good faith by appropriate proceedings;

      (10)  pledges or deposits made in the ordinary course of business

            (a) in connection with leases, performance bonds and similar obligations, or

            (b) in connection with workers' compensation, unemployment insurance and other social security legislation;

      (11) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar encumbrances which, in the aggregate, do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or such Restricted Subsidiary;

      (12) any attachment or judgment Lien that does not constitute an Event of Default;

      (13) Liens in favor of the Trustee for its own benefit and for the benefit of the Holders;

      (14) any interest or title of a lessor pursuant to a lease constituting a Capital Lease Obligation;

      (15) pledges or deposits made in connection with acquisition agreements or letters of intent entered into in respect of a proposed acquisition;

      (16) Liens in favor of prior holders of leases on property acquired by the Company or of sublessors under leases on the Company property;

      (17) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, banker's acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

      (18) Liens (including extensions and renewals thereof) upon real or personal property acquired after the date of the Indenture; provided that

            (a) any such Lien is created solely for the purpose of securing Debt incurred, in accordance with the "Limitation on Consolidated Debt" covenant, (x) to finance the cost (including the cost of improvement or construction) of the item, property or assets subject thereto and such Lien is created prior to, at the time of or within three months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (y) to refinance any Debt previously so secured,

            (b) the principal amount of the Debt secured by such Lien does not exceed 100% of such cost and

            (c) any such Lien shall not extend to or cover any property or asset other than such item of property or assets and any improvements on such item;

      (19) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole;

      (20) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

      (21) Liens on property of, or on shares of stock or Debt of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary, provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired;

      (22) Liens encumbering deposits securing Debt under Permitted Interest Rate Currency or Commodity Price Agreements;

      (23) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Restricted Subsidiaries;

      (24) any renewal of or substitution of any Liens permitted by any of the preceding clauses, provided that the Debt secured is not increased (other than by the amount of any premium and accrued interest, plus customary fees, consent payments, expenses and costs related to such renewal or substitution of Liens or the incurrence of any related refinancing of Debt) and the Liens are not extended to any additional assets (other than proceeds and accessions);

      (25) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $50 million at any one time outstanding and that

            (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and

            (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary; and

      (26) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries. This covenant does not authorize the incurrence of any Debt not otherwise permitted by the "Certain Covenants -- Limitation on Consolidated Debt" covenant.

      "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designed) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or wining up of such Person, to shares of Capital Stock of any other class of such Person.

      "Public Offering" means any underwritten public offering of Common Stock pursuant to a registration statement filed under the Securities Act.

      "Redeemable Interest" of any Person means any equity security of or other ownership interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise (including upon the occurrence of an event) matures or is required to be redeemed (pursuant to any sinking fund obligation or otherwise) or is convertible into or exchangeable for Debt or is redeemable at the option of the holder thereof, in whole or in part, at any time prior to the final Stated Maturity of the Senior Notes.

      "Reference Treasury Dealer", means Donaldson, Lufkin & Jenrette Securities Corporation and its successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

      "Related Business" means a business substantially similar to the business engaged in by the Company and its Subsidiaries on the date of the Indenture.

      "Related Person" of any Person means, without limitation, any other Person owning

            (a)   5% or more of the outstanding Common Stock of such Person or

            (b)   5% or more of the Voting Stock of such Person.

      "Restricted Subsidiary" means

      (1) at any date, a Subsidiary of the Company that is not an Unrestricted Subsidiary as of such date and

      (2) for any period, a Subsidiary of the Company that for any portion of such period is not an Unrestricted Subsidiary, provided that such terms shall mean such Subsidiary only for such portion of such period.

      "Subsidiary" of any Person means

      (1) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof,

      (2) a partnership of which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs or

      (3) any other Person (other than a corporation) in which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership interest and power to direct the policies, management and affair thereof.

      "Treasury Yield" means with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

      "U.S. Government Obligations" means securities that are

      (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or

      (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depositary receipt, provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depositary receipt.

      "Unrestricted Subsidiary" means

      (1) at any date, a Subsidiary of the Company that is an Unrestricted Subsidiary in accordance with the provisions of the Indenture described under the caption "Covenants -- Unrestricted Subsidiaries" and

      (2) for any period, a Subsidiary of the Company that for any portion of such period is an Unrestricted Subsidiary in accordance with the provisions of the Indenture as described under the caption " -- Certain Covenants -- Unrestricted Subsidiaries," provided that such term shall mean such Subsidiary only for such portion of such period.

      "Voting Stock" of any Person means Capital Stock of such Person that ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

FORM, DENOMINATION, TRANSFER, EXCHANGE AND BOOK-ENTRY PROCEDURES

      Exchange Notes will be issued only in registered form, without interest coupons, in denominations of $1,000 and integral multiples thereof. The Exchange Notes generally will be represented by one or more fully-registered global notes (collectively, the

"Global Exchange Note"). Notwithstanding the foregoing, Notes held in certificated form will be exchanged solely for Exchange Notes in certificated form, as discussed below. The Global Exchange Note will be deposited upon issuance with The Depository Trust Company ("DTC") and registered in the name of DTC or a nominee of DTC (the "Global Exchange Note Registered Owner"). Except as set forth below, the Global Exchange Note may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

      A holder may transfer or exchange Exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a holder to pay any taxes and fees required by law or permitted by the Indenture. We are not required to transfer or exchange any Exchange Notes selected for redemption. Also, we are not required to transfer or exchange an Exchange Note for a period of 15 days before a selection of Exchange Notes to be redeemed.

      The registered holder of an Exchange Note will be treated as the owner of such Exchange Note for all purposes.

EXCHANGES OF BOOK-ENTRY EXCHANGE NOTES FOR CERTIFICATED EXCHANGE NOTES

      A beneficial interest in a Global Exchange Note may not be exchanged for an Exchange Note in certificated form unless

      - DTC (a) notifies us that it is unwilling or unable to continue as Depositary for the Global Exchange Note or (b) has ceased to be a clearing agency registered under the Exchange Act, and in either case we thereupon fails to appoint a successor Depositary,

      - we may, at our option, notify the Trustee in writing that it elects to cause the issuance of the Exchange Notes in certificated form or

      - there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to the Exchange Notes. In all cases, certificated Exchange Notes delivered in exchange for any Global Exchange Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary, in accordance with its customary procedures. Any such exchange will be effected through the DWAC System and an appropriate adjustment will be made in the records of the Security Registrar to reflect a decrease in the principal amount of the relevant Global Exchange Note.

CERTAIN BOOK-ENTRY PROCEDURES FOR GLOBAL EXCHANGE NOTES

      The descriptions of the operations and procedures of DTC that follow are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. We take no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

      DTC has advised us as that it is:

      - a limited purpose trust company organized under the laws of the State of New York,

      -     a member of the Federal Reserve System,

      - a "clearing corporation" within the meaning of the Uniform Commercial Code and

      - a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants ("participants") and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "indirect participants") that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Holders who are not participants may beneficially own securities held by or on behalf of the Depository only through participants or indirect participants.

      We expect, pursuant to procedures established by DTC, that

      - upon deposit of the Global Exchange Notes, DTC will credit the accounts of Participants designated by the Initial Purchasers with an interest in the Global Exchange Note and

      - ownership of the Senior Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interest of participants), the participants and the indirect participants. Investors may hold their interests in the Global Exchange Note directly through DTC, if they are participants in such system, or indirectly through organizations (including Euroclear and CEDEL) which are participants in such system. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own and that security interest in negotiable instruments can only be perfected by delivery of certificates representing the instruments. Consequently, the ability to transfer Senior Notes or to pledge the Senior Notes as collateral will be limited to such extent.

      So long as DTC or its nominee is the registered owner of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Senior Notes represented by the Global Exchange Note for all purposes under the Indentures. Except as described above under "--Exchanges of Book-Entry Exchange Notes for Certificated Notes," owners of beneficial interests in a Global Exchange Note will not be entitled to have Notes represented by such Global Exchange Note registered in their names, will not receive or be entitled to receive physical delivery of certificated securities (the "Certificated Securities"), and will not be considered the owners or holders thereof under the Indentures or Exchange Notes for any purpose, including with respect to giving of any directions, instruction or approval to the Trustee thereunder. As a result, the ability of a person having a beneficial interest in Senior Notes represented by a Global Exchange Note to pledge or transfer such interest to persons or entities that do not participate in DTC's system or to otherwise take action with respect to such interest, may be affected by the lack of a physical certificate evidencing such interest.

      Payments of the principal of, premium, if any, and interest on Global Exchange Notes will be made to DTC or its nominee as the registered owner thereof. We, the Trustee and any of its respective agents will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Exchange Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      We expect that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Exchange Note representing any Exchange Notes held by it or its nominee, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Exchange Note for such Exchange Notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such Global Exchange Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name." Such payments will be the responsibility of such participants. We or the Trustee will not be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the Exchange Notes, and we and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the Exchange Notes for all purposes.

      Interests in the Global Exchange Notes will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

      Because of time zone differences, the securities account of a Euroclear or CEDEL participant purchasing an interest in a Global Exchange Note from a DTC participant will be credited, and any such crediting will be reported to the relevant Euroclear or CEDEL participant, during the securities settlement processing day (which must be a business day for Euroclear and CEDEL) immediately following the DTC settlement date. Cash received in Euroclear or CEDEL as a result of sales of interests in a Global Exchange Note by or through a Euroclear or CEDEL participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or CEDEL cash account only as of the business day for Euroclear or CEDEL following the DTC settlement date.

      DTC has advised us that it will take any action permitted to be taken by a holder of Exchange Notes only at the direction of one or more participants to whose accounts with DTC interests in the Global Exchange Notes are credited and only in respect of such portion of the aggregate principal amount of the Exchange Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default (as defined below) under the Exchange Notes, DTC reserves the right to exchange the Global Exchange Notes for Exchange Notes in certificated form, and to distribute such Exchange Notes to its participants.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of beneficial ownership interests in the Global Exchange Notes among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. We, the Trustee and its respective agents will have no responsibility for the performance by DTC, or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in Global Exchange Notes.

                 CERTAIN UNITED STATES FEDERAL TAX CONSEQUENCES

     The following is a summary of certain U.S. federal income tax consequences and, in the case of Non-U.S. Holders, as described below, certain U.S. federal estate tax consequences, of the acquisition, ownership and disposition of New Senior Notes by investors that acquire New Senior Notes in the Exchange Offer. We do not discuss all of the aspects of U.S. federal income and estate taxation which may be relevant to certain investors in light of their particular investment or other circumstances. In addition, we do not discuss any U.S. state or local income or foreign income or other tax consequences. This summary is based upon the provisions of the Internal Revenue Code, Treasury Regulations and administrative and judicial interpretations thereof, all as in effect as of the date of this Prospectus and all of which are subject to change or differing interpretation, possibly with retroactive effect. The discussion below deals only with New Senior Notes held as capital assets which is generally, property held for investment, and does not address holders of New Senior Notes that may be subject to special rules, including, without limitation, certain U.S. expatriates, financial institutions, insurance companies, tax-exempt entities, dealers in securities or currencies, traders in securities that elect mark-to-market accounting treatment, and persons who hold New Senior Notes as part of a straddle, hedge, conversion or other integrated transaction. You should consult your own tax advisor regarding the particular U.S. federal, state and local and foreign income and other tax consequences of acquiring, owning and disposing of the New Senior Notes that may be applicable to you.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER

     The exchange of Old Senior Notes for New Senior Notes in the Exchange Offer will not be a taxable exchange for federal income tax purposes and, accordingly, for such purposes a holder will not recognize any taxable gain or loss as a result of such exchange and will have the same tax basis and holding period in the New Senior Notes as it had in the Old Senior Notes immediately before the exchange.

     CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO U.S. HOLDERS

     For purposes of the following discussion, a "U.S. Holder" means a beneficial owner of a New Senior Note that is, for U.S. federal income tax purposes,

     (1) a citizen or individual resident of the United States,

     (2) a corporation or partnership created or organized in or under the laws of the United States or of any political subdivision thereof,

     (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source or

     (4) a trust if, in general, the trust is subject to the supervision of a court within the United States and the control of one or more United States persons as described in section 7701(a)(30) of the Internal Revenue Code.

     TAXATION OF STATED INTEREST. In general, stated interest paid on a New Senior Note will be taxable to a U.S. Holder as ordinary income at the time it is received or accrued in accordance with the U.S. Holder's regular method of accounting for federal income tax purposes.

     MARKET DISCOUNT AND BOND PREMIUM. If a U.S. Holder purchases a New Senior Note, or purchased the Old Senior Note for which the New Senior Note was exchanged, as the case may be, at a price that is less than its principal amount, the excess of the principal amount over the U.S. Holder's purchase price will be treated as "market discount." However, such market discount will be considered to be zero if it is less than 1/4 of 1% of the principal amount multiplied by the number of complete years to maturity from the date the U.S. Holder purchased such New Senior Note or Old Senior Note. Under the market discount rules of the Code, a U.S. Holder generally will be required to treat any principal payment on, or any gain realized on the sale, exchange, retirement or other disposition of, a New Senior Note as ordinary income, which is generally treated as interest income, to the extent of the market discount which accrued but was not previously included in income. In addition, the U.S. Holder may be required to defer, until the maturity of the New Senior Note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such New Senior Note or the Old Senior Note for which the New Senior Note was exchanged, as the case may be.

     In general, market discount will be considered to accrue ratably during the period from the date of acquisition of the New Senior Note or Old Senior Note for which the New Senior Note was exchanged, as the case may be, to the maturity date of the New Senior Note, unless the U.S. Holder makes an irrevocable election, on an instrument-by-instrument basis, to accrue market discount under a constant yield method. A U.S. Holder may elect to include market discount in income currently as it accrues, under either a ratable or constant yield method, in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the New Senior Note and upon the receipt of certain payments and the deferral of interest deductions will not apply. The election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the Internal Revenue Service.

     If a U.S. Holder purchases a New Senior Note or purchased the Old Senior Note for which the New Senior Note was exchanged, as the case may be, for an amount in excess of the amount payable at maturity of the New Senior Note, such holder will be considered to have purchased the New Senior Note or Old Senior Note with "bond premium" equal to the excess of the U.S. Holder's purchase price over the amount payable at maturity or on an earlier call date if it results in a smaller amortizable bond premium. A U.S. Holder may elect to amortize such premium using a constant yield method over the remaining term of the New Senior Note or until an earlier call date if it resulted in a smaller amortizable bond premium. The amortized amount of such premium for a taxable year generally will be treated first as a reduction of interest on such New Senior Note included in such taxable year to the extent thereof, then as a deduction allowed in that taxable year to the extent of the U.S. Holder's prior interest inclusions on such New Senior Note, and finally as a carryforward allowable against the U.S. Holder's future interest inclusions on such New Senior Note. Such election, once made, is irrevocable without the consent of the Internal Revenue Service and applies to all taxable bonds held during the taxable year for which the election is made or subsequently acquired.

     DISPOSITIONS. Upon the sale, exchange or retirement of a New Senior Note, a U.S. Holder generally will recognize taxable gain or loss in an amount equal to the difference, if any, between the amount realized on such sale, exchange or retirement and such holder's adjusted tax basis in the New Senior Note. A U.S. Holder's adjusted tax basis in a New Senior Note will generally equal the cost of such New Senior Note or, in the case of a New Senior Note acquired in exchange for an Old Senior Note in the Exchange Offer, the tax basis of such Old Senior Note, as discussed above under "Certain Federal Income Tax Consequences of the Exchange Offer", increased by the amount of any market discount previously included in the U.S. Holder's gross income, and reduced by the amount of any amortizable bond premium applied to reduce, or allowed as a deduction against, interest with respect to such New Senior Note. Gain or loss recognized by a U.S. Holder on the sale, exchange or retirement of a New Senior Note generally will be capital gain or loss, except with respect to amounts received upon a disposition attributable to accrued but unpaid interest or accrued market discount not previously included in income, which in either case will be taxable as ordinary income. Such capital gain or loss will be long-term capital gain or loss if the New Senior Note has been held for more than one year at the time of the disposition, taking into account for this purpose, in the case of a New Senior Note received in exchange for an Old Senior Note in the Exchange Offer, the period of time that the Old Senior Note was held.

     BACKUP WITHHOLDING. In general, "backup withholding" at a rate of 31% may apply to payments of principal and interest made on a New Senior Note, and to the proceeds of a sale or exchange of a New Senior Note before maturity, that are made to a non-corporate U.S. Holder if such holder fails to provide a correct taxpayer identification number or otherwise comply with applicable requirements of the backup withholding rules. The backup withholding tax is not an additional tax and may be credited against a U.S. Holder's U.S. federal income tax liability, provided that correct information is provided to the Internal Revenue Service.

     CERTAIN U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES TO NON-U.S. HOLDERS

     For purposes of the following discussion, a "Non-U.S. Holder" is a beneficial owner of a New Senior Note that is not, for U.S. federal income tax purposes, a U.S. Holder. An individual may, subject to certain exceptions, be deemed to be a resident alien, as opposed to a non-resident alien, by virtue of being present in the United States on at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year, counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year. Resident aliens are subject to U.S. federal tax as if they were U.S. citizens.

Under present U.S. federal income and estate tax law and subject to the discussion of backup withholding below:

     - payments of principal, premium, if any, and interest on a New Senior Note by us or any of our agents to any Non-U.S. Holder will not be subject to withholding of U.S. federal income tax, provided that in the case of interest

           (1) the Non-U.S. Holder does not directly or indirectly, actually or constructively, own 10 percent or more of the total combined voting power of all classes of our stock entitled to vote,

           (2) the Non-U.S. Holder is not

                 (x) a controlled foreign corporation that is related to us through sufficient stock ownership, or

                 (y) a bank receiving interest described in Section 881(c)(3)(A)
                     of the Internal Revenue Code, and

           (3) either

                 (A) the beneficial owner of the New Senior Note certifies to us or our agent, under penalties of perjury, that it is not a "United States person", as defined in the Internal Revenue Code and provides its name and address, or

                 (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the New Senior Note on behalf of the beneficial owner certifies to us or our agent under penalties of perjury that such statement has been received from the beneficial owner by it or by the financial institution between it and the beneficial owner and furnishes the payor with a copy thereof;

     - a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain or income realized on the sale, exchange, redemption, retirement at maturity or other disposition of a New Senior Note; provided that, in the case of proceeds representing accrued interest, the conditions described in the preceding bullet paragraph above are met, unless

           (1) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, or

           (2) such gain is effectively connected with the conduct of a U.S. trade or business by such Non-U.S. Holder, or if an income tax treaty applies, is generally attributable to a U.S. "permanent establishment" maintained by such Non-U.S. Holder; and

     - a New Senior Note held by an individual who at the time of death is not a citizen or resident of the United States will not be subject to U.S. federal estate tax as a result of such individual's death if, at the time of such death,

           (1) the individual did not directly or indirectly, actually or constructively, own 10 percent or more of the total combined voting power of all classes of our stock entitled to vote, and

           (2) the income on the New Senior Note would not have been effectively connected with the conduct of a trade or business by the individual in the United States.

     If a Non-U.S. Holder is engaged in a trade or business in the United States and interest on the New Senior Note is effectively connected with the conduct of such trade or business or, if an income tax treaty applies, and the Non-U.S. Holder maintains a U.S. "permanent establishment" to which the interest is generally attributable, the Non-U.S. Holder, although exempt from the withholding tax discussed in first bullet paragraph above, provided that such holder furnishes a properly executed United States Internal Revenue Service Form 4224 or successor form on or before any payment date to claim such exemption, may be subject to U.S. federal income tax on such interest, as well as on gain or income discussed in the second bullet paragraph above, on a net basis in the same manner as if it were a U.S. Holder.

     In addition, a foreign corporation that is a holder of a New Senior Note may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, interest on a New Senior Note or gain recognized on the disposition of a New Senior Note will be included in earnings and profits if such interest or gain is effectively connected with the conduct by the foreign corporation of a trade or business in the United States.

     Recently finalized Treasury Regulations generally effective for payments made after December 31, 1999 will provide alternative methods for satisfying the certification requirement described in clause (3) of the first bullet paragraph above and may also require a Non-U.S. Holder claiming the benefit of an income tax treaty, to also provide its U.S. taxpayer identification number. These regulations generally also will require, in the case of a New Senior Note held by a foreign partnership, that

     (1) the certification described in clause (3) of the first bullet paragraph above be provided by the partners and

     (2) the partnership provide certain information, including a U.S. taxpayer identification number.

     A look-through rule will apply in the case of tiered partnerships.

     Under current Treasury Regulations, backup withholding and information reporting will not apply to payments made by us or any agent of ours, in its capacity as such, to a Non-U.S. Holder of a New Senior Note if such holder has provided the required certification that it is not a United States person as set forth in the first bullet paragraph above, provided that neither us nor our agent has actual knowledge that the holder is a United States person. We or our agent may, however, report payments of interest on the New Senior Notes. Payments of the proceeds from a disposition by a Non-U.S. Holder of a New Senior Note made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that information reporting may apply to such payments if the broker is

     (1) a United States person,

     (2) a controlled foreign corporation for U.S. federal income tax purposes,

     (3) a foreign person 50% or more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period, or

     (4) with respect to payments made after December 31, 1999, a foreign partnership, if at any time during its tax year, one or more of its partners are U.S. persons, as defined in Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its tax year, such foreign partnership is engaged in a U.S. trade or business.

     Payments of the proceeds from a disposition by a Non-U.S. Holder of a New Senior Note made to or through the U.S. office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its taxpayer identification number or otherwise establishes an exemption from information reporting and backup withholding.

     Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder would be allowed as a refund or a credit against such holder's U.S. federal income tax liability, provided the required information is furnished to the IRS.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Senior Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Senior Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Senior Notes received in exchange for Old Senior Notes where such Old Senior Notes were acquired as a result of market-making activities or other trading activities. We have agreed that we will, for a period of 90 days after the consummation of the Exchange Offer, make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

     We will not receive any proceeds from any sale of New Senior Notes by broker-dealers. New Senior Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Senior Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Senior Notes. Any broker-dealer that resells New Senior Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Senior Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Senior Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 90 days after the consummation of the Exchange Offer, we will promptly send additional copies of the Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such document in the Letter of Transmittal. We have agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the New Senior Notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

     Following consummation of the Exchange Offer, we may, in our sole discretion, commence one or more additional exchange offers to holders of Old Senior Notes who did not exchange their Old Senior Notes for New Senior Notes in the Exchange Offer on terms which may differ from those contained in the Registration Agreement. This Prospectus, as it may be amended or supplemented from time to time, may be used by us in connection with any such additional exchange offers. Such additional exchange offers will take place from time to time until all outstanding Old Senior Notes have been exchanged for New Senior Notes pursuant to the terms and conditions contained herein.


                        VALIDITY OF THE NEW SENIOR NOTES

     The validity of the New Senior Notes will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson (a partnership including professional corporations), New York, New York.


                                     EXPERTS

     The consolidated financial statements and the supplemental consolidated financial statements of Allied as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference in reliance upon the authority of said firm as experts in giving said reports.

     The consolidated balance sheets of American Disposal Services, Inc. as of December 31, 1997 and 1996 and the consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997 of

American Disposal Services, Inc. incorporated by reference in this Prospectus have been incorporated herein in reliance on the report of Ernst & Young LLP, independent auditors, given on the authority of such firm as experts in accounting and auditing.

     The balance sheets of the Rabanco Companies and Regional Disposal Company as of December 21, 1996 and 1995 and the statements of income and changes in equity and cash flows for each of the two years in the period ended December 31, 1996 of the Rabanco Companies and Regional Disposal Company incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been incorporated herein in reliance on the reports of Sweeney Conrad, P.S., independent auditors, given on the authority of such firm as experts in accounting and auditing.

                                     [LOGO]







                               ALLIED WASTE NORTH
                                  AMERICA, INC.



                                    OFFER FOR
              ALL OUTSTANDING 7 3/8% SERIES A SENIOR NOTES DUE 2004
                                 IN EXCHANGE FOR
                      7 3/8% SERIES B SENIOR NOTES DUE 2004

              ALL OUTSTANDING 7 5/8% SERIES A SENIOR NOTES DUE 2006
                                 IN EXCHANGE FOR
                      7 5/8% SERIES B SENIOR NOTES DUE 2006

              ALL OUTSTANDING 7 7/8% SERIES A SENIOR NOTES DUE 2009
                                 IN EXCHANGE FOR
                      7 7/8% SERIES B SENIOR NOTES DUE 2009


                                  -------------
                                   PROSPECTUS
                                  -------------








                                JANUARY 27, 1999

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action. In an action brought to obtain a judgment in the corporation's favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorney's fees, actually and reasonably incurred in connection with the defense or settlement of such action, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no such person shall have been adjudged liable to the corporation except as claim was brought. In any type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses.

     The statute does permit indemnification unless the person seeking indemnification has acted in good faith and in a manner be reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. The statute contains additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (1) by a majority vote of a quorum of disinterested members of the board of directors, (2) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (3) by the stockholders.

     The Company's Certificate of Incorporation and Bylaws require the Company to indemnify its directors to the fullest extent permitted under Delaware law. Pursuant to employment agreements entered into by the Company with its executive officers and certain other key employees, the Company must indemnify such officers and employees in the same manner and to the same extent that, the Company is required to indemnify its directors under the Company's Bylaws. The Company's Certificate limits the personal liability of a director to the corporation or its stockholders to damages for breach of the director's fiduciary duty.

     The Company has purchased insurance on behalf of its directors and officers against certain liabilities that may be asserted against, or incurred by, such persons in their capacities as directors or officers of the registrant, or that may arise out of their status as directors or officers of the registrant, including liabilities under the federal and state securities laws. The Company has entered into indemnification agreements to indemnify its directors to the extent permitted under Delaware law.

ITEM 21. EXHIBITS AND FINANCIAL DATA SCHEDULES.

     (A) EXHIBITS

     The following is a list of all the exhibits filed as part of the Registration Statement.

 NUMBER                               DESCRIPTION
--------------------------------------------------------------------------------
  *4.1 Indenture relating to the 1998 Senior Notes, dated as of December 23, 1998, by and among the Company and U.S. Bank Trust National Association, as Trustee, with respect to the Notes and Exchange Notes.
  *4.2 Five Year Series Supplement Indenture relating to the 1998 Five Year Note, dated December 23, 1998, among the Company, the Guarantors and the Trustee.
  *4.3   Form of Series B Five Year Note (included in Exhibit 4.2)
  *4.4 Seven Year Series Supplement Indenture relating to the 1998 Seven Year Note, dated December 23, 1998, among the Company, the Guarantors and the Trustee.
  *4.5   Form of Series B Seven Year Note (included in Exhibit 4.4)
  *4.6 Ten Year Series Supplement Indenture relating to the 1998 Ten Year Note, dated December 23, 1998, among the Company, the Guarantors and the Trustee.
  *4.7   Form of Series B Ten Year Note (included in Exhibit 4.6)

 **5.1 Opinion of Fried, Frank, Harris, Shriver & Jacobson, as to the legality of the securities, dated January 26, 1999.

 *10.1 Registration Rights Agreement, dated as of December 23, 1998, by and among the Company, the Guarantors and Donaldson, Lufkin & Jenrette Securities Corporation, relating to the $225,000,000 7 3/8% Senior Notes due 2004.
 *10.2 Registration Rights Agreement, dated December 23, 1998, by and among the Company, the Guarantors, and Donaldson, Lufkin & Jenrette Securities Corporation, relating to the $600,000,000 7 5/8% Senior Notes due 2006.
 *10.3 Registration Rights Agreement, dated December 23, 1998, by and among the Company, the Guarantors, and Donaldson, Lufkin & Jenrette Securities Corporation, Goldman Sachs & Co, Credit Suisse First Boston, Merrill, Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley Dean Witter Incorporated, Bear, Stearns & Co. Inc., BT Alex. Brown, CIBC Oppenheimer, Salomon Smith Barney Inc., relating to the $875,000,000 7 7/8% Senior Notes due 2009.
 *10.4 Purchase Agreement dated December 14, 1998, by and among the Company, the Guarantors and Donaldson, Lufkin & Jenrette Securities Corporation, with respect to the 1998 Senior Notes.
 *12.1 Ratio of earnings to fixed charges. (Incorporated by Reference to Exhibit 12 to Allied's Form 10-Q dated September 30, 1998.
  23.1   Consent of Fried, Frank, Harris, Shriver & Jacobson (included in
         Exhibit 5.1)

**23.2   Consent of Arthur Andersen LLP.


**23.3   Consent of Sweeney Conrad PC


**23.4   Consent of Ernst & Young LLP.


**24.1 Powers of Attorney (included in the signature pages to this Registration Statement).

 *25.1 Statement of Eligibility and Qualification of Trustee on Form T-1 of U.S. Bank Trust National Association under the Trust Indenture Act of 1939.
  27.1 Restated financial data schedule for the year ended December 31, 1997. (Incorporated by Reference to Allied's Form 8-K filed on October 29,
         1998)
  27.2 Restated financial data schedule for the year ended December 31, 1996. (Incorporated by Reference to Allied's Form 8-K filed on October 29,
         1998)
  27.3 Restated financial data schedule for the year ended December 31, 1995. (Incorporated by Reference to Allied's Form 8-K filed on October 29,
         1998)

**99.1 Letter of Transmittal, with respect to exchange Old Senior Notes and Exchange Notes.


**99.2 Notice of Guaranteed Delivery, with respect to Old Senior Notes and Exchange Notes.


**99.3 Instructions to Registered Holders from Beneficial Owners, with respect to the Old Senior Notes and Exchange Notes.


**99.4   Letter to Registered Holders.


**99.5   Letter to Our Clients.


    *    Previously Filed.


   **    Filed Herewith.

     (B) FINANCIAL STATEMENT SCHEDULES

     Schedules are omitted since the information required to be submitted has been included in the Supplemental Consolidated Financial Statements of the Company or the notes thereto, or the required information is not applicable.

ITEM 22. UNDERTAKINGS

The Registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

     (4) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (5) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (6) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, Allied Waste Industries, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 27th day of January, 1999.


                                  Allied Waste Industries, Inc.

                                  By:  /s/ Henry L. Hirvela
                                       _________________________
                                       Henry L. Hirvela
                                       Vice President and
                                       Chief Financial Officer



                                POWER OF ATTORNEY


         Each of the undersigned hereby appoints Thomas H. Van Weelden, Henry L. Hirvela, James S. Eng and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.


              SIGNATURE                                  TITLE


/s/ Thomas H. Van Weelden                  Chairman of the Board of Directors,
_______________________________________
                                           President and Chief Executive Officer
        Thomas H. Van Weelden                 (Principal Executive Officer)

/s/ Henry L. Hirvela                       Vice President -- Chief Financial

_______________________________________
          Henry L. Hirvela                 Officer
                                               (Principal Financial Officer)


/s/ James S. Eng                           Corporation Controller
_______________________________________
            James S. Eng                      (Principal Accounting Officer)


/s/ Nolan Lehmann                          Director
_______________________________________
            Nolan Lehmann


/s/ Michael Gross                          Director
_______________________________________
            Michael Gross


                                           Director
_______________________________________
           David B. Kaplan


/s/ Anthony P. Ressler                     Director
_______________________________________
          Antony P. Ressler

                                           Director
_______________________________________
          Howard A. Lipson


       /s/ Dennis Hendrix                  Director
_______________________________________
           Dennis Hendrix


       /s/ Roger A. Ramsey                 Director
_______________________________________
           Roger A. Ramsey


      /s/ Warren B. Rudman                 Director
_______________________________________
          Warren B. Rudman


        /s/ Vincent Tese                   Director
_______________________________________
            Vincent Tese

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, Allied Waste North America, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 27th day of January, 1999.


                                  Allied Waste North America, Inc.

                                  By: /s/ Henry L. Hirvela
                                     -----------------------------
                                       Henry L. Hirvela



                                POWER OF ATTORNEY

         Each of the undersigned hereby appoints Thomas H. Van Weelden, Henry L. Hirvela, James S. Eng and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 27, 1999.



              SIGNATURE                                  TITLE


       /s/ Thomas H. Van Weelden           Director, President and Chief
---------------------------------------    Executive Officer
         Thomas H. Van Weelden                (Principal Executive Officer)

         /s/ Henry L. Hirvela              Director, Vice President -- Chief
---------------------------------------    Financial Officer
           Henry L. Hirvela                   (Principal Financial Officer)

           /s/ James S. Eng                Corporation Controller
---------------------------------------       (Principal Accounting Officer)
             James S. Eng

          /s/ Steven M. Helm               Director, Vice President-Legal and
---------------------------------------    Corporate Secretary
            Steven M. Helm

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule A hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 27th day of January, 1999.


                                  On behalf of each Subsidiary
                                  Guarantor listed on Schedule
                                  A hereto.

                                  By: /s/ Donald W. Slager
                                      __________________________
                                       Donald W. Slager
                                       Executive Vice President



                                POWER OF ATTORNEY

         Each of the undersigned hereby appoints Donald W. Slager, G. Thomas Rochford, Jr., James S. Eng and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 27, 1999.


              SIGNATURE                                  TITLE

       /s/ Donald W. Slager
_______________________________________    Director and Executive Vice President
           Donald W. Slager                   (Principal Executive Officer)

    /s/ G. Thomas Rochford, Jr.
_______________________________________    Director and Treasurer
        G. Thomas Rochford, Jr.               (Principal Financial Officer and
                                               Principal Accounting Officer)

         /s/ James S. Eng
_______________________________________    Director
             James S. Eng

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule B hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 27th day of January, 1999.



                                  On behalf of each Subsidiary
                                  Guarantor listed on Schedule
                                  B hereto.

                                  By: /s/ Donald W. Slager
                                      __________________________
                                       Donald W. Slager
                                       President


                                POWER OF ATTORNEY




         Each of the undersigned hereby appoints Donald W. Slager, G. Thomas Rochford, Jr., James S. Eng and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 27, 1999.


              SIGNATURE                                  TITLE

       /s/ Donald W. Slager
_______________________________________    Director and President
           Donald W. Slager                   (Principal Executive Officer)

    /s/ G. Thomas Rochford, Jr.
_______________________________________    Director and Treasurer
        G. Thomas Rochford, Jr.               (Principal Financial Officer and
                                               Principal Accounting Officer)

         /s/ James S. Eng
_______________________________________    Director
             James S. Eng

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule C hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 27th day of January, 1999.



                                  On behalf of each Subsidiary
                                  Guarantor listed on Schedule
                                  C hereto.


                                  By:  /s/ Peter S. Hathaway
                                       ----------------------------
                                       Peter S. Hathaway
                                       President



                                POWER OF ATTORNEY


         Each of the undersigned hereby appoints Peter S. Hathaway, G. Thomas Rochford, Jr., Steven M. Helm and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 27, 1999.



              SIGNATURE                                  TITLE


       /s/ Peter S. Hathaway
      -----------------------------        Director and President
           Peter S. Hathaway                  (Principal Executive Officer)


       /s/ G. Thomas Rochford, Jr.
      -----------------------------        Treasurer
           G. Thomas Rochford, Jr.            (Principal Financial Officer and
                                               Principal Accounting Officer)

         /s/ Steven M. Helm
      -----------------------------        Director and Secretary
             Steven M. Helm

       /s/ Michael G. Hannon
      ----------------------------         Director
           Michael G. Hannon

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule D hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 27th day of January, 1999.


                                  On behalf of each Subsidiary
                                  Guarantor listed on Schedule
                                  D hereto.

                                  By:  /s/ Larry D. Henk
                                     ---------------------------------------
                                       Larry D. Henk
                                       President


                                POWER OF ATTORNEY



         Each of the undersigned hereby appoints Larry D. Henk, Steven M. Helm and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 27, 1999.



              SIGNATURE                                  TITLE


         /s/ Larry D. Henk                 Director and President
---------------------------------------       (Principal Executive Officer)
             Larry D. Henk

    /s/ G. Thomas Rochford, Jr.            Treasurer
---------------------------------------       (Principal Financial Officer and
        G. Thomas Rochford, Jr.                Principal Accounting Officer)


        /s/ Steven M. Helm                 Director
---------------------------------------
            Steven M. Helm

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule E hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 27th day of January, 1999.



                                  On behalf of each Subsidiary
                                  Guarantor listed on Schedule
                                  E hereto.

                                  By:  /s/ Henry L. Hirvela
                                       _______________________
                                       Henry L. Hirvela
                                       President


                                POWER OF ATTORNEY


         Each of the undersigned hereby appoints Henry L. Hirvela, G. Thomas Rochford, Jr. and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 27, 1999.



              SIGNATURE                                  TITLE


/s/ Henry L. Hirvela                       Director and President
_______________________________________       (Principal Executive Officer)
           Henry L. Hirvela


/s/ G. Thomas Rochford, Jr.                Treasurer
_______________________________________       (Principal Financial Officer and
        G. Thomas Rochford, Jr.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule F hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 27th day of January, 1999.



                                  On behalf of each Subsidiary
                                  Guarantor listed on Schedule
                                  F hereto.


                                  By:  /s/ James S. Eng
                                       ___________________
                                       James S. Eng
                                       President



                                POWER OF ATTORNEY


         Each of the undersigned hereby appoints Donald W. Slager, G. Thomas Rochford, Jr., James S. Eng and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 27, 1999.



              SIGNATURE                                  TITLE


/s/ James S. Eng                           Director and President
_______________________________________       (Principal Executive Officer)
         James S. Eng


/s/ G. Thomas Rochford, Jr.                Director and Treasurer
_______________________________________       (Principal Financial Officer and
       G. Thomas Rochford, Jr.                 Principal Accounting Officer)


/s/ Donald W. Slager                       Director and Vice President
_______________________________________
           Donald W. Slager

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule G hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 27th day of January, 1999.



                                  On behalf of each Subsidiary
                                  Guarantor listed on Schedule
                                  G hereto.

                                  By:/s/ Donald W. Slager
                                     -------------------------
                                       Donald W. Slager
                                       Executive Vice President


                                POWER OF ATTORNEY


         Each of the undersigned hereby appoints Donald W. Slager, G. Thomas Rochford, Jr., James S. Eng and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 27, 1999.


              SIGNATURE                                  TITLE


         /s/ Donald W. Slager              Executive Vice President
---------------------------------------       (Principal Executive Officer)
            Donald W. Slager

      /s/ G. Thomas Rochford, Jr.          Treasurer
---------------------------------------       (Principal Financial Officer and
        G. Thomas Rochford, Jr.                Principal Accounting Officer)


      /s/ Thomas H. Van Weeldan            Director, President and
---------------------------------------       Chief Executive Officer of Allied
         Thomas H. Van Weeldan                Waste North America, Inc. as
                                              Managing Member



          /s/ Henry L. Hirvela             Director, Vice President --
---------------------------------------       Chief Financial Officer of Allied
            Henry L. Hirvela                  Waste North America, Inc. as
                                              Managing Member



           /s/ Steven M. Helm              Director, Vice President -- Legal and
---------------------------------------       Corporate Secretary of Allied
             Steven M. Helm                   Waste North America, Inc. as
                                              Managing Member

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule H hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 27th day of January, 1999.


                                  On behalf of each Subsidiary
                                  Guarantor listed on Schedule
                                  H hereto.


                                  By: /s/ Donald W. Slager
                                     -------------------------
                                       Donald W. Slager
                                       President



                                POWER OF ATTORNEY


         Each of the undersigned hereby appoints Donald W. Slager, G. Thomas Rochford, Jr. and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 27, 1999.



              SIGNATURE                                  TITLE


         /s/ Donald W. Slager              Director and President
---------------------------------------       (Principal Executive Officer)
           Donald W. Slager

      /s/ G. Thomas Rochford, Jr.          Director and Treasurer
---------------------------------------       (Principal Financial Officer and
        G. Thomas Rochford, Jr.                Principal Accounting Officer)


           /s/ James S. Eng                Director
---------------------------------------
             James S. Eng

         /s/ Douglas W. Borro              Director
---------------------------------------
           Douglas W. Borro

                                           Director
---------------------------------------
              Ward Herst

           /s/ Jo Lynn White               Director
---------------------------------------
             Jo Lynn White

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule I hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 27th day of January, 1999.


                                  On behalf of each Subsidiary
                                  Guarantor listed on Schedule
                                  I hereto.

                                  By Allied Waste Landfill Holdings, Inc.
                                  General Partner

                                  By:  /s/ James S. Eng
                                       ________________________
                                       James S. Eng
                                       Attorney-in-fact



                                POWER OF ATTORNEY


         Each of the undersigned hereby appoints Thomas H. Van Weelden, Henry L. Hirvela, James S. Eng and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 27, 1999.


              SIGNATURE                                  TITLE



      /s/ James S. Eng                           Director of Allied Waste
______________________________________           Landfill Holdings, Inc.
          By James S. Eng



      /s/ Donald W. Slager                       Director of Allied Waste
______________________________________           Landfill Holdings, Inc.
          Donald W. Slager



      /s/ G. Thomas Rochford, Jr.                Director of Allied Waste
______________________________________           Landfill Holdings, Inc.
          G. Thomas Rochford, Jr.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule J hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 27th day of January, 1999.


                                  On behalf of each Subsidiary
                                  Guarantor listed on Schedule
                                  J hereto.


                                  By:  /s/ Donald W. Slager
                                       _____________________
                                       Donald W. Slager
                                       President



                                POWER OF ATTORNEY


         Each of the undersigned hereby appoints Donald W. Slager, G. Thomas Rochford, Jr. and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 27, 1999.


              SIGNATURE                                  TITLE


/s/ Donald W. Slager                       President
_______________________________________       (Principal Executive Officer)
        Donald W. Slager


/s/ G. Thomas Rochford, Jr.                Treasurer
_______________________________________       (Principal Financial Officer and
       G. Thomas Rochford, Jr.                 Principal Accounting Officer)


/s/ Thomas H. Van Weeldan                  Director, President
_______________________________________    and Chief Executive Officer of
    Thomas H. Van Weeldan                  Allied Waste North America Inc.
                                           as Managing Member

/s/ Henry L. Hirvela                       Director, Vice President - Chief
_______________________________________    Financial Officer of
    Henry L. Hirvela                       Allied Waste North America, Inc.
                                           as Managing Member

/s/ Steven M. Helm                         Director, Vice President - Legal
_______________________________________    and Corporate Secretary of
    Steven M. Helm                         Allied Waste North America, Inc.
                                           as Managing Member

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule K hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 27th day of January, 1999.


                                  On behalf of each Subsidiary
                                  Guarantor listed on Schedule
                                  K hereto.

                                  By: /s/ Larry D. Henk
                                     -------------------------
                                       Larry D. Henk
                                       President



                                POWER OF ATTORNEY


         Each of the undersigned hereby appoints Larry D. Henk, G. Thomas Rochford, Jr., Steven M. Helm and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 27, 1999.



              SIGNATURE                                  TITLE


           /s/ Larry D. Henk               Director and President
---------------------------------------       (Principal Executive Officer)
             Larry D. Henk

      /s/ G. Thomas Rochford, Jr.          Treasurer
---------------------------------------       (Principal Accounting Officer)
        G. Thomas Rochford, Jr.

          /s/ Steven M. Helm               Director
---------------------------------------
            Steven M. Helm

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule L hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 27th day of January, 1999.



                                  On behalf of each Subsidiary
                                  Guarantor listed on Schedule
                                  L hereto.

                                  By:  Allied Waste Landfill Holdings, Inc.
                                  General Partner

                                  By:  /s/ James S. Eng
                                     ---------------------------------
                                       James S. Eng
                                       Attorney-in-fact


                                  On behalf of each Subsidiary
                                  Guarantor listed on Schedule
                                  L hereto.

                                  By:  Allied Waste North America, Inc.
                                  General Partner

                                  By:  /s/ James S. Eng
                                     ---------------------------------
                                       James S. Eng
                                       Attorney-in-fact





              SIGNATURE                                  TITLE


          /s/  James S. Eng                Director of Allied Waste Landfill
 ------------------------------------      Holdings, Inc.
             James S. Eng


         /s/  Donald W. Slager             Director of Allied Waste Landfill
 ------------------------------------      Holdings, Inc.
           Donald W. Slager

      /s/  G. Thomas Rochford, Jr.         Director of Allied Waste Landfill
 ------------------------------------      Holdings, Inc.
        G. Thomas Rochford, Jr.

      /s/  Thomas H. Van Weelden           Director of Allied Waste
 ------------------------------------      North America, Inc.
        Thomas H. Van Weelden

        /s/  Henry L. Hirvela              Director of Allied Waste
 ------------------------------------      North America, Inc.
           Henry L. Hirvela

         /s/  Steven M. Helm               Director of Allied Waste
 ------------------------------------      North America, Inc.
            Steven M. Helm

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule M hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 27th day of January, 1999.

                                  On behalf of each Subsidiary
                                  Guarantor listed on Schedule
                                  M hereto.

                                  By: /s/ Donald W. Slager
                                     -------------------------
                                       Donald W. Slager
                                       President


                                POWER OF ATTORNEY


         Each of the undersigned hereby appoints Thomas H. Van Weelden, Henry L. Hirvela, James S. Eng and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 27, 1999.


              SIGNATURE                                  TITLE



         /s/ Donald W. Slager              President
---------------------------------------       (Principal Executive Officer)
            Donald W. Slager

      /s/ G. Thomas Rochford, Jr.          Treasurer
---------------------------------------       (Principal Financial Officer and
        G. Thomas Rochford, Jr.                Principal Accounting Officer)

       /s/ Thomas H. Van Weeldan           Director, President and
---------------------------------------        Chief Executive Officer of
         Thomas H. Van Weeldan                 Allied Waste North America, Inc.
                                               as Managing Member

         /s/ Henry L. Hirvela              Director, Vice President -- Chief
---------------------------------------        Financial Officer of Allied Waste
           Henry L. Hirvela                    North America, Inc. as Managing
                                               Member

         /s/ Steven M. Helm                Director, Vice President -- Legal
---------------------------------------        and Corporate Secretary of Allied
           Steven M. Helm                      Waste North America, Inc.
                                               as Managing Member

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule N hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 27th day of January, 1999.


                                  On behalf of each Subsidiary
                                  Guarantor listed on Schedule
                                  N hereto.


                                  By:  Liberty Waste Services
                                       of Illinois, L.L.C.
                                          Managing Member



                                  By:  Liberty Waste
                                       Services Limited, L.L.C
                                          Managing Member



                                  By:  American Disposal
                                       Services of Illinois, Inc.
                                          Managing Member



                                  By: /s/ Donald W. Slager
                                      __________________________
                                       Donald W. Slager
                                       President





              SIGNATURE                                  TITLE

/s/ Donald W. Slager
__________________________________________   Director and President of
    Donald W. Slager                         American Disposal Services of
                                             Illinois, Inc.

/s/ G. Thomas Rochford, Jr.
__________________________________________   Director and Treasurer of
    G. Thomas Rochford, Jr.                  American Disposal Services of
                                             Illinois, Inc.

/s/ James S. Eng
__________________________________________   Director of American Disposal
    James S. Eng                             Services of Illinois, Inc.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule O hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 27th day of January, 1999.



                                  On behalf of each Subsidiary
                                  Guarantor listed on Schedule
                                  O hereto.

                                  By:  Draw Enterprises Real Estate, Inc.
                                  General Partner


                                  By:  /s/ Donald W. Slager
                                  ------------------------------
                                       Donald W. Slager
                                       Executive Vice-President








              SIGNATURE                                  TITLE

      /s/ Donald W. Slager                   Director and Executive
---------------------------------------      Vice President of Draw Enterprises
            Donald W. Slager                 Real Estate, Inc.


      /s/ G. Thomas Rochford, Jr.            Director and Treasurer of
---------------------------------------      Draw Enterprises Real Estate, Inc.
        G. Thomas Rochford, Jr.

      /s/ James S. Eng                       Director of Draw Enterprises
---------------------------------------      Real Estate, Inc.
        James S. Eng

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule P hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 27th day of January, 1999.


                                  On behalf of each Subsidiary
                                  Guarantor listed on Schedule
                                  P hereto.

                                  By:  Liberty Waste Services Limited, L.L.C.
                                       Managing Member


                                  By:  American Disposal
                                       Services of Illinois, Inc.
                                       Managing Member


                                  By: /s/ Donald W. Slager
                                      ________________________________________
                                       Donald W. Slager
                                       President




              SIGNATURE                                  TITLE

/s/ Donald W. Slager
__________________________________________   Director and President of
    Donald W. Slager                         American Disposal Services of
                                             Illinois, Inc.

/s/ G. Thomas Rochford, Jr.
__________________________________________   Director and Treasurer of
    G. Thomas Rochford, Jr.                  American Disposal Services of
                                             Illinois, Inc.

/s/ James S. Eng
__________________________________________   Director of American Disposal
    James S. Eng                             Services of Illinois, Inc.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule Q hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 27th day of January, 1999.


                                  On behalf of each Subsidiary
                                  Guarantor listed on Schedule
                                  Q hereto.

                                  By:  American Disposal Services
                                       of Illinois, Inc.
                                       Managing Member


                                  By: /s/ Donald W. Slager
                                      ----------------------------
                                       Donald W. Slager
                                       President


              SIGNATURE                                  TITLE

            /s/ Donald W. Slager                 Director and President of
--------------------------------------------     American Disposal Services
             Donald W. Slager                    of Illinois, Inc.
                                                 as Managing Member


           /s/ G. Thomas Rochford, Jr.
------------------------------------------       Director and Treasurer of
               G. Thomas Rochford, Jr.           American Disposal Services of
                                                 Illinois, Inc.

          /s/ James S. Eng
------------------------------------------       Director of American Disposal
              James S. Eng                       Services of Illinois, Inc.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule R hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 27th day of January, 1999.



                                  On behalf of each Subsidiary
                                  Guarantor listed on Schedule
                                  R hereto.

                                  By: Rabanco Recycling, Inc.
                                      General Partner


                                  By: /s/ Donald W. Slager
                                     --------------------------
                                       Donald W. Slager
                                       Executive Vice-President

                                  By: Paper Fibers, Inc.
                                      General Partner


                                  By: /s/ Donald W. Slager
                                     --------------------------
                                       Donald W. Slager
                                       Executive Vice-President




              SIGNATURE                                  TITLE



 /s/ Donald W. Slager                      Director and Executive
---------------------------------------    Vice President of
     Donald W. Slager                      Rabanco Recycling, Inc.



 /s/ G. Thomas Rochford, Jr.               Director and Treasurer of
---------------------------------------    Rabanco Recycling, Inc.
     G. Thomas Rochford, Jr.



 /s/ James S. Eng                          Director of Rabanco Recycling, Inc.
---------------------------------------
     James S. Eng



 /s/ Donald W. Slager                      Director and Executive
---------------------------------------    Vice President of
     Donald W. Slager                      Paper Fibers, Inc.



 /s/ G. Thomas Rochford, Jr.               Director of Treasurer of
---------------------------------------    Paper Fibers, Inc.
     G. Thomas Rochford, Jr.



 /s/ James S. Eng                          Director of Paper Fibers, Inc.
---------------------------------------
     James S. Eng

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule S hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 27th day of January, 1999.


                                  On behalf of each Subsidiary
                                  Guarantor listed on Schedule
                                  S hereto.

                                  By:  /s/ Donald W. Slager
                                     ---------------------------------
                                       Donald W. Slager
                                       Executive Vice-President



                                POWER OF ATTORNEY


         Each of the undersigned hereby appoints Donald W. Slager, G. Thomas Rochford, Jr., James S. Eng and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 27, 1999.



              SIGNATURE                                  TITLE


       /s/  Donald W. Slager               Director and Executive Vice-President
 ------------------------------------           (Principal Executive Officer)
          Donald W. Slager

     /s/  G. Thomas Rochford, Jr.                   Director and Treasurer
 ------------------------------------         (Principal Financial Officer and
        G. Thomas Rochford, Jr.                  Principal Accounting Officer)


        /s/  James S. Eng                                  Director
 ------------------------------------
            James S. Eng

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule T hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 27th day of January, 1999.



                                  On behalf of each Subsidiary
                                  Guarantor listed on Schedule
                                  T hereto.

                                  By: ECDC Holdings, Inc.
                                      Managing Member


                                  By: /s/ Donald W. Slager
                                     --------------------------
                                       Donald W. Slager
                                       Executive Vice-President





              SIGNATURE                                  TITLE


       /s/ Donald W. Slager                Director and Executive Vice-President
---------------------------------------    of ECDC Holdings Inc.
           Donald W. Slager


       /s/ G. Thomas Rochford, Jr.          Director and Treasurer of
---------------------------------------     ECDC Holdings, Inc.
          G. Thomas Rochford, Jr.


      /S/ James S. Eng                      Director of
---------------------------------------     ECDC Holdings, Inc.
          James S. Eng

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule U hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 27th day of January, 1999.


                                  On behalf of each Subsidiary
                                  Guarantor listed on Schedule
                                  U hereto.

                                  By: Allied Waste Systems, Inc.
                                      Managing Member


                                  By: /s/ Donald W. Slager
                                     ----------------------------
                                       Donald W. Slager
                                       President



              SIGNATURE                                  TITLE



         /s/ Donald W. Slager          Director and Executive Vice-President of
-----------------------------------    Allied Waste Systems, Inc.
            Donald W. Slager


        /s/ G. Thomas Rochford, Jr.   Director and Treasurer of
-----------------------------------   Allied Waste Systems, Inc.
            G. Thomas Rochford, Jr.

       /s/ James S. Eng               Director of Allied Waste
-----------------------------------   Systems, Inc.
           James S. Eng

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule V hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 27th day of January, 1999.



                                  On behalf of each Subsidiary
                                  Guarantor listed on Schedule
                                  V hereto.

                                  By:  Rabanco Recycling, Inc.
                                  General Partner


                                  By:  /s/ Donald W. Slager
                                     ---------------------------------
                                       Donald W. Slager
                                       Executive Vice-President


                                  By:  Rabanco, Ltd.


                                  By:  /s/ Donald W. Slager
                                     ---------------------------------
                                       Donald W. Slager
                                       Executive Vice-President





              SIGNATURE                                  TITLE



         /s/ Donald W. Slager              Director and Executive
 ------------------------------------      Vice President of
             Donald W. Slager              Rabanco Recycling, Inc.




         /s/ G. Thomas Rochford, Jr.       Director and Treasurer of
 ------------------------------------      Rabanco Recycling, Inc.
             G. Thomas Rochford, Jr.




        /s/ James S. Eng                   Director of
 ------------------------------------      Rabanco Recycling, Inc.
            James S. Eng



        /s/ Donald W. Slager               Director and Executive
 ------------------------------------      Vice President of
            Donald W. Slager               Rabanco, Ltd.



         /s/ G. Thomas Rochford, Jr.       Director and Treasurer of
 ------------------------------------      Rabanco, Ltd.
             G. Thomas Rochford, Jr.




        /s/ James S. Eng                   Director of
 ------------------------------------      Rabanco, Ltd.
            James S. Eng

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule W hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 27th day of January, 1999.



                                  On behalf of each Subsidiary
                                  Guarantor listed on Schedule
                                  W hereto.

                                  By:  United Waste Control Corp.
                                  General Partner


                                  By:  /s/ Donald W. Slager
                                  ------------------------------
                                       Donald W. Slager
                                       Executive Vice-President





              SIGNATURE                                  TITLE



       /s/ Donald W. Slager                        Director and Executive
-----------------------------------                Vice President of United
           Donald W. Slager                        Waste Control Corp.



       /s/ G. Thomas Rochford, Jr.                 Director and Treasurer of
-----------------------------------                United Waste Control Corp.
           G. Thomas Rochford, Jr.



       /s/ James S. Eng                            Director of United Waste
-----------------------------------                Control Corp.
           James S. Eng

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule X hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 27th day of January, 1999.



                                  On behalf of each Subsidiary
                                  Guarantor listed on Schedule
                                  X hereto.

                                  By:  Paper Fibres Company
                                  General Partner

                                  By: Rabanco Recycling, Inc.
                                  General Partner

                                  By:  /s/ Donald W. Slager
                                     ---------------------------------
                                       Donald W. Slager
                                       Executive Vice-President

                                  By:  Paper Fibers, Inc.
                                  General Partner

                                  By:  /s/ Donald W. Slager
                                     ---------------------------------
                                       Donald W. Slager
                                       Executive Vice-President


                                  By: CCAI, Inc.
                                  General Partner


                                 By:  /s/ Donald W. Slager
                                     ---------------------------------
                                      Donald W. Slager
                                      Executive Vice-President

                                  By: SSWI, Inc.
                                  General Partner


                                  By:  /s/ Donald W. Slager
                                     ---------------------------------
                                       Donald W. Slager
                                       Executive Vice-President




              SIGNATURE                                  TITLE



         /s/ Donald W. Slager           Director and Executive Vice-President of
 ------------------------------------   Rabanco Recycling, Inc.
             Donald W. Slager






         /s/ G. Thomas Rochford, Jr.   Director and Treasurer of
------------------------------------   Rabanco Recycling, Inc.
             G. Thomas Rochford, Jr.





         /s/ James S. Eng
------------------------------------   Director Rabanco Recycling, Inc.
             James S. Eng





         /s/ Donald W. Slager           Director and Executive Vice-President of
------------------------------------    Paper Fibers, Inc.
             Donald W. Slager





         /s/ G. Thomas Rochford, Jr.   Director and Treasurer of
------------------------------------   Paper Fiber, Inc.
             G. Thomas Rochford, Jr.





         /s/ James S. Eng
------------------------------------   Director of Paper Fibers, Inc.
             James S. Eng






        /s/ Donald W. Slager            Director and Executive Vice-President of
 ------------------------------------   CCAI, Inc.
            Donald W. Slager






         /s/ G. Thomas Rochford, Jr.
------------------------------------   Director and Treasurer of CCAI, Inc.
             G. Thomas Rochford, Jr.





         /s/ James S. Eng
------------------------------------   Director of CCAI, Inc.
             James S. Eng





        /s/ Donald W. Slager            Director and Executive Vice-President of
 ------------------------------------   SSWI, Inc.
            Donald W. Slager



        /s/ G. Thomas Rochford, Jr.     Director and Treasurer of
 ------------------------------------   SSWI, Inc.
            G. Thomas Rochford, Jr.



        /s/ James S. Eng                Director of SSWI, Inc.
 ------------------------------------
            James S. Eng

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule Y hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 27th day of January, 1999.



                                  On behalf of each Subsidiary
                                  Guarantor listed on Schedule
                                  Y hereto.

                                  By:  WJR Environmental, Inc.
                                  General Partner


                                  By:  /s/ Donald W. Slager
                                 ------------------------------
                                       Donald W. Slager
                                       Executive Vice-President





              SIGNATURE                                  TITLE



      /s/ Donald W. Slager              Director and Executive Vice-President of
-----------------------------------     WJR Environmental, Inc.
          Donald W. Slager



      /s/ G. Thomas Rochford, Jr.       Director and Treasurer of
-----------------------------------     WJR Environmental, Inc.
          G. Thomas Rochford, Jr.



      /s/ James S. Eng                  Director of WJR Environmental, Inc.
-----------------------------------
          James S. Eng

                                  EXHIBIT INDEX


NUMBER                                 DESCRIPTION

  *4.1 Indenture relating to the 1998 Senior Notes, dated as of December 23, 1998, by and among the Company and U.S. Bank Trust National Association, as Trustee, with respect to the Notes and Exchange Notes.
  *4.2 Five Year Series Supplement Indenture relating to the 1998 Five Year Note, dated December 23, 1998, among the Company, the Guarantors and the Trustee.
  *4.3     Form of Series B Five Year Note (included in Exhibit 4.2)
  *4.4 Seven Year Series Supplement Indenture relating to the 1998 Seven Year Note, dated December 23, 1998, among the Company, the Guarantors and the Trustee.
  *4.5     Form of Series B Seven Year Note (included in Exhibit 4.4)
  *4.6 Ten Year Series Supplement Indenture relating to the 1998 Ten Year Note, dated December 23, 1998, among the Company, the Guarantors and the Trustee.
  *4.7     Form of Series B Ten Year Note (included in Exhibit 4.6)

 **5.1 Opinion of Fried, Frank, Harris, Shriver & Jacobson, as to the legality of the securities, dated January 26, 1999.

 *10.1 Registration Rights Agreement, dated as of December 23, 1998, by and among the Company, the Guarantors and Donaldson, Lufkin & Jenrette Securities Corporation, relating to the $225,000,000 7 3/8% Senior Notes due 2004.
 *10.2 Registration Rights Agreement, dated December 23, 1998, by and among the Company, the Guarantors, and Donaldson, Lufkin & Jenrette Securities Corporation, relating to the $600,000,000 7 5/8% Senior Notes due 2006.
 *10.3 Registration Rights Agreement, dated December 23, 1998, by and among the Company, the Guarantors, and Donaldson, Lufkin & Jenrette Securities Corporation, Goldman Sachs & Co, Credit Suisse First Boston, Merrill, Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley Dean Witter Incorporated, Bear, Stearns & Co. Inc., BT Alex. Brown, CIBC Oppenheimer, Salomon Smith Barney Inc., relating to the $875,000,000 7 7/8% Senior Notes due 2009.
 *10.4 Purchase Agreement dated December 14, 1998, by and among the Company, the Guarantors and Donaldson, Lufkin & Jenrette Securities Corporation, with respect to the 1998 Senior Notes.
  12.1 Ratio of earnings to fixed charges. (Incorporated by Reference to Exhibit 12 to Allied's Form 10-Q dated September 30, 1998.
  23.1     Consent of Fried, Frank, Harris, Shriver & Jacobson (included in
           Exhibit 5.1)

**23.2     Consent of Arthur Andersen LLP.


**23.3     Consent of Sweeney Conrad PC


**23.4     Consent of Ernst & Young LLP.


**24.1 Powers of Attorney (included in the signature pages to this Registration Statement).

 *25.1 Statement of Eligibility and Qualification of Trustee on Form T-1 of U.S. Bank Trust National Association under the Trust Indenture Act of 1939.
  27.1 Restated financial data schedule for the year ended December 31, 1997. (Incorporated by Reference to Allied's Form 8-K filed on October 29, 1998)
  27.2 Restated financial data schedule for the year ended December 31, 1996. (Incorporated by Reference to Allied's Form 8-K filed on October 29, 1998)
  27.3 Restated financial data schedule for the year ended December 31, 1995. (Incorporated by Reference to Allied's Form 8-K filed on October 29, 1998)

**99.1 Letter of Transmittal, with respect to exchange Old Senior Notes and Exchange Notes.


**99.2 Notice of Guaranteed Delivery, with respect to Old Senior Notes and Exchange Notes.


**99.3 Instructions to Registered Holders from Beneficial Owners, with respect to the Old Senior Notes and Exchange Notes.


**99.4     Letter to Registered Holders.


**99.5     Letter to Our Clients.


    *      Previously Filed.



   **      Filed Herewith.